UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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Discovery Communications, Inc.

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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April 2, 2014

Dear Stockholders,

You are cordially invited to attend our annual meeting of stockholders at 10:00 a.m. on Friday, May 16, 2014 at our corporate headquarters at One Discovery Place, Silver Spring, Maryland 20910.

If you hold shares of Series A or Series B common stock or Series A convertible preferred stock, you will be asked to vote on a number of important matters, which are listed in the Notice of Annual Meeting of Stockholders (the “Notice”). The Board of Directors recommends a vote FOR the proposals listed as Items 1, 2 and 3 in the Notice.

Your vote is very important, regardless of the number of shares you own. Whether or not you plan to attend the Annual Meeting, please vote as soon as possible to make sure that your shares are represented.

Thank you for your continued support and interest in our company and I look forward to seeing you at the Annual Meeting.

Sincerely,

John S. Hendricks

Chairman of the Board

Discovery Communications, Inc.

DISCOVERY COMMUNICATIONS, INC.

a Delaware company

One Discovery Place

Silver Spring, Maryland 20910

(240) 662-2000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Discovery Communications Stockholders:

You are cordially invited to attend, and notice is hereby given of, the 2014 Annual Meeting of Stockholders of Discovery Communications, Inc. to be held at our offices at One Discovery Place, Silver Spring, Maryland, on Friday, May 16, 2014 at 10:00 a.m., local time, for the following purposes:

1. To elect six directors, three Class III directors to be voted on by the holders of our Series A common stock and Series B common stock, voting together as a single class, and three preferred stock directors to be voted on by the holders of our Series A preferred stock, voting separately as a class.

2. To vote upon a proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014.

3. To hold an advisory vote on executive compensation.

The stockholders will also act on any other business that may properly come before the Annual Meeting or any adjournments thereof.

The close of business on March 20, 2014 was the record date for determining the holders of shares of our Series A and Series B common stock and Series A convertible preferred stock entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. For a period of at least ten days prior to the Annual Meeting, a complete list of stockholders entitled to vote at the Annual Meeting will be open to the examination of any stockholder during ordinary business hours at our corporate headquarters located at One Discovery Place, Silver Spring, Maryland.

By Order of the Board of Directors,

Stephanie D. Marks

Corporate Secretary

April 2, 2014

2014 PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT

THE 2014 ANNUAL MEETING OF STOCKHOLDERS

Q:    Who is soliciting my vote?

A:    The Discovery Communications, Inc. Board of Directors is soliciting your vote on proposals being submitted for consideration at our Annual Meeting of Stockholders to be held on May 16, 2014.

Q:    What is the Notice of Internet Availability of Proxy Materials?

A:    In accordance with the SEC’s proxy delivery rules, we intend to commence distribution on or about April 2, 2014 of a notice (the “Notice of Internet Availability of Proxy Materials”) indicating that this Notice of 2014 Annual Meeting of Stockholders and Proxy Statement, our Annual Report to Stockholders and our Annual Report on Form 10-K will be made available at www.proxyvote.com. This website will also provide holders of our Series A and Series B common stock and Series A convertible preferred stock (“Series A preferred stock”) with instructions on how to vote their shares. The Notice of Internet Availability of Proxy Materials also indicates how to request printed copies of these materials, including, for holders of Series A and Series B common stock and Series A preferred stock, the proxy card or voting instruction card.

Q:    What matters will be voted on at the Annual Meeting?

A:    The principal business of the meeting will be the following matters:

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the election of three Class III directors by the holders of our Series A common stock and Series B common stock, voting together as a single class, and the election of three preferred stock directors by the holders of our Series A preferred stock, voting separately as a class;

•	the ratification of the appointment of PricewaterhouseCoopers LLP (“PwC”) to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2014; and

•	an advisory vote on executive compensation.

We will also transact such other business as may properly be presented at the Annual Meeting or at any postponements or adjournments thereof. However, we are not aware of any other matters to be acted upon at the Annual Meeting.

Q:    Who is entitled to vote at the Annual Meeting?

A:    The close of business on March 20, 2014 was the record date for determining the holders of our Series A and Series B common stock and Series A preferred stock entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof. The Notice of Internet Availability of Proxy Materials received by the holders of our Series A and Series B common stock and Series A preferred stock will explain how they may vote their shares. Holders of our non-voting Series C common stock and Series C convertible preferred stock (“Series C preferred stock”) may access and receive this proxy statement and related materials but are not entitled to vote at the Annual Meeting or any adjournment thereof.

Q:    How many shares can vote at the Annual Meeting and how many votes does each share have?

A:    As of March 20, 2014, we had outstanding 147,541,979 shares of Series A common stock, with each of those shares being entitled to one vote, 6,544,408 shares of Series B common stock, with each of those shares being entitled to 10 votes and 79,150,390 shares of Series C common stock, which are not entitled to vote. We also had outstanding 71,107,312 shares of Series A preferred stock, with each of those shares being entitled to one vote and 44,374,821 shares of Series C preferred stock, which are not entitled to vote.

Q:    How many shares must be present or represented at the Annual Meeting to conduct business at the meeting?

A:    With respect to Proposal 1, the presence, in person or by properly executed proxy, of the holders of a majority of the total voting power of the outstanding shares of (a) the Series A common stock and Series B common stock, voting together as a single class, entitled to a separate vote on the election of three Class III directors at the Annual Meeting will constitute a quorum for purposes of this class vote and (b) the Series A preferred stock entitled to a separate class vote on three preferred stock directors at the Annual Meeting will constitute a quorum for purposes of this class vote. The presence, in person or by properly executed proxy, of the holders of a majority in voting power of the Series A common stock, Series B common stock and Series A preferred stock, with the preferred stock considered on an as-converted to common stock basis, voting together as a single class, will constitute a quorum for the combined class votes on Proposals 2 and 3.

If a quorum is not present, the meeting will be adjourned until a quorum is obtained. Abstentions and broker non-votes (where a broker or nominee does not exercise discretionary authority to vote on a proposal) will be treated as present for purposes of determining the presence of a quorum.

Q:    What vote is required to elect directors?

A:    With respect to Proposal 1, three directors are to be elected by the holders of our Series A common stock and Series B common stock, voting together as a single class, and three directors are to be elected by the holders of our Series A preferred stock, voting separately as a class. In each separate class vote, the directors will be elected if they receive a plurality of the votes cast by the holders of the outstanding shares of Series A common stock and Series B common stock, voting together, and the Series A preferred stock, as applicable, present in person or by proxy and entitled to vote.

•	If you submitted a proxy card on which you indicated that you abstain from voting, it will have no effect on the election of directors; and

•	Broker non-votes will not be counted as votes cast and therefore will have no effect on the election of directors.

Q:    What vote is required to ratify the appointment of the independent registered public accounting firm?

A:    The affirmative vote of a majority of the votes cast by the holders of the outstanding Series A common stock, Series B common stock and Series A preferred stock, voting as a single class, present in person or by proxy and entitled to vote, is required to ratify Proposal 2.

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If you submit a proxy card on which you indicate that you abstain from voting, your abstention will not count as a vote “FOR” or “AGAINST” this proposal and will have no effect on the outcome of the ratification of the appointment of the independent registered public accounting firm; and

•	Broker non-votes will not be counted as votes cast and therefore will have no effect on the ratification proposal.

Q:    What vote is required with regard to the advisory vote on executive compensation?

A:    Stockholders are being asked to provide a non-binding advisory vote on the approval of our 2013 executive compensation. The affirmative vote of a majority of the votes cast by the holders of the outstanding Series A common stock, Series B common stock and Series A preferred stock, voting as a single class, present in person or by proxy and entitled to vote is required to approve Proposal 3.

•

If you submit a proxy card on which you indicate that you abstain from voting, your abstention will not count as a vote “FOR” or “AGAINST” this proposal and will have no effect on the outcome of the advisory vote on executive compensation; and

•	Broker non-votes will not be counted as votes cast and therefore will have no effect on the vote on this proposal.

Q:    How can I vote my shares at the Annual Meeting?

A:    If you are a holder of Series A or Series B common stock or Series A preferred stock as of the record date, telephone and Internet voting is available 24 hours a day through 11:59 p.m. (Eastern Time) on May 15, 2014. If you are located in the United States or Canada and are a stockholder of record, you can vote your shares by calling toll-free 1-800-690-6903. Whether you are a stockholder of record or a beneficial owner, you can also vote your shares by Internet at www.proxyvote.com.

Both the telephone and Internet voting systems have easy to follow instructions on how you may vote your shares and allow you to confirm that the system has properly recorded your vote. If you are voting your shares by telephone or Internet, you should have on hand when you call or access the website, as applicable, the Notice of Internet Availability of Proxy Materials, the proxy card or voting instruction card (for those holders who have received, by request, a hard copy of the proxy card or voting instruction card). If you vote by telephone or Internet, you do not need to return your proxy card to us.

If you have received, by request, a hard copy of the proxy card or voting instruction card, and wish to submit your proxy by mail, you must complete, sign and date the proxy card or voting instruction card and return it in the envelope provided so that it is received prior to the Annual Meeting.

Properly completed proxies will be voted as you direct. Properly executed proxies that do not contain voting instructions will be voted “FOR” Proposals 1, 2 and 3.

While we encourage holders of Series A and Series B common stock and Series A preferred stock to vote by proxy, you also have the option of voting your shares of Series A and Series B common stock and Series A preferred stock in person at the Annual Meeting. If your shares of Series A or Series B common stock or Series A preferred stock are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to such shares of stock and you have the right to attend the Annual Meeting and vote in person, subject to compliance with the procedures described below. If your shares of Series A or Series B common stock or Series A preferred stock are held in a brokerage account or by a bank or other nominee, you are the beneficial owner of such shares. As such, in order to vote in person, you must obtain and present at the time of admission a properly executed proxy from the stockholder of record (i.e., your broker, bank or other nominee) giving you the right to vote the shares of Series A or Series B common stock or Series A preferred stock.

Q:    If my Discovery shares are held in “street name” by a broker, bank or other nominee, will the broker, bank or other nominee vote my shares on each of the annual business proposals?

A:    If you hold your shares in street name and do not give instructions to your broker, bank or other nominee, the broker, bank or other nominee will be able to vote your shares with respect to “discretionary items” but will not be able to vote your shares with respect to “non-discretionary items” and your shares will be treated as

“broker non-votes.” “Broker non-votes” are shares that are held in street name by a bank, broker or other nominee that indicates on its proxy that it does not have discretionary authority to vote on a particular matter. The ratification proposal is a “discretionary item” and the election of directors proposal and the advisory vote on executive compensation proposal are “non-discretionary items.” Accordingly, if you hold your shares in street name and do not provide voting instructions to your broker, bank or other nominee, your shares may, in the discretion of the broker, bank or other nominee, be voted on the ratification proposal. If you hold your shares in street name and do not provide voting instructions to your broker, bank or other nominee, your shares will NOT be voted on the election of directors proposal or the advisory vote on executive compensation proposal.

Q:    May I change or revoke my vote after returning a proxy card or voting by telephone or over the Internet?

A:    Yes. Before your proxy is voted at the Annual Meeting, you may change or revoke your vote on the proposals by telephone or over the Internet (if you originally voted by telephone or over the Internet), by voting in person at the Annual Meeting or by delivering a signed proxy revocation or a new signed proxy with a later date to: Discovery Communications, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

Any signed proxy revocation or new signed proxy must be received before the start of the Annual Meeting. Your attendance at the Annual Meeting will not, by itself, revoke your proxy.

If your shares are held in an account by a broker, bank or other nominee whom you previously contacted with voting instructions, you should contact your broker, bank or other nominee to change your vote.

Q:    How do I obtain admission to the Annual Meeting?

A:    Stockholders of record on the record date will be admitted to the Annual Meeting with photo identification and proof of stock ownership, such as the Notice of Internet Availability of Proxy Materials. If you hold Discovery stock in street name, you must bring a copy of an account statement reflecting your stock ownership as of the record date. If you plan to attend as the proxy of a stockholder, you must present valid proof of proxy. Cameras, recording devices and other electronic devices are not permitted at the Annual Meeting.

Q:    Who will bear the cost of soliciting votes for the Annual Meeting?

A:    We will pay the cost of solicitation of proxies, including the preparation, website posting, printing and delivery of the Notice of Internet Availability of Proxy Materials, proxy statement and related materials. We will furnish copies of these materials to banks, brokers, fiduciaries, custodians and other nominees that hold shares on behalf of beneficial owners so that they may forward the materials to beneficial owners.

CORPORATE GOVERNANCE

The corporate governance practices of Discovery Communications, Inc. (“us,” “we,” the “Company” or “Discovery”) are established and monitored by our Board of Directors. The Board regularly assesses Discovery’s governance policies in light of legal requirements and governance best practices.

Corporate Governance Guidelines

Discovery’s corporate governance practices are embodied in a formal document that has been approved by our Board of Directors. These corporate governance guidelines (the “Guidelines”) are posted on our website at www.discoverycommunications.com. These guidelines, which provide a framework for the conduct of the Board’s business, provide that:

•	the Board’s responsibility is to oversee the management of Discovery and to help ensure that the interests of the stockholders are served;

•	a majority of the members of the Board shall be independent directors;

•	the independent directors meet at least twice a year in executive session;

•	directors have unimpeded access to senior management and, as necessary and appropriate, independent advisors;

•	all directors are encouraged to participate in continuing director education on an ongoing basis; and

•	the Board and its committees will conduct self-evaluations to determine whether they are functioning effectively.

The Board periodically reviews the Guidelines and most recently updated them in March 2012. Printed copies of our Guidelines are available to any stockholder upon request to the Corporate Secretary, at the address specified below under “—Stockholder Communication with Directors.”

Director Independence

It is our policy that a majority of the members of our Board of Directors be independent. For a director to be deemed independent, a director must be independent as determined under Rule 5605(a)(2) of the Nasdaq Marketplace Rules and, in the Board of Directors’ judgment, the director must not have a relationship with Discovery that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Nasdaq Marketplace Rules require that, subject to specified exceptions, (i) each member of a listed company’s audit, compensation and nominating and governance committees be independent, (ii) audit committee members also satisfy independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and (iii) compensation committee members also satisfy independence criteria set forth in Rule 5605(d)(2)(A) of the Nasdaq Marketplace Rules. Discovery’s Board of Directors has determined that S. Decker Anstrom, Robert R. Beck, Robert R. Bennett, Paul A. Gould, John C. Malone, Robert J. Miron, Steven A. Miron, M. LaVoy Robison and J. David Wargo are independent directors.

In order to be considered to be independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the Board of Directors, or any other board committee: (1) accept any consulting, advisory, or other compensatory fee from the listed company, other than for board service; or (2) be an affiliated person of the listed company. Discovery’s Board of Directors has determined that S. Decker Anstrom, M. LaVoy Robison and J. David Wargo are independent for purposes of Rule 10A-3.

In order to be considered to be independent for purposes of Rule 5605(d)(2)(A), a member of a compensation committee of a listed company may not, other than in his or her capacity as a member of the compensation committee, the Board of Directors or any other board committee: (1) accept any consulting, advisory, or other compensatory fee from the listed company, other than for board service; or (2) be an affiliated person of the listed company. Discovery’s Board of Directors has determined that Robert Beck, Paul Gould and Robert Miron are independent for purposes of Rule 5605(d)(2)(A).

Board Leadership Structure

Discovery historically has separated the roles of Chief Executive Officer and Chairman of the Board. The CEO is responsible for setting Discovery’s strategic direction, providing leadership and driving the performance of the Company, while the Chairman of the Board provides guidance to the CEO, sets the agenda for Board meetings and presides over meetings of the full Board. As executed through the creative vision and innovative spirit of John Hendricks, our Chairman, and the dynamic leadership of David Zaslav, our CEO, the Board has felt that this structure is appropriate for Discovery. With the announced resignation of John Hendricks, our Chairman, from the Board, the Board of Directors will be assessing Discovery’s corporate governance structure, including the role of the Chairman of the Board.

Code of Ethics

We have a Code of Ethics (the “Code”) that is applicable to all of our directors, officers and employees. The Board approved the original Code in September 2008 and adopted a revised Code on April 25, 2012. The Code is available, and any amendments or waivers that would be required to be disclosed are posted, on our website at www.discoverycommunications.com. Printed copies of the Code are also available upon request to the Corporate Secretary at the address specified below, under “—Stockholder Communication with Directors.”

Committees of the Board of Directors

Audit Committee

The Board of Directors has established an Audit Committee, whose members are Messrs. Robison (Chair), Anstrom and Wargo. The Board of Directors has determined that M. LaVoy Robison is an “Audit Committee Financial Expert” as defined under SEC rules. The Audit Committee reviews and monitors the corporate financial reporting and the internal and external audits of Discovery. The committee’s functions include, among other things:

•	appointing or replacing our independent registered public accounting firm;

•	reviewing and approving in advance the scope of, and fees for, our annual audit and reviewing the results of our audits with our independent registered public accounting firm;

•	reviewing and approving in advance the scope of, and the fees for, non-audit services of our independent registered public accounting firm;

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reviewing our audited financial statements with our management and independent registered public accounting firm and making recommendations regarding inclusion of such audited financial statements in certain of our public filings;

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overseeing the performance of services by our independent registered public accounting firm, including holding quarterly meetings to review the quarterly reports of our independent registered public accounting firm; discussing with our independent registered public accounting firm issues regarding the ability of our independent registered public accounting firm to perform such services; obtaining, annually, a letter from our independent registered public accounting firm addressing internal control; reviewing with our independent registered public accounting firm any audit-related problems or difficulties and the response of our management; and addressing other general oversight issues;

•	reviewing compliance with, and the adequacy of, our existing major accounting and financial reporting policies;

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overseeing the implementation and maintenance of an internal audit function; periodically reviewing the results and findings of the internal audit function; and coordinating with management to ensure that the issues associated with such results and findings are addressed;

•	reviewing and overseeing compliance with, and establishing procedures for, the treatment of alleged violations of the Code; and

•	preparing the audit committee report required by SEC rules, which is included on page 21 of this proxy statement.

The Board of Directors has adopted a written charter for the Audit Committee, which is available on our website at www.discoverycommunications.com.

Compensation Committee

The Board of Directors has established a Compensation Committee, whose members are Messrs. R. Miron (Chair), Beck and Gould. The committee’s functions include, among other things:

•	reviewing and approving corporate goals and objectives relevant to our CEO’s compensation;

•	evaluating our CEO;

•	determining our CEO’s compensation;

•	reviewing and approving the compensation of our other executive officers and certain other executives;

•	reviewing and making recommendations on stock compensation arrangements for all employees;

•	reviewing and making recommendations to the Board for compensation of non-employee directors for their service on the Board and its committees;

•	overseeing the structure of employee benefit programs and other compensation programs;

•	reviewing and discussing annually with management our “Compensation Discussion and Analysis,” which is included beginning on page 23 of this proxy statement; and

•	preparing the compensation committee report required by SEC rules, which is included on page 22 of this proxy statement.

The Compensation Committee reviews all forms of compensation provided to our executive officers and has approved the same, with the exception of some equity awards and awards under the Discovery Communications, Inc. 2005 Incentive Plan (the “2005 Stock Plan”), which prior to 2012 were approved by the Equity Compensation Subcommittee (the “Subcommittee”), as discussed below.

From 2008 to 2012, R. Miron did not qualify as a “non-employee director,” under the SEC’s rules, which provide certain exemptions from Section 16 of the Exchange Act for equity awards approved by a committee composed entirely of non-employee directors because Mr. Miron’s son-in-law was one of our employees. As a result of Mr. Miron’s son-in-law’s departure from Discovery in April 2010, Mr. Miron qualified as a “non-employee director” under the SEC rules, beginning in May 2012. Accordingly, on June 26, 2012, the Board approved the elimination of the Subcommittee and from thenceforth, all activities carried out by the Subcommittee have been performed by the Compensation Committee.

The Board of Directors has adopted a written charter for the Compensation Committee, which is available on Discovery’s website at www.discoverycommunications.com.

The processes and procedures followed by our Compensation Committee in considering and determining executive compensation, including the use of consultants and other outside advisors, are described below in “Compensation Discussion and Analysis.”

Compensation Committee Interlocks and Insider Participation

No member of Discovery’s Compensation Committee is a current or former officer or, during 2013 was an employee, of Discovery or any of its subsidiaries. None of Discovery’s executive officers has served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity whose executive officers served as one of our directors or a member of the Compensation Committee.

Nominating and Corporate Governance Committee

The Discovery Board of Directors has established a Nominating and Corporate Governance Committee, whose members are Messrs. Wargo (Chair), Gould, S. Miron and Robison. In considering whether to recommend any candidate for inclusion in the Board’s slate of recommended director nominees, including candidates recommended by stockholders, the Nominating and Corporate Governance Committee will apply the criteria set forth in our Guidelines. These criteria include the candidate’s integrity, business acumen, experience, commitment, diligence, conflicts of interest and the ability to act in the interests of all stockholders. Our Guidelines specify that the backgrounds and qualifications of the directors considered as a group should provide a significant breadth of experience, knowledge and abilities that will assist the Board in fulfilling its responsibilities. The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. The Nominating and Corporate Governance Committee does not have a formal policy with respect to diversity; however, the Board and the Nominating and Corporate Governance Committee believe that it is essential that the Board members represent diverse viewpoints.

The Nominating and Corporate Governance Committee’s primary functions are:

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to oversee corporate governance matters generally, including reviewing and recommending changes in our Guidelines, and the independence standards and qualifications for Board membership set forth in the Guidelines;

•	to oversee the annual evaluation of the performance of the Board and each of its other committees;

•	to identify individuals qualified to be members of the Board and to recommend Board nominees;

•	to review and make recommendations concerning the independence of Board members;

•	to review and approve related person transactions;

•	to review the membership qualifications of Board members under the Guidelines; and

•	to review and make recommendations concerning membership on Board committees and on committee structure and responsibilities.

Discovery’s Board of Directors has adopted a written charter for the Nominating and Corporate Governance Committee, which is available on Discovery’s website at www.discoverycommunications.com.

Executive Committee

The primary function of the Executive Committee is to exercise powers of the Board on matters of an urgent nature that arise between regularly scheduled Board meetings, subject to certain limitations. For example, the Executive Committee may not exercise the Board’s powers to approve matters that must be submitted to the stockholders for their approval, appoint directors or officers, amend our Certificate of Incorporation or Bylaws or approve offerings of our capital stock. The members of the Executive Committee are Messrs. Hendricks (Chair), Bennett, Malone, R. Miron and Zaslav. Mr. Hendricks’ service on the Executive Committee will cease upon his resignation from the Board effective with the close of business on May 16, 2014, the date of our Annual Meeting of Stockholders.

Other Committees

The Board, by resolution, may from time to time establish certain other committees of the Board, consisting of one or more of the directors of Discovery. Any committee so established will have the powers delegated to it by resolution of the Board, subject to applicable law.

Board Role in Risk Oversight

The Board has an active role, as a whole and at the committee level, in overseeing management of Discovery’s risks. The Board regularly reviews information regarding our credit, liquidity and operations, as well as the risks associated with each. The Company’s Compensation Committee is responsible for overseeing the management of risks relating to our incentive compensation plans and arrangements. The Audit Committee oversees management of financial reporting risks. The Nominating and Corporate Governance Committee manages risks associated with the independence of the Board of Directors and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports and management presentations to the full Board about such risks.

Board Meetings

During 2013, there were 13 meetings of Discovery’s Board of Directors, 23 meetings of Discovery’s Compensation Committee, six meetings of Discovery’s Audit Committee, five meetings of Discovery’s Nominating and Corporate Governance Committee and one meeting of Discovery’s Executive Committee.

Director Attendance at Board and Annual Meetings

In 2013, each director of Discovery attended at least 75% of the aggregate of the number of Board meetings and the number of meetings held by all committees on which he served. Discovery’s Board of Directors encourages all members of the Board to attend each annual meeting of the Company’s stockholders. Ten directors attended Discovery’s last annual meeting in May 2013, in person or by teleconference.

Director Nomination Process

Under its charter, the Nominating and Corporate Governance Committee is responsible for recommending to the Board the slate of nominees to be proposed for election by the Series A and Series B common stockholders at our annual meeting and for reviewing proposals for nominations from stockholders that are submitted in accordance with the procedures summarized below.

The Nominating and Corporate Governance Committee has the authority to employ a variety of methods for identifying and evaluating potential Board nominees. Candidates for vacancies on the Board may come to the attention of the committee through several different means, including recommendations from Board members, senior management, professional search firms, stockholder nominations and other sources.

The Nominating and Corporate Governance Committee considers all nominations submitted by stockholders that meet the eligibility requirements outlined in our Bylaws. As required by our Bylaws, stockholder nominations of candidates for election as directors must be submitted in writing to the Corporate Secretary, Discovery Communications, Inc., One Discovery Place, Silver Spring, Maryland 20910, no later than the close of business on the 60th day nor earlier than the 90th day prior to the anniversary of the preceding year’s annual meeting. The deadline for stockholder nominations of candidates for election as directors was March 14, 2014. We have not received any stockholder nominations of candidates for election as directors for the Annual Meeting. For information on what must be included in the written notice to nominate a candidate for election at the next annual meeting of stockholders, see “Stockholder Proposals” below.

In considering whether to recommend any particular candidate for inclusion in the Board’s slate of director nominees, the Nominating and Corporate Governance Committee applies the criteria set forth in our Guidelines. Under these criteria, a candidate:

•	should have a reputation for integrity, honesty and adherence to high ethical standards;

•

should have demonstrated business acumen, experience and ability to exercise sound judgment in matters that relate to the current and long-term objectives of the Company and should be willing and able to contribute positively to the decision-making process of the Company;

•	should have a commitment to understand the Company and its industry and to regularly attend and participate in meetings of the Board and its committees;

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should have an understanding of the sometimes conflicting interests of the various constituencies of the Company, which include stockholders, employees, customers, governmental units, creditors and the general public, and should act in the interests of all stockholders; and

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shall not have, nor appear to have, a conflict of interest that would impair the nominee’s ability to represent the interests of all the Company’s stockholders and to fulfill the responsibilities of a director.

The Guidelines also provide that directors shall be selected on the basis of talent and experience and that diversity of background, including diversity of gender, race, ethnic or geographic origin, age, and experience in business, government and education and in media, entertainment and other areas relevant to the Company’s activities are factors in the selection process.

The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. In selecting candidates for election to the Board, the Board also considers a director’s independence. These independence standards incorporate the independence standards set forth in the Corporate Governance Rules of Nasdaq. Stockholder nominees for election to the Board will be evaluated by the Nominating and Corporate Governance Committee based on the criteria specified above and using the same process as a nominee recommended by the Board or management.

Stockholder Communication with Directors

Discovery’s stockholders may send communications to Discovery’s Board of Directors or to individual directors by mail addressed to the Board of Directors or to an individual director c/o Discovery Communications, Inc., One Discovery Place, Silver Spring, Maryland 20910. All communications from stockholders will be forwarded to Discovery’s directors on a timely basis.

BOARD COMPENSATION

The Compensation Committee reviews compensation for our non-employee directors. The components of our non-employee director compensation are cash fees and equity awards. The Board believes that appropriate compensation levels help attract and retain superior candidates for Board service and that director compensation should be weighted toward equity-based compensation to enhance alignment with the interests of our stockholders.

We do not have any pension or retirement plans for our non-employee directors. Employee directors do not receive any compensation for their Board service.

The following table shows the cash and equity compensation levels that were in effect in 2013.

2013 Discovery Non-Employee Director Compensation Levels

Board Service
Cash Compensation
Annual Retainer	$80,000
Initial and Annual Equity Compensation
Restricted Stock Units	$57,500
Stock Options	$57,500

Committee Service Annual Retainers (cash)
Audit Committee	$20,000
Compensation Committee	$27,500
Nominating and Corporate Governance Committee	$10,000
Audit Committee Chair	$30,000
Compensation Committee Chair	$37,500
Nominating and Corporate Governance Committee Chair	$15,000

Cash Compensation. Cash compensation for non-employee directors consists solely of the annual retainers described above. Annual retainers are paid in quarterly installments. For the purpose of calculating these retainers and fees, the annual period commences with the election of directors at the annual meeting. The retainer paid to non-employee directors who are elected or appointed after the most recent annual stockholders’ meeting is prorated based on the quarter in which they join the Board.

Equity Compensation. Prior to May 14, 2013, non-employee directors received stock-based compensation under our 2005 Non-Employee Director Incentive Plan. Effective May 14, 2013, non-employee directors receive stock-based compensation under our Amended Non-Employee Director Incentive Plan. The Board determined for 2013 that the equity awards to directors should consist equally of stock options and restricted stock units (“RSUs”) of Series A common stock. Annual equity grants are made on the date of the annual meeting. Equity awards for directors who are elected or appointed after the most recent annual stockholders’ meeting are prorated based on when they join the Board. The exercise price of options granted to our non-employee directors is equal to the fair market value of a share of our Series A common stock on the date of the grant. The number of Series A common stock options is calculated by dividing the dollar amount of the award by the Black-Scholes value of options for our Series A common stock on the day before the grant date. This may result in the Black-Scholes value of the grant being slightly different from the target value of the grants. The number of RSUs is calculated by dividing the dollar amount of the award by the fair market value of our Series A common stock on the grant date. Both stock options and RSUs will vest 100% on the one year anniversary of the grant date assuming continued service to such date. Neither the RSUs nor the stock options granted to our directors include the right to receive dividends.

Board of Directors Stock Ownership Policy. In January 2013, the Board adopted a director stock ownership policy that requires each director to hold a specified amount of our stock, calculated as a multiple of three times the director’s then-current annual retainer for Board service, exclusive of any additional retainer with respect to committee service. Each director is expected to reach the stock holding target within five years from May 15, 2013, the effective date of the guidelines. The Board determined that any shares of our stock beneficially owned by the director, as well as unvested awards of RSUs, would be counted for purposes of meeting the stock holding target. Once a director meets the target, the director is expected to maintain holdings at the target for as long as he or she remains a Board member. The Board may take any appropriate action to support the intent of the guidelines, including requiring a director to retain a percentage of shares pursuant to stock option exercises or vesting events in future years.

Deferred Compensation. Discovery has a deferred compensation program that allows non-employee directors to defer the settlement of their RSU grants until their departure from our Board. If a director elects to defer settlement of his RSU grant, he must make his irrevocable election before the end of the year prior to the year in which the grant is made, and must do so for the entire amount of his grant. For example, for the grants made in May 2013, directors made their deferral elections before the end of 2012. Directors do not receive dividends on deferred RSUs. Messrs. Anstrom, Beck, Gould, R. Miron, Robison and Wargo elected to defer the settlement of their RSU grants made in 2013.

Expense Reimbursement. Non-employee directors are reimbursed for out-of-pocket costs for attending each meeting of the Board or any Board committee of which they are a member, including airfare, whether commercial aircraft or private planes.

Director Education. Under the Guidelines, Discovery encourages the participation of all directors in continuing education programs, at Discovery’s expense, that are relevant to the business and affairs of Discovery and the fulfillment of the directors’ responsibilities as members of the Board and any of its committees.

Charitable Contribution Matching Program. Discovery provides a charitable contribution matching program through which we match contributions made by our non-employee directors to eligible charitable organizations up to a maximum of $20,000 for each director within a given fiscal year. The program is designed to match contributions to educational, arts and cultural institutions that have been approved by the Internal Revenue Service as tax-exempt institutions to which contributions are deductible for federal income tax purposes. Certain types of contributions and institutions would not be eligible for matching, such as tuition payments, contributions made to family foundations or other charitable foundations or organizations that are affiliated with a non-employee director, or membership or alumni association dues. In order to be matched, the contribution must be tax-deductible by Discovery Communications, Inc. Matching contributions under this program are included in the following 2013 Non-Employee Director Summary Compensation Table under the “All Other Compensation” column.

The following table summarizes the 2013 compensation provided to all persons who served as non-employee directors during 2013.

2013 Non-Employee Director Summary Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
S.D. Anstrom	100,000	58,113	58,015	0	216,128
R. Beck	107,500	58,113	58,015	12,000	235,628
R. Bennett	80,000	58,113	58,015	0	196,128
P. Gould	117,500	58,113	58,015	20,000	253,628
J. Malone	80,000	58,113	58,015	0	196,128
R. Miron	117,500	58,113	58,015	0	233,628
S. Miron	90,000	58,113	58,015	19,961	226,089
M. L. Robison	120,000	58,113	58,015	0	236,128
J. D. Wargo	115,000	58,113	58,015	0	231,128

(1)	The aggregate grant date fair value of the RSU awards made to all non-employee directors in 2013 was $523,021, as calculated in accordance with FASB ASC Topic 718 and the grant date fair value of the stock option awards made to all non-employee directors in 2013 as calculated in accordance with FASB ASC Topic 718 was $522,137. At December 31, 2013, the following directors held stock options and RSUs, which include options granted for service as an officer or director of Discovery Holding Company, our predecessor entity:

Name	Series A Common Stock Options	Series C Common Stock Options	Unvested or Deferred RSUs
S.D. Anstrom	5,404	0	742
R. Beck	24,249	0	5,186
R. Bennett	85,656	61,407	742
P. Gould	37,597	13,348	5,186
J. Malone	24,249	0	2,742
R. Miron	24,249	0	6,251
S. Miron	24,249	0	2,742
M. L. Robison	37,597	13,348	6,251
J. D. Wargo	36,275	12,026	4,251

(2)	The amounts for Messrs. Beck, Gould, and S. Miron reflect matching charitable contributions made by Discovery on behalf of each of these directors.

PROPOSAL 1: ELECTION OF DIRECTORS

Nominees for Election

Our Board of Directors consists of eight common stock directors, divided among three classes, and three preferred stock directors. Our Class I directors, who were reelected at the 2012 annual meeting for a term that will expire in 2015, are Robert R. Beck and J. David Wargo. Our Class II directors, who were reelected at the 2013 annual meeting for a term that will expire in 2016, are Paul A. Gould, John S. Hendricks and M. LaVoy Robison. Our Class III directors, who are being nominated for reelection at this annual meeting for a term that will expire in 2017, are Robert R. Bennett, John C. Malone and David M. Zaslav. At each annual meeting, the successors of that class of directors whose terms expire at that meeting shall be elected to hold office for a term expiring at the annual meeting of Discovery stockholders held in the third year following the year of their election. The directors of each class will hold office until their respective death, resignation or removal and until their respective successors are elected and qualified.

Our Bylaws provide that the number of directors will be reduced by one upon the resignation, removal or disqualification of John Hendricks from our Board of Directors, thus, upon the effectiveness of Mr. Hendricks’ resignation from our Board at the close of business on May 16, 2014, the date of our Annual Meeting of Stockholders, our Board will consist of 10 directors, seven common stock directors and three preferred stock directors.

Our Board of Directors also includes three preferred stock directors, S. Decker Anstrom, Robert J. Miron and Steven A. Miron, whose terms will expire at the Annual Meeting. Holders of our Series A preferred stock will vote on the election of each of the preferred stock directors, but will not vote on the election of any common stock director. At each annual meeting of stockholders, the successors of the preferred stock directors will be elected to hold office for a term expiring at the following annual meeting of stockholders. The preferred stock directors will hold office until their respective death, resignation or removal and until their respective successors are elected and qualified.

Six director nominees will be voted on at the meeting. The three Class III director nominees will be voted upon and elected by the holders of shares of our Series A common stock and Series B common stock, voting together as a class. The three preferred stock director nominees will be voted upon and elected by the holders of shares of our Series A preferred stock voting separately as a class.

Unless otherwise instructed on the proxy card, the persons named as proxies will vote the shares represented by each properly executed proxy “FOR” the election as directors of the persons named in this proxy statement as nominees. Each of the nominees has consented to serve if elected. However, if any of the persons nominated by the Board of Directors fails to stand for election, or declines to accept election, proxies will be voted by the proxy holders for the election of such other person or persons as the Board of Directors may recommend.

The following tables present information, including age, term of office and business experience, for each person nominated for election as a Discovery director and for those directors whose terms of office will continue after the Annual Meeting. Each member of our Board of Directors and each director nominee possesses skills and experience which make them an important component of the Board as a whole. While consideration of the information presented below regarding each director and director nominee’s specific experience, qualifications, attributes and skills led our Board to the conclusion that he should serve as a director, we also believe that all of our directors and director nominees have a reputation for integrity, honesty and adherence to high ethical standards. They each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to Discovery and our Board.

The Discovery Board of Directors recommends a vote “FOR” the election of the nominated directors.

Director Nominees for Election by Holders of Shares of Series A Common Stock and Series B Common Stock as Class III Directors with Terms Expiring in 2017

Robert R. Bennett Born April 19, 1958

A common stock director of Discovery since September 2008. Mr. Bennett served as President of Discovery Holding Company (“DHC”) from March 2005 until September 2008 when it merged with Discovery Communications, Inc., creating a new public company. Mr. Bennett is the former President and Chief Executive Officer of Liberty Media Corporation (“Liberty Media”). He served in those positions from April 1997 until August 2005. He was one of the founding executives of Liberty Media and served as its Principal Financial Officer from its inception in 1991 until 1997. He currently is Managing Director of Hilltop Investments, LLC, a family investment company. Prior to his tenure at Liberty Media, Mr. Bennett worked with Tele-Communications, Inc. in a variety of financial positions and with The Bank of New York. Mr. Bennett was a director of Demand Media, Inc. from 2011 until February 2014. He currently serves on the boards of Liberty Media, Sprint Corporation and Hewlett-Packard Company.

Mr. Bennett brings both industry knowledge and financial acumen to his role as a member of our Board of Directors. Mr. Bennett has served on the board of directors of multiple public and private companies over the past decade, which, combined with his considerable involvement with media companies, contributes to the knowledge base and oversight of our Board.

John C. Malone Born March 7, 1941

A common stock director of Discovery since September 2008. Mr. Malone served as Chief Executive Officer and Chairman of the Board of DHC from March 2005 to September 2008 and a director of DHC from May 2005 to September 2008. Over the last 40 years, Mr. Malone has played a central role in the cable television industry. Mr. Malone has served as Chairman of the Board and a director of Liberty Media since 1990. Malone is Chairman of the Boards of Liberty Global plc (“Liberty Global”), Liberty Media, and Liberty Interactive, Corporation (“Liberty Interactive”), and a director of Expedia, Inc., and Charter Communications, Inc. Mr. Malone resigned from the boards of DIRECTV and IAC/InterActiveCorp in June 2010 and Live Nation Entertainment, Inc. in February 2011 and Ascent Capital Group, Inc. in September 2012. Mr. Malone was a member of the board of Sirius XM Radio Inc. until he declined to stand for reelection in May 2013.

Mr. Malone has played a pivotal role in the cable television industry since its inception and is considered one of the preeminent figures in the media and telecommunications industry. Mr. Malone is well known for his sophisticated problem solving and risk assessment skills. His breadth of industry knowledge and unique perspective on our business make him an invaluable member of our Board.

David M. Zaslav Born January 15, 1960

President, Chief Executive Officer and a common stock director of Discovery since September 2008. Mr. Zaslav has served as President and Chief Executive Officer of Discovery since January 2007. Mr. Zaslav is a member of the board of Univision Communications and Sirius XM Radio Inc. Mr. Zaslav was a member of the board of TiVo Inc. until he declined to stand for reelection in 2010.

As CEO, Mr. Zaslav sets our goals and strategies. His ability as director to add his views to the Board’s deliberations is of significant benefit to the Board.

Director Nominees for Election by Holders of Series A Preferred Stock

S. Decker Anstrom Born August 2, 1950

A preferred stock director of Discovery since December 2012. Mr. Anstrom has served as President of Landmark Communications and Chairman of The Weather Channel companies from 2002 until his retirement in 2008. From 2001 to September 2011, he served as a member of the Board of Directors and also served as a chair of the Governance Committee of Comcast Corporation.

Through his experience as a cable television executive and director, Mr. Anstrom has developed a nuanced understanding of the programming industry. Mr. Anstrom’s expertise in the cable television industry makes him a valued presence on our Board.

Robert J. Miron Born July 7, 1937

A preferred stock director of Discovery since September 2008. Mr. Miron served as Chairman of Advance/Newhouse Communications and Bright House Networks, LLC (“Bright House”) from July 2002, retiring in December 2010. Mr. Miron served as Chief Executive Officer of Advance/Newhouse Communications and Bright House from July 2002 to May 2008.

Mr. Miron has extensive knowledge of the cable television industry, as evidenced by his professional background. Our Board is benefitted by Mr. Miron’s long experience in management roles within our industry.

Steven A. Miron Born April 24, 1966

A preferred stock director of Discovery since September 2008. Mr. Miron has served as Chief Executive Officer of Advance/Newhouse Communications and Bright House since May 2008. He also served as President of Advance/Newhouse Communications and Bright House from July 2002 to May 2008.

Through his experience as a cable television executive, Mr. Miron has developed a deep understanding of this industry. Mr. Miron’s expertise in the cable television industry makes him a valued presence on our Board.

Common Stock Directors:

Class I Directors with Terms Expiring in 2015

Robert R. Beck Born July 2, 1940

A common stock director of Discovery since September 2008. Since 2001, Mr. Beck has served as an independent consultant, advising on complex financial and business matters. Prior to 2001, Mr. Beck served as a Managing Director of Putnam Investments.

Mr. Beck applies his expertise in the financial markets to the Board’s deliberations. Mr. Beck’s expertise in corporate finance is of great value to our Board.

J. David Wargo Born October 1, 1953

A common stock director of Discovery since September 2008. Mr. Wargo served as a director of DHC from May 2005 to September 2008. Mr. Wargo has served as President of Wargo & Company, Inc., a private investment company specializing in the communications industry, since January 1993. Mr. Wargo is a director of Strayer Education, Inc. and Liberty Global.

Having an extensive career in public company finance, Mr. Wargo brings to the Board significant business development and financial experience related to the business and financial issues facing large corporations. Mr. Wargo’s expertise in public company finance is the result of over 35 years as a securities analyst.

Class II Directors with Terms Expiring in 2016

Paul A. Gould Born September 27, 1945

A common stock director of Discovery since September 2008. Mr. Gould served as a director of DHC from May 2005 to September 2008. Mr. Gould has served at Allen & Company Incorporated, an investment banking services company, since 1972, including as a Managing Director and Executive Vice President for more than the last five years. Mr. Gould has served as a financial advisor to many Fortune 500 corporations and advised on a number of large media company acquisitions. Mr. Gould is a director of Ampco-Pittsburgh Corporation and Liberty Global. In 2010 Mr. Gould resigned as director of DIRECTV and declined to stand for reelection as director of Liberty Interactive.

Mr. Gould brings to our Board a wealth of experience in matters relating to public company finance. Mr. Gould’s knowledge of our Company and our industry, combined with his expertise in finance, makes him an important part of our Board.

John S. Hendricks Born March 29, 1952

A common stock director of Discovery since September 2008. Mr. Hendricks is the Founder and has served as Chairman of Discovery since September 1982. Mr. Hendricks served as Chief Executive Officer of Discovery from September 1982 to June 2004; and Interim Chief Executive Officer of Discovery from December 2006 to January 2007. Mr. Hendricks has announced his resignation from our Board of Directors, to be effective at the close of business on May 16, 2014, the date of our Annual Meeting of Stockholders.

As our Chairman and the founder of our Company, Mr. Hendricks has guided Discovery since our formation and brings a unique perspective to discussions of our business.

M. LaVoy Robison Born September 6, 1935

A common stock director of Discovery since September 2008. Mr. Robison served as a director of DHC from May 2005 to September 2008. Mr. Robison has been on the board of The Anschutz Foundation, a private foundation, since January 1998, and was their executive director from 1998 to November 2010. Mr. Robison is now a director of Liberty Interactive.

Mr. Robison has extensive knowledge of corporate accounting and audit procedure gained through over 35 years of service with the firm of Peat Marwick Mitchell (now KPMG), including over 25 years as a partner and several years as one of the firm’s SEC reviewing partners. Mr. Robison’s wealth of experience in corporate finance and financial accounting is an important resource for our Board.

Except for Steven A. Miron being the son of Robert J. Miron, there is no family relationship among any of Discovery’s executive officers or directors, by blood, marriage or adoption.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

As provided in its charter, the Audit Committee appoints our independent registered public accounting firm, reviews the scope of the annual audit and pre-approves all audit and non-audit services permitted under applicable law to be performed by the independent registered public accounting firm. The Audit Committee has evaluated the performance of PwC and has appointed them as our independent registered public accounting firm for fiscal 2014. You are requested to ratify the Audit Committee’s appointment of PwC. Representatives of PwC will be present at the Annual Meeting and will be given the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions from stockholders present at the meeting. Unless stockholders specify otherwise in their proxy, proxies solicited by the Board will be voted by the proxy holders at the Annual Meeting to ratify the appointment of PwC as our independent registered public accounting firm for fiscal 2014. A majority of the votes cast at the Annual Meeting on this proposal is required for ratification.

Even if the selection of PwC is ratified, the Audit Committee of Discovery’s Board in its discretion may direct the appointment of a different independent accounting firm at any time during the year if Discovery’s Audit Committee determines that a change would be in the best interests of Discovery and its stockholders. In the event Discovery stockholders fail to ratify the appointment of PwC, the Audit Committee will take this into consideration regarding the selection of another independent registered public accounting firm for the year ending December 31, 2014.

The Discovery Board of Directors recommends a vote “FOR” the ratification of the appointment of PwC as Discovery’s independent registered public accounting firm for the year ending December 31, 2014.

Description of Fees

	2013	2012
Audit fees(1)	$5,064,070	$3,524,690
Audit-Related fees(2)	931,400	992,040
Tax fees(3)	1,313,921	1,476,919
Other fees(4)	—	53,200

Total fees	$7,309,391	$6,046,849

(1)	Audit fees include fees for the audit of the consolidated financial statements of Discovery and statutory audits for certain of Discovery’s foreign subsidiaries, as well as fees for services provided in connection with securities offerings.

(2)	Audit-related fees include due diligence related to mergers and acquisitions, attest services not required by statute or regulation, and consultations regarding financial accounting standards.

(3)	Tax fees consist of tax compliance and consultations regarding the tax implications of certain transactions. Tax compliance services relate to preparation of tax returns and claims for refunds. Tax consultation services relate to tax planning, as well as assistance with tax audits and tax advice related to acquisitions and structure.

(4)	Other fees consist of advisory support provided in connection with establishing Discovery’s employee stock purchase plan and complying with certain regulatory requirements in foreign jurisdictions.

Discovery’s Audit Committee has considered whether the provision of services by PwC to Discovery other than auditing is compatible with PwC maintaining its independence and believes that the provision of such other services is compatible with PwC maintaining its independence.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Discovery’s Audit Committee has adopted a policy regarding the pre-approval of all audit and permissible non-audit services provided by Discovery’s independent registered public accounting firm. Pursuant to this policy, Discovery’s Audit Committee has approved the engagement of Discovery’s independent registered public accounting firm to provide the following services (all of which are collectively referred to as “pre-approved services”):

•

audit services as specified in the policy, including (i) financial audits of Discovery and its subsidiaries and (ii) services associated with Discovery’s periodic reports, registration statements and other documents filed or issued in connection with a securities offering (including comfort letters and consents);

•

audit-related services as specified in the policy, including (i) due diligence services, (ii) financial audits of employee benefit plans, (iii) attestation services not required by statute or regulation, (iv) certain audits incremental to the audit of Discovery’s consolidated financial statements; (v) closing balance sheet audits related to dispositions; and (vi) consultations with management as to accounting or reporting of transactions; and

•

tax services as specified in the policy, including federal, state, local and international tax planning, compliance and review services and tax due diligence and advice regarding mergers and acquisitions.

Notwithstanding the foregoing general pre-approval, any individual project involving the provision of pre-approved services that is expected to result in fees in excess of $50,000 requires the specific pre-approval of Discovery’s Audit Committee. In addition, any engagement of Discovery’s independent registered public accounting firm for services other than the pre-approved services requires the specific approval of Discovery’s Audit Committee. Discovery’s Audit Committee has delegated the authority for the foregoing approvals to the chairman of the Audit Committee, subject to his subsequent disclosure to the entire Audit Committee of the granting of any such approval. All audit and non-audit services provided by PwC in 2013 were approved by the Audit Committee.

Discovery’s pre-approval policy prohibits the engagement of Discovery’s independent registered public accounting firm to provide any services that are subject to the prohibition imposed by Section 201 of the Sarbanes-Oxley Act.

REPORT OF THE AUDIT COMMITTEE

Each member of the Audit Committee is an independent director as determined by the Board of Directors of Discovery Communications, Inc., based on the rules of the Nasdaq Stock Market and the criteria of director independence adopted by the Board. Each member of the Audit Committee also satisfies the SEC’s independence requirements for members of audit committees.

The Audit Committee reviews Discovery’s financial reporting process on behalf of the Board of Directors. A description of the responsibilities of the Audit Committee is set forth above under the caption “Corporate Governance-Audit Committee.” PwC, Discovery’s registered public accounting firm for 2013, is responsible for expressing opinions on the conformity of Discovery’s audited consolidated financial statements with U.S. generally accepted accounting principles.

The Audit Committee has reviewed and discussed with management and PwC Discovery’s most recent audited consolidated financial statements. The Audit Committee has also discussed with PwC various communications that the Company’s registered public accounting firm is required to provide to the Audit Committee, including matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T.

The Audit Committee has received the written disclosures and the letter from PwC required by PCAOB Rule 3526 (Communications with Audit Committees Concerning Independence), and has discussed with PwC their independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors of Discovery that the audited financial statements be included in Discovery’s Annual Report on Form 10-K for the year ended December 31, 2013, filed on February 20, 2014 with the SEC.

This report is respectfully submitted by the members of the Audit Committee of the Board.

M. LaVoy Robison, Chairman

S. Decker Anstrom

J. David Wargo

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussion, has recommended that the Compensation Discussion and Analysis be included in this proxy statement.

This report is respectfully submitted by the members of the Compensation Committee of the Board.

Robert J. Miron, Chairman

Robert R. Beck

Paul A. Gould

COMPENSATION DISCUSSION AND ANALYSIS

This section analyzes and discusses our compensation programs and provides information about the compensation paid by Discovery to our Named Executive Officers, or “NEOs”:

•	David Zaslav, President and Chief Executive Officer (“CEO”);

•	John Hendricks, Founder and Chairman;

•	Andrew Warren, Senior Executive Vice President and Chief Financial Officer (“CFO”);

•	Mark Hollinger, former President and Chief Executive Officer, Discovery Networks International (until March 1, 2014); and

•	Bruce Campbell, Senior Executive Vice President, Chief Development Officer and General Counsel.

On March 20, 2014, Discovery announced that Mr. Hendricks would be resigning as an officer and director of Discovery effective with the close of business on May 16, 2014, the date of our Annual Meeting of Stockholders.

Highlights

Discovery had strong performance in 2013.

Discovery is a leading global media and entertainment company, with operations that support our mission to empower people to explore their world and satisfy their curiosity. We had a strong year in 2013, reporting increases in revenue, adjusted operating income before depreciation and amortization (“OIBDA”), and free cash flow:

•	Revenues increased 23% to $5.535 billion;

•	Adjusted OIBDA increased 16% to $2.425 billion; and

•	Free cash flow increased 14% to $1.17 billion.

We repurchased 18.1 million shares of stock for an aggregate purchase price of $1.3 billion, showed ratings growth in our U.S. networks, achieved substantial growth internationally, both organically and through new channel launches, and made a number of strategic acquisitions.

Our strong financial results in 2013 also reflected our expanding market share around the globe, successful investment in our diverse content portfolio, and the implementation of several strategic investments, including our SBS Nordic acquisition in Europe.

In the U.S., this was our fifth consecutive year of audience growth, with viewership across our portfolio up 4% in 2013. This highlights the success we have had in further strengthening existing brands like Discovery Channel, Animal Planet and Investigation Discovery, each of which had their most watched years ever in their key demographic groups, and the success we have had in growing emerging brands.

The larger audiences we generated in 2013 translated into significant advertising gains, with 8% advertising growth in the U.S.

We continue to pay for performance through our executive compensation program design.

We believe that our executive compensation program plays a key role in our operating and financial success. We place great importance on our ability to attract, retain, motivate and reward talented executives who can continue to grow our business and engage audiences around the world. Our NEOs received significant short- and long-term awards as a result of the Company’s 2013 financial and operational performance and their individual achievements during the year. These awards reflect the direct link between financial and operational success and compensation under our executive compensation program. Our short- and long-term incentive compensation programs are structured to:

•	pay for performance by aligning and measurably varying the size of performance-based awards directly with key operational outcomes, as well as the executive’s individual performance;

•	align the interests of management with those of our stockholders through equity and equity-type incentive awards and stock ownership guidelines; and

•	inspire dynamic leadership while not encouraging excessive risk taking.

In general, we seek to design compensation packages for individual executives based on the scope of the executive’s responsibilities, the executive’s proven performance, and a determination of what is competitive compensation in the market for similar roles, if such data is available. We continue to refine our compensation programs to strengthen the link between executive and stockholder interests.

Role of the Compensation Committee

Our Compensation Committee (referred to in this Compensation Discussion and Analysis as the “Committee”) operates pursuant to a written charter, a copy of which is posted on the Investor Relations section of our website, www.discoverycommunications.com. The Committee is responsible for developing, implementing, and regularly reviewing adherence to our compensation philosophy. In the course of fulfilling these responsibilities, the Committee:

•	regularly reviews best practices and market trends in executive compensation and modifies our programs to support Discovery’s business goals and strategies;

•	conducts annual risk assessments of our compensation programs;

•	aligns compensation decisions with our corporate objectives and strategies;

•	reviews and approves the amounts and elements of compensation for our NEOs, other executive officers and certain other key employees; and

•	approves the annual quantitative and qualitative goals relevant to the compensation of our NEOs and other executive officers.

The Committee regularly consults with the Board regarding compensation decisions for the CEO and the Chairman, and with the Board and CEO regarding compensation decisions for NEOs.

Role of the CEO in Compensation Decisions

The CEO plays a significant role in the decisions for the NEOs other than himself and the Chairman. The CEO makes annual recommendations to the Committee regarding base salary, annual cash bonus, and long-term incentive awards for each of his direct reports, including the other NEOs. The CEO’s recommendations are based on:

•	his assessment of qualitative and quantitative factors, generally including the executive’s annual and long-term performance;

•	the performance of Discovery, as well as the department or group that the executive leads;

•	the executive’s compensation relative to that of our other executives (internal equity);

•	the executive’s compensation relative to that of executives in similar roles in the companies in our peer group (external competitiveness);

•	our overall approach to compensation for employees for the year;

•	achievement of applicable annual performance goals; and

•	contractual obligations under any applicable employment agreement.

The CEO also recommends to the Committee proposed terms for new, extended, or amended employment agreements with our NEOs. The CEO works closely with our Chief Human Resources Officer to develop these compensation recommendations.

The CEO also provides the Committee with proposed goals for his annual bonus and the annual bonus of the CFO, and the Committee considers the CEO’s proposal in approving final annual goals for the CEO and the CFO. The Committee consults with the Board in setting the annual goals for the CEO. The CEO does not participate in the Committee’s deliberations or decisions relating to his performance against annual goals and resulting compensation.

Relationship with and Role of the Compensation Consultant

The Committee has retained an independent compensation consultant, The Croner Company (“Croner”), to advise it on compensation matters generally and specifically on compensation decisions for our executive officers. Croner is retained directly by, and reports to, the Committee. Croner attended 21 of the 23 Committee meetings held in 2013. Croner assisted the Committee by, among other services:

•	assisting in peer group selection and competitive benchmarking for executive officers and other senior executives used in the annual salary review, bonus and long-term incentive decisions;

•	advising the Committee on competitive practices, including executive compensation trends, performance measures, and annual cash bonus and long-term incentive plan designs;

•	advising on employee equity grants, executive employment agreements and other executive compensation matters;

•	assisting the Committee with the periodic review of its charter;

•	reviewing the Compensation Discussion and Analysis; and

•	benchmarking compensation for members of the Board.

Prior to being engaged by the Committee, Croner historically had provided compensation survey data to the Company and performed custom surveys on industry compensation practices. In 2011, the Committee adopted a Compensation Consultant Independence Policy to address the ongoing need for this survey work and to determine the process under which work by Croner for the Company would be permitted. The Committee authorized Croner to provide survey services to management of up to $60,000 per year. Non-survey work, or survey work that exceeds $60,000 in the aggregate in a single year, requires pre-approval by the Committee. In 2013, the only services provided by Croner to management were the pre-authorized survey services. Total fees paid to Croner by Discovery in 2013 (other than fees for Croner’s services to the Committee) were less than $15,000.

In 2013, the Committee reviewed its relationship with Croner as an independent compensation consultant and, after considering the factors set forth in the applicable securities regulations and stock exchange rules, concluded that Croner did not have a conflict of interest in its services to the Committee. The Committee conclusion was based on the following:

•

Croner reports solely to the Committee. Discovery’s management is not involved in the negotiation of fees charged by Croner or in the determination of the scope of work performed by Croner. The Committee has the sole authority to hire and terminate the independent compensation consultant;

•	there are no business or personal relationships between Croner and any member of the Committee or any executive officer of the Company;

•

the Committee has a Compensation Consultant Independence Policy to address limited survey work performed by Croner for the Company, and any other non-survey services that are proposed to be performed by Croner for the Company;

•	the survey work performed by Croner was very limited, and no non-survey work was performed (other than Croner’s services for the Committee);

•

according to data provided by Croner, revenue from Discovery (other than fees for Croner’s services to the Committee) represented less than 1% of Croner’s total revenue for fiscal 2012 (and continued to be less than 1% in 2013);

•	Croner disclosed its conflicts of interest policy to the Committee. The Committee believes that this policy provides reasonable assurance that conflicts of interest with Croner will not arise; and

•	Croner has represented to the Committee that, per its conflicts of interest policy, neither Croner nor any Croner employee is a stockholder of Discovery.

Compensation Philosophy

Discovery’s compensation philosophy is to pay for performance, to encourage excellence and to reward executives who deliver. Our programs are designed to deliver above-median total direct compensation when our executives deliver above-median performance, as evaluated against both internally set objectives and the peer group companies.

In 2013, each of our NEOs was subject to an employment agreement with terms that govern the compensation paid to the executive. We believe that it is in our stockholders’ interest to provide stability in our senior executive team and that it is consistent with industry practice to enter into employment agreements with our senior executive team. Consequently, a number of the compensation decisions discussed below were required by the terms of these employment agreements, as further described in “Executive Compensation—Executive Compensation Arrangements,” below. On January 2, 2014, we entered into a new, multi-year employment agreement with Mr. Zaslav, which is also described below.

Target Pay Positioning

The Committee generally targets executive compensation to be between the median and 75th percentile of the compensation paid by our peer group companies, which are identified below under “—Peer Group Analysis.” The Committee uses the peer group benchmark and survey data as a reference rather than as a strict guide for compensation decisions and retains flexibility in setting individual target total direct compensation.

At the time that the Committee set target total direct compensation for 2013, the comparison to our peer group was as follows:

Mr. Zaslav	Above the 75th percentile
Mr. Warren	Between the median and the 75th percentile
Mr. Hollinger	Between the median and the 75th percentile
Mr. Campbell	Below the median

The Committee used the peer group data as a reference point in determining base salary and long-term incentive awards for Messrs. Warren, Hollinger, and Campbell and in increasing Mr. Hollinger’s annual bonus target amount. After the Committee made its compensation decisions in 2013, Mr. Campbell’s compensation moved to between the median and the 75th percentile, Mr. Warren’s compensation remained between the median and the 75th percentile and Mr. Hollinger’s compensation moved to above the 75th percentile. Mr. Zaslav’s compensation remained above the 75th percentile, driven largely by significant long-term incentive awards.

In 2013, the Committee identified a small group of non-CEO Chairman roles within the peer group, against which the Committee concluded it would be appropriate to compare Mr. Hendricks’ compensation. The Committee used this data to determine the long-term incentive award for Mr. Hendricks, as further described below.

With respect to the CEO, CFO, and General Counsel, the Committee compared each executive’s compensation to that of the corresponding position in the peer group, with an adjustment to the General Counsel analysis to reflect Mr. Campbell’s expanded role as Chief Development Officer. The Committee compared Mr. Hollinger’s compensation to that of peer company executives classified as Division Presidents, although the Committee determined this was not an exact match because of the broad scope of Mr. Hollinger’s international responsibilities.

Elements of Compensation

Total direct compensation for each NEO consists of three basic components:

Element of Compensation	Key Features	Purpose
Base Salary	Fixed annual cash amount, generally reviewed annually.	Provide base salaries that are competitive to attract and retain high-performing executive talent. A competitive base salary is an important component of compensation providing a degree of financial stability for executives. Base salaries also form the basis for calculating other compensation opportunities, including, for example, calculating the target amount of each NEO’s annual cash bonus as a percentage of base salary.

Annual Cash Bonus	Each NEO has a target bonus opportunity, set as a percentage of base salary (or in Mr. Zaslav’s case, as a specified dollar value). Actual amount for each year varies based on Company and individual performance.	Deliver a substantial portion of total direct compensation in annual cash bonus awards that are aligned with Company and individual performance to focus our executives on our financial and operational goals. Ensure that our compensation mix remains competitive with our labor market. We generally set bonus targets as a percentage of base salary so that this performance-based element remains a similar proportion to the fixed base salary and the value of the bonus target automatically adjusts as salary adjustments are made.

Long-Term Incentive Awards

Annual equity and equity-type awards, in the form of non-qualified stock options, performance-based restricted stock units (“PRSUs”) and cash-settled stock appreciation rights (“CS-SARs”). Each type of award instrument vests in tranches over multiple years.

Deliver a substantial portion of an executive’s total direct compensation in equity or equity-type awards to align our executives’ interests with those of our stockholders.

_____________

Awards of CS-SARs to our CEO align his interests to those of our shareholders by tying the amount paid out (if any) directly to the increase in our stock price during the measurement period.

_____________

PRSUs incent our NEOs to achieve longer-term financial goals that are expected to lead to increased stockholder value. The multi-year service requirements also serve as a retention tool. Both the financial metrics and the longer-term vesting schedules are designed to discourage excessive risk-taking.

Performance-Based Pay

The Committee seeks to deliver the majority of target total direct compensation for each NEO in performance-based pay, with the balance between the annual cash bonus and long-term incentive awards determined by the Committee as appropriate for each role. A significant majority of total direct compensation for each NEO for 2013 was performance-based:

Executive	Percentage of Performance-Based Total Direct Compensation in 2013 (Target)*	Percentage of Performance-Based Total Direct Compensation in 2013 (Actual)*
Mr. Zaslav	90%	90%
Mr. Hendricks	86%	86%
Mr. Warren	72%	75%
Mr. Hollinger	78%	80%
Mr. Campbell	73%	77%

*	Calculated by classifying annual bonus and long-term incentive as performance-based and comparing it with the sum of base salary, bonus, and long-term incentive for 2013.

We believe the mix of compensation for our NEOs is both competitive with the compensation practices specific to our industry and appropriately balanced to benefit the Company in both the short- and long-term without taking undue risks. Annual cash bonus awards are more fully described in “—2013 Compensation Decisions—Annual Cash Bonus Awards,” below, and our long-term incentive compensation programs are more fully described in “—2013 Compensation Decisions—Long-Term Incentive Compensation,” below.

Compensation Decisions Framework

The Committee generally makes decisions in the first 90 days of the calendar year regarding annual adjustments to base salary, the payout amount for annual cash bonus awards with respect to the immediately preceding year, and annual long-term incentive awards for our executive officers. This annual process includes a review of the following factors, designed to align the compensation actions with our compensation principles and objectives:

•	market data from the Company’s peer group;

•	relevant employment contract requirements;

•	self-evaluation of each NEO’s annual performance;

•	the CEO’s evaluation of each NEO’s annual performance (other than the CEO and the Chairman);

•	achievement of annual quantitative goals for the Incentive Compensation Plan (“ICP”), the annual cash bonus program that applies to Messrs. Hollinger and Campbell;

•	achievement of quantitative and qualitative goals that are set by the Committee each year for the annual bonus for Messrs. Zaslav, Hendricks, and Warren; and

•	Discovery’s Total Shareholder Return (“TSR”) as compared to the peer companies.

These factors are considered as a whole, with no specific weight given to a particular factor or factors.

Additional detail about the factors considered in our compensation decisions is below.

Peer Group Analysis and TSR Review

The Committee annually reviews data from a group of publicly-traded peer companies to support compensation decisions for the NEOs. The peer companies are chosen to best match our Company’s scope of business in terms of revenues, free cash flow, market capitalization and enterprise value, complexity of operations and global scope, and proximity to the sectors of the media and entertainment industry in which we operate. The peer group also represents meaningful competition for us in the executive labor market. The Committee reassesses this list annually and considers the inclusion of new, relevant peers, and the elimination of companies from the peer group that no longer provide a strong basis for comparison.

The peer group used for determination of base salary adjustments and long-term incentive awards in 2013 (the “2013 Peer Group”) was the same group of companies used in 2012 and consisted of:

Cablevision Systems Corporation

CBS Corporation

DIRECTV

DISH Network Corporation

Liberty Media Corporation

Scripps Networks Interactive, Inc.

Time Warner Cable, Inc.

Viacom Inc.

The Committee annually reviews the composition of the peer group to determine if changes are appropriate. At the end of 2013, as part of the standard annual review, the Committee reassessed the peer group, removed some of the peers, and added others. Based on input and advice from Croner, these changes were designed to identify companies that were the best match to our business, ideally with a global reach and a revenue range of between one-half and two times our revenues. The Committee also considered companies that were not traditional media companies but which had business models relevant to our business. The Committee determined to remove DISH Network Corporation and Time Warner Cable, Inc., both of which had revenue in excess of twice the Company’s revenue, but to retain DIRECTV, because it was well positioned in global reach. The Committee also removed Liberty Media Corporation because of its solely U.S. business operations.

The Committee chose to add four new peer companies: AMC Networks Inc., Charter Communications, Inc., Netflix, Inc. and Yahoo! Inc. AMC Networks had revenue of less than one-half of our Company’s revenue but the Committee concluded it was a reasonable peer given its strong focus on content and programming. Charter Communications lacked international operations but fell well within the Committee’s desired revenue range. Finally, Netflix and Yahoo! fall within the desired revenue range, have a content-focused business model, and operate globally. The Committee concluded that the updated peer group provided a good mix of companies with a strong focus on content and international reach.

After these changes, the new peer group (the “2014 Peer Group”) consisted of:

AMC Networks Inc.

Cablevision Systems Corporation

CBS Corporation

Charter Communications, Inc.

DIRECTV

Netflix, Inc.

Scripps Networks Interactive, Inc.

Viacom Inc.

Yahoo! Inc.

The 2014 Peer Group was used in the negotiation of a new employment agreement with Mr. Zaslav.

In early 2013, the Committee reviewed TSR for the Company as compared to the 2013 Peer Group. For this analysis, TSR is calculated as follows, using a 10-day average for stock price:

TSR = (Per Share Stock Price at End Date – Per Share Stock Price at Start Date + (Dividends Per Share))/Per Share Stock Price at Start Date

The Committee reviewed our TSR and the TSR of the 2013 Peer Group, using the measure as a reference point when considering grants of long-term incentive awards. The Committee looked at TSR for both the one-year period (2012) and the three-year period of 2010 – 2012.

Company	1 Year TSR (2012)	3 Year TSR (2010-12)
Cablevision Systems Corporation	12%	-33%
CBS Corporation	44%	104%
DIRECTV	18%	27%
DISH Network Corporation	36%	126%
Liberty Media, Inc.	*	*
Scripps Networks Interactive, Inc.	38%	15%
Time Warner Cable, Inc.	61%	64%
Viacom, Inc.	31%	63%
Discovery Communications, Inc.	56%	49%
Median (including Discovery)	37%	56%
Median (excluding Discovery)	36%	63%

*	One- and three-year TSR not comparable due to the reorganization of Liberty Media, Liberty Interactive and Starz.

Tally Sheets

The Committee annually reviews tally sheets prepared for each of the NEOs to allow consideration of both current and historical compensation. The tally sheets allow the Committee to review an integrated snapshot of the individual and aggregated elements of each NEO’s compensation.

Tax Deductibility of Executive Compensation

We consider the tax deductibility of compensation to be paid to the NEOs. Section 162(m) generally limits the tax deductibility of compensation paid by a public company to its CEO and certain other highly compensated executive officers to $1 million in the year the compensation becomes taxable to the executive. There is an exception to this limit on deductibility for qualifying performance-based compensation.

Although we do not require all compensation paid to executives to be deductible, the Committee considers the impact of deductibility under Section 162(m) when making decisions about the amount and forms of executive compensation. These considerations were a factor in determining the general long-term incentive program for our senior executives and the use of PRSU awards for our senior executives.

NEO Responsibilities and Accomplishments

Company performance and/or individual achievements play a strong role in many of the compensation decisions for our NEOs, as further described below. The Committee considered Discovery’s overall strong results as well as each of the NEOs’ responsibilities and 2013 accomplishments, in making compensation decisions. We have summarized each NEO’s overall performance and accomplishments below.

Mr. Zaslav: Mr. Zaslav serves as CEO and reports directly to the Board. In 2013, Mr. Zaslav led the Company in achieving our overall strong performance. In addition to operating performance, other significant accomplishments included driving growth across our US and international networks, successfully expanding the domestic distribution platform and negotiating favorable distribution agreements, leading international investment and expansion, developing management succession plans for key roles and attracting and retaining exceptional leadership talent throughout our organization.

Mr. Hendricks: Mr. Hendricks is our Chairman and Founder and reports directly to the Board. Mr. Hendricks helped support our strong business results, commitment to nonprofit engagement, and culture of integrity.

Mr. Warren: Mr. Warren is our CFO and reports to the CEO. Mr. Warren made significant contributions in 2013, including integrating several acquisitions into critical financial, controllership, and compliance processes, improving our visibility with global investors and capital markets, optimizing our capital structure, and enhancing our global content acquisition process.

Mr. Hollinger: Mr. Hollinger served as CEO and President of Discovery Networks International and reported to the CEO until March 2014. Mr. Hollinger drove strong financial results for our international division through both organic growth and significant international acquisitions, successfully integrated a number of international acquisitions, and enhanced our international advertising sales function across our international division.

Mr. Campbell: Mr. Campbell is our Chief Development Officer and General Counsel and reports to the CEO. Mr. Campbell successfully led a number of significant acquisitions and growth-oriented investments in 2013 and built a deep pipeline of potential acquisitions for 2014. Mr. Campbell provided outstanding legal support for the Company, including the legal strategy for key distribution agreement renewals, as well as leadership of business affairs, production management, and our internal studios, to support our networks globally.

2013 Compensation Decisions

The following chart summarizes the compensation decisions for 2013 with respect to each NEO’s base salary, annual cash bonus and long-term incentive awards. Detailed discussion of the decisions made with respect to each element is contained in the discussions immediately below the chart.

Element of Compensation	2013 Compensation Decisions

Base Salary	Maintained base salary for Messrs. Zaslav and Hendricks. Increased base salary for Messrs. Warren, Hollinger, and Campbell.

Annual Cash Bonus	Paid annual bonuses to each of the NEOs under a program intended to exempt the bonus from the deduction limits of Section 162(m). The bonus payouts reflected strong Company performance in 2013, as well as the assessment of each NEO’s individual performance.

Long-Term Incentive Awards	Made equity awards to Mr. Zaslav, in amounts as required by his previous employment agreement.

Awarded stock options and PRSUs to Messrs. Warren, Hendricks, Hollinger and Campbell, with the target value for each executive’s award based on market data and individual performance.

Base Salary

Mr. Zaslav: At the time the Committee made base salary decisions in 2013, Mr. Zaslav was employed pursuant to a multi-year employment agreement that entitled him to an annual base salary of $3 million for 2013. Under Mr. Zaslav’s new employment agreement, his base salary will remain $3 million. These agreements are further described in “Executive Compensation-Executive Compensation Arrangements,” below.

Mr. Hendricks: Mr. Hendricks is employed pursuant to a letter agreement entered into in July 2008 (the “Hendricks Letter”). The Hendricks Letter sets Mr. Hendricks’ annual base salary at $1 million and Mr. Hendricks’ base salary has remained $1 million since 2008. For more information about the Hendricks Letter, please see “Executive Compensation-Executive Compensation Arrangements,” below.

Mr. Warren: Mr. Warren is employed pursuant to an employment agreement that initially set his base salary and provides for annual salary reviews. In March 2013, the Committee increased Mr. Warren’s base salary by 3.5%, after consideration of market data and Mr. Warren’s strong performance in 2012. For more information about Mr. Warren’s employment agreement, please see “Executive Compensation-Executive Compensation Arrangements,” below

Mr. Hollinger: The Committee increased Mr. Hollinger’s base salary from $1,000,000 to $1,500,000 in early 2013 in conjunction with Mr. Hollinger entering into a new employment agreement with us. The Committee considered market data, Mr. Hollinger’s strong performance, and the desire to entice Mr. Hollinger, who had been employed on an “at will” basis, to enter into an employment agreement with extended notice provisions and a noncompetition covenant. The agreement is further described in “Executive Compensation-Executive Compensation Arrangements,” below.

Mr. Campbell: Mr. Campbell is employed pursuant to a multi-year employment agreement that entitles him to annual base salary increases of at least the amount of the Company’s overall merit increase for U.S.-based employees. In 2013, the Committee increased Mr. Campbell’s base salary by 3.8%, more than the amount required by contract, in recognition of Mr. Campbell’s outstanding performance in 2012. The agreement is further described in “Executive Compensation-Executive Compensation Arrangements,” below.

Annual Cash Bonus Awards

We made annual cash bonus awards to each of the NEOs with respect to 2013. The annual bonus target amount for each NEO other than Mr. Zaslav is set as a percentage of base salary. This percentage generally is set in the negotiation of each executive’s employment agreement and is determined by the Committee based on external market data, internal equity, and, if the executive is leaving other employment to join our Company, an assessment of what level of compensation is needed to entice the individual to accept our offer of employment. The annual bonus target may be changed in the course of an executive’s employment or in the negotiation of a new or extended employment agreement, as was the case with Mr. Hollinger and, with respect to his new employment agreement, for Mr. Zaslav for 2014. Mr. Hollinger’s bonus target was increased from 120% to 150% for 2013, as part of a new employment agreement. This increase in the target amount was based on the factors noted above, as well as Mr. Hollinger’s demonstrated strong performance in his role. For details regarding Mr. Hollinger’s employment agreement and Mr. Zaslav’s employment agreement, please see “Executive Compensation-Executive Compensation Arrangements.”

The following chart summarizes the bonus design and payout for each NEO, with detailed discussion in the section that follows the chart:

NEO	2013 Target Amount	2013 Metrics	2013 Bonus Award

David Zaslav, CEO	$6 million 200% of base salary	50% qualitative goals 50% quantitative goals	$5.8 million, based on achievement of 100% of the quantitative goals and 93% of the qualitative goals (aggregate payout amount of 97% of target)

John Hendricks, Founder and Chairman	$600,000 60% of base salary	50% qualitative goals 50% quantitative goals	$600,000, based on achievement of 100% of the quantitative goals and 100% of the qualitative goals (aggregate payout amount of 100% of target)

Andrew Warren, CFO	$931,500 100% of base salary	50% qualitative goals 50% quantitative goals • Individual performance factored into determination of payout percentage with individual multiplier and allocation of performance pool	$1.32 million, based on 101.4% achievement of quantitative goals. Includes application of individual multiplier, and allocation of the performance pool. The aggregate payout amount was 141% of target, reflecting Mr. Warren’s strong individual performance in 2013.

Mark Hollinger, Former President and CEO, Discovery Networks International	$2.25 million 150% of base salary

100% ICP calculation

•    80% of ICP assigned to achievement of international division financial metrics and 20% to Company-wide financial metrics

•    Individual performance factored into ICP calculation with individual multiplier and allocation of performance pool

$3.15 million, based on calculation of the ICP payout. ICP calculation based on Company and international division performance, individual multiplier, and allocation of the performance pool. The aggregate payout amount was 140% of target, reflecting the strong performance of Mr. Hollinger and the international division in 2013.

Bruce Campbell, Senior Executive Vice President, Chief Development Officer and General Counsel	$966,897 90% of base salary

100% ICP calculation

•    100% of ICP assigned to achievement of Company-wide financial metrics

•    Individual performance factored into ICP calculation with individual multiplier and allocation of performance pool

$1.56 million, based on calculation of the ICP payout. ICP calculation based on Company performance and an individual multiplier at target. The aggregate payout amount was 162% of target, reflecting Mr. Campbell’s outstanding individual performance in 2013.

Annual bonus compensation for the NEOs is paid under the 2005 Stock Plan (for awards made through May 2013) and the Discovery Communications, Inc. 2013 Incentive Plan (the “2013 Stock Plan”) (for awards made after May 2013) and is intended to qualify as performance-based compensation under Section 162(m). At the beginning of 2013, the Committee set a Company performance criterion and a maximum annual bonus amount for each NEO and certain other senior executives as the initial step in structuring the bonus awards as performance-based under Section 162(m). If the performance criterion for the year is met, the actual bonus award for each NEO is subject to the Committee’s negative discretion (“downward discretion”). Mr. Zaslav’s annual bonus opportunity was capped at a maximum of 300% of base salary, and each of the remaining NEOs annual bonus opportunity was capped at a maximum of 250% of base salary (using base salary determined as of the first day of the year).

The Committee exercises its downward discretion based on each executive’s individual performance and Company performance, calculated against target bonus amounts for each executive that are expressed as a percentage of salary. With respect to Messrs. Zaslav, Hendricks, and Warren, the Committee considered each executive’s achievement of quantitative and qualitative goals set by the Committee. For Messrs. Hollinger and Campbell, the Committee considered the achievement of the financial metrics of the ICP.

For 2013, the Committee set the performance threshold at $1,230 million in Adjusted OIBDA for purposes of determining eligibility to receive payouts of the annual cash bonus opportunity for all NEOs.

The Committee determined that this performance threshold was met for 2013 and exercised its downward discretion to determine each NEO’s specific bonus payment amount as discussed below.

Annual Cash Bonus Awards for Messrs. Zaslav, Hendricks and Warren

Messrs. Zaslav, Hendricks and Warren are each eligible for an annual cash bonus award based on achievement of Company financial and individual qualitative goals. The Committee approved goals for each of them in March 2013, with goals based 50% on quantitative financial achievement and 50% on qualitative goals related to individual accomplishments.

Each executive’s target bonus amount was based on the terms of the applicable employment agreement, either as a percentage of annual salary (Messrs. Hendricks and Warren) or a fixed amount (Mr. Zaslav). For more information regarding these agreements, see “Executive Compensation—Executive Compensation Arrangements,” below.

The quantitative goals for each of the three executives were the same and were based on:

•	Net Revenue;

•	Adjusted Free Cash Flow; and

•	Further Adjusted OIBDA.

Net Revenue and Adjusted Free Cash Flow were the same quantitative measures used in the ICP, the annual cash bonus plan that applies to employees generally, but the quantitative metrics for Messrs. Zaslav, Hendricks, and Warren also include a third measure, Further Adjusted OIBDA (as described below). The Committee determined that including the Further Adjusted OIBDA measure was appropriate for the roles of CEO, Chairman, and CFO given the scope of their responsibilities and direct impact on resource allocation decisions.

The principle applied in deriving the adjustments resulting in Further Adjusted OIBDA and Adjusted Free Cash Flow is to ensure that the calculation reflects the impact of operational decisions taken by management, excludes the impact of events over which management has little or no influence, and excludes the impact of items that were not considered at the time the targets were set. Adjustments for currency fluctuations are made to ensure that the results are currency-neutral. The Committee reviewed its approach to bonus metric adjustments in 2013 to further refine these principles. The Committee decided to group adjustments into three categories:

•	unplanned acquisitions (and related expenses);

•	unplanned programming or new business investments; and

•	corporate transactions (including corporate debt transactions and accounting or legal changes that resulted in unforeseen changes).

The table below provides the definition of each of the three financial metrics and describes at a high level the 2013 adjustments:

Financial Metric	Definition	2013 Adjustments
Net Revenue	Revenue from ordinary business operations.	Adjustments in each of the following three areas: acquisitions (and related expenses), based on international and domestic acquisitions in 2013, unplanned new programming or new business investments, including launch of the TLC network internationally, and corporate transactions, including the divestiture of a small US line of business and costs associated with terminating a co-production agreement.

Adjusted Free Cash Flow	Cash provided by operations less acquisitions of property and equipment, adjusted for long-term incentive payments.	Adjustments on the same bases described above, including to address incremental investment in sports rights to support a 2013 acquisition (categorized as new business investment).

Further Adjusted OIBDA

Revenues less costs of revenues and selling, general and administrative expenses excluding: (i) mark-to-market share-based compensation, (ii) depreciation and amortization, (iii) amortization of deferred launch incentives, (iv) exit and restructuring charges, (v) impairment charges and (vi) gains (losses) on business and asset dispositions.

Adjustments on the same bases described above for Net Revenue and Adjusted Free Cash Flow.

The quantitative goals were weighted to reflect equal emphasis on the three measures. The Committee initially approved the targets in early 2013, and adjusted them to remove the amounts that were budgeted for a U.S. subsidiary that the Company divested in the middle of 2013. For 2013, the quantitative targets, weighting and results were:

	Weighting	Threshold	Target	Actual Achievement
Net Revenue ($ in millions)	33.3%	$4,543	$5,679	$5,969
Adjusted Free Cash Flow ($ in millions)	33.3%	$1,052	$1,315	$1,324
Further Adjusted OIBDA ($ in millions)	33.3%	$1,968	$2,480	$2,492

The Committee set individual qualitative goals for Messrs. Zaslav, Hendricks, and Warren related to areas of strategic priority for the Company. The Committee sets new goals each year based on the changing priorities of the Company, and there is significant variation from year to year in annual goals and weighting. For 2013, Mr. Zaslav’s goals, with weighting, were to:

•	manage growth across networks through continued content investment, including brand defining content, and strategic allocation of assets for long-term growth (30%);

•	drive revenue through affiliate sales growth and securing advertisers for cable, free-to-air, and digital platforms to outperform peers in domestic and international markets (25%);

•	drive international growth through potential new acquisitions, integrate completed acquisitions and build a strong content presence in local markets (20%);

•	develop management succession plans for key operational roles (15%); and

•	continue to attract, retain, differentiate and reward exceptional talent in cable, new media, free-to-air and education, at all levels on a global basis (10%).

The weighting was based on the Committee’s determination of the relative priority of each of these goals and reflects areas of focus for the year. The Committee historically has set Mr. Zaslav’s goals with a significant degree of “stretch,” and has evaluated his achievement against the goals by requiring a significant degree of over-performance to meet the goal.

Mr. Hendricks’ goals, with weighting, were to:

•	provide leadership in Board meetings, including vision, long-range planning, programming and brand alignment/evolution (30%);

•	participate in key Company cultural events to reinforce a culture of integrity and performance-based long-term growth as well as present at key industry events (25%);

•	work with sales organization on meeting with key corporate clients and advertisers to secure unique sponsorship and other opportunities (25%);

•	support Discovery Education initiatives globally, promoting Company’s commitment to providing state-of-the-art tools to inform and educate (10%); and

•	lead initiatives to continue to improve our presence with nonprofits (10%).

Mr. Warren’s goals, with weighting, were to:

•	successfully integrate acquisitions (40%);

•	execute global tax planning (40%); and

•	enhance investor relations globally (20%).

The weighting was based on the Committee’s determination of the relative priority of each of these goals, and was consistent with the CEO’s recommendation.

In early 2014, the Committee reviewed the achievement of the goals, considering each executive’s assessment and, with respect to Mr. Zaslav, the input of the Board. The Committee determined that the Company met or exceeded the goals with respect to Net Revenue, Adjusted Free Cash Flow and Further Adjusted OIBDA. With respect to the qualitative goals, the Committee, in consultation with the Board, determined that Mr. Zaslav had achieved his qualitative goals at the 93% level. This level of achievement reflected the “stretch” quality of the goals and the Committee’s desire to incentivize outstanding performance with goals that require significant over achievement.

The Committee determined that Mr. Hendricks had achieved his qualitative goals at the 100% level, and that Mr. Warren had achieved his goals at the 100.3% level. With respect to Mr. Warren, the Committee also considered the individual multiplier recommended by Mr. Zaslav, Mr. Zaslav’s recommendation of 102% in discretionary upside on the quantitative goals, and allocation of a discretionary performance pool amount, using the same methodology described with respect to Messrs. Hollinger and Campbell bonus calculations, below.

Based on these assessments, the Committee certified achievement of the performance criteria and exercised its downward discretion from the maximum bonus to determine that bonus payments of $5.79 million to Mr. Zaslav (97% of the overall target amount, based on achievement of 100% of the quantitative and 93% of the qualitative goals), $600,000 to Mr. Hendricks (100% of the target amount), and $1.32 million to Mr. Warren (141% of the target amount) were appropriate.

Annual Cash Bonus Payments for Messrs. Hollinger and Campbell

Messrs. Hollinger and Campbell are each eligible for an annual cash bonus award of a percentage of base salary. The financial metrics that applied to Mr. Campbell under the ICP were based on the Company’s results. The financial metrics that applied to Mr. Hollinger were based 80% on the results of the Discovery Networks International line of business, and 20% on Company results. This approach is consistent with the general ICP program, in which employees are assigned metrics based on the employee’s role and organizational assignment.

The aggregate amount payable to an individual under the ICP is calculated by:

•	first, determining the target bonus of each employee (the pre-established percentage of the employee’s base salary);

•	second, establishing the amount payable due to the achievement of Discovery as a whole and any applicable line of business performance measures, as applied to the target bonus amount;

•	third, multiplying that amount by an individual multiplier (ranging from 0 to 1.5) that reflects individual performance; and

•

fourth, adding to the total payout amount a specific dollar amount that is an allocation of the “performance pool.” The performance pool is a total amount of money that is available to allocate to high performers if the applicable financial metrics are achieved at a level higher than 100% of target.

The calculation of the amount of the ICP award for each of the participating NEOs was as follows:

(Target bonus) X (percentage based on achievement of Company performance metrics/percentage based on applicable line of business results) X (individual performance multiplier) + (allocation of any available performance pool funds based on individual performance)

2013 ICP, Paid in March 2014

In the first quarter of 2013, the Committee established threshold (25% payout), target (100% payout) and maximum (125% payout) amounts for each of the ICP financial metrics, a ceiling beyond which higher payments would only be made relating to such metric at the Company’s discretion and a scale that determined the amount payable for achievement of results in between the minimum and the over-achievement amounts.

The 2013 ICP performance targets for the Company as a whole are set forth in the following table (as adjusted for the same divestiture of a U.S. subsidiary that applied to the quantitative metrics for Messrs. Zaslav, Hendricks and Warren):

Discovery Communications	Weighting	Threshold	Target	Maximum	Actual Achievement
Net Revenue ($ in millions)	45%	$5,111	$5,689	$6,246	$5,696
Adjusted Free Cash Flow ($ in millions)	55%	$957	$1,315	$1,672	$1,354

The 2013 ICP performance targets for Discovery Networks International (the metric used for 80% of Mr. Hollinger’s 2013 bonus) are set forth in the following table:

Discovery Networks International	Weighting	Threshold	Target	Maximum	Actual Achievement
Net Revenue ($ in millions)	45%	$2,342	$2,603	$2,863	$2,638
Further Adjusted OIBDA ($ in millions)	55%	$731	$1,012	$1,199	$1,030

The Net Revenue and Adjusted Free Cash Flow measures for the Company-wide metrics are the same measures used with respect to the annual cash bonus for Messrs. Zaslav, Hendricks and Warren, and were subject to the same adjustments discussed above.

The determination as to whether the 2013 financial performance measures were met was made during the first quarter of 2014 following the review of the full-year 2013 audited financial statements. Both the international division and overall Company financial metrics exceeded 100% of target so a performance pool was available for allocation for the NEOs covered by the ICP. In the cases of Messrs. Hollinger and Campbell, Mr. Zaslav recommended an individual performance multiplier to be applied to the ICP calculation. Mr. Zaslav also recommended allocation of the performance pool to Messrs. Hollinger and Campbell, based on their strong 2013 performance. The Committee reviewed this recommendation, each of these NEOs’ self-assessment of individual performance for 2013, and Mr. Zaslav’s review of each executive’s 2013 performance that supported his recommendation of the individual multiplier. The Committee certified achievement of the Section 162(m) performance criterion and exercised its downward discretion from the maximum bonus to determine a bonus payment of $3.15 million for Mr. Hollinger (140% of the target amount) and $1.56 million for Mr. Campbell (162% of the target amount).

Please refer to the “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” column of the Grants of Plan Based Awards Table for more information regarding the range of 2013 payouts available to these NEOs and the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table for the actual amounts paid to them with respect to their 2013 awards.

Long-Term Incentive Compensation

We believe that delivering a substantial portion of an executive’s total direct compensation in equity or equity-type awards helps to align our executives’ interests with those of our stockholders. In 2013, we made long-term equity or equity-type awards to each of the NEOs, which we believe serves to focus their attention on increasing the Company’s value over time. The Committee considered our TSR and the TSR of each of our peer companies as a reference point when considering grants of long-term incentive awards, and determined that it was appropriate to make long-term incentive awards in 2013.

With respect to each of the NEOs other than Mr. Zaslav, the Committee determined a target amount for the 2013 long-term incentive (“LTI”) awards, which was then converted into a number of stock options and PRSUs (50% of the target value in stock options, 50% in PRSUs, as described under “—Stock Plan,” below ). The awards for Mr. Zaslav were based on the provisions of his employment agreement, which required a number of units rather than a dollar-value target amount.

The following chart summarizes the equity award design for each NEO. Because the award for Mr. Zaslav was based on a number of units rather than an overall target value, we have included the fair market value as of the date of grant for that award in the column that specifies the 2013 target amount for the other NEOs.

NEO	2013 Target Amount or FMV	2013 LTI Awards	Design

David Zaslav, CEO	$22.55 million (fair market value at time of grant)	1,848,961 CS- SARs	An award of a specified number of CS-SARs each year. The CS-SARs mature and pay out in four equal tranches, 25% each year, as of the first four anniversaries of the date of grant. The amount of the payout, if any, is based on the appreciation in our stock price over the price at grant. These instruments are designed to auto-exercise – Mr. Zaslav does not choose the timing of exercise; each tranche automatically exercises on the anniversary of the grant date. All of the units are exercised by the fourth anniversary of the date of grant.

Andrew Warren, CFO	$1.6 million	34,508 stock options	Stock options vest 25% each year on the first four anniversaries of the date of grant and expire on the seventh anniversary of the date of grant.

		10,909 PRSUs	PRSUs vest 50% in 2016 if the Company achieves targets for revenue, Adjusted OIBDA, and Adjusted Free Cash Flow over a three-year performance period (FY 2013-2015), and 50% in 2017 based on the executive’s continued service to the Company.

John Hendricks, Founder and Chairman	$5.8 million	124,011 stock options 39,201 PRSUs	Stock option and PRSU awards were made with the same design as the awards to Mr. Warren.

Mark Hollinger, President and CEO, Discovery Networks International	$3.3 million	71,172 stock options	Stock option and PRSU awards were made with the same design as the awards to Mr. Warren.

22,498 PRSUs

Bruce Campbell, Senior Executive Vice President, Chief Development Officer and General Counsel	$2.3 million	49,605 stock options	Stock option and PRSU awards were made with the same design as the awards to Mr. Warren.

15,681 PRSUs

The Committee’s intent is to make equity awards annually in late February or early March of each year, with new hire and promotion grants made throughout the year in the Committee’s regular meetings, generally on or about the 15th of each month. In 2013, this resulted in the practice of holding regularly-scheduled Committee meetings on or about the 15th day of each month and making awards at each meeting, with the exercise price based on the closing price per share of the Company’s Series A common stock on the Nasdaq Global Select Market on the date the awards were granted. On occasion for administrative convenience, we may make a grant with a future effective date, with the grant price set on the future effective date. This occurred with respect to

Mr. Zaslav’s award of CS-SARs, which was required to be made as of January 2, 2013, under the terms of his employment agreement. The Committee approved the award on December 11, 2012, to be effective on January 2, 2013, and with a grant price equal to the Fair Market Value on January 2, 2013 as defined under his employment agreement.

Our practice of setting “fixed” equity award grant dates is designed to avoid the possibility that the Company could grant stock awards prior to the release of material, non-public information which is likely to result in an increase in its stock price, or to delay the grant of stock awards until after the release of material, non-public information that is likely to result in a decrease in the Company’s stock price.

Stock Plan

Generally. The 2005 Stock Plan is an equity-based long-term incentive plan that was approved by our shareholders in 2008 and was the primary vehicle for long-term incentive compensation for Company employees after we became a public company. The Company intends to request shareholder approval of equity plans used to make awards to NEOs every five years, to comply with requirements under Section 162(m) about plan approval. Accordingly, in 2013, the Board recommended that the shareholders approve a new equity plan, the 2013 Incentive Plan. The shareholders approved the 2013 Stock Plan in May 2013 and awards after that date were made under the 2013 Stock Plan. The terms of the 2005 and 2013 Stock Plans are generally consistent and equity awards under the two plans have the same vesting schedules and similar terms (e.g., stock option awards under the 2013 Stock Plan also vest over four years in four increments of 25% each).

The Committee has adopted a general design under which we make equity awards to our senior executives, which applied to the awards made to Messrs. Warren, Hendricks, Hollinger and Campbell in 2013. This involves setting a target value for the equity award that is converted into a number of stock options (based on the Black-Scholes value of the stock option) and PRSUs (based on the closing price of Discovery Series A common stock on the Nasdaq Global Select Market). In 2013, the Committee continued the practice of using the Black-Scholes valuation of the stock options as of the last trading day of the month prior to the date of grant and the closing price of the PRSUs as of the trading day before the date of grant with respect to these calculations. This administrative practice allows more efficient processing of equity grants and, with respect to stock options, the ability of the Committee to review the actual number of units at the time the grant is made.

Stock Options. The stock option awards have a four-year vesting schedule, become exercisable in equal tranches of 25% on the first four anniversaries of the date of grant, expire on the seventh anniversary of the date of grant, assuming continued employment, and are otherwise consistent with the terms of the applicable plan and award agreement.

PRSUs. The PRSU awards also have a four-year vesting schedule, but vest in two equal tranches, the first 50% on the third anniversary of the date of grant and the remaining 50% on the fourth anniversary, assuming continued employment, and are otherwise consistent with the terms of the applicable plan and award agreement. Vesting of the PRSU awards is contingent on meeting Company financial performance metrics for revenue, Adjusted OIBDA, and Adjusted Free Cash Flow, for a three-year performance period. The Committee adopted this design after reviewing market trends and best practices and concluding that a balance of stock options and PRSUs would:

•	provide appropriate incentives;

•	link the interests of our senior executives to our stockholders, focusing our senior executives on longer-term Company financial goals;

•	serve as a retention tool; and

•	allow for tax deductibility of the equity awards as performance-based.

The PRSU awards are intended to qualify as performance-based compensation under Section 162(m) and follow a similar structure to that of the annual bonus design. At the beginning of each year, the Committee sets a Company performance criterion and a maximum number of PRSUs for each NEO and certain other senior executives as the initial step in structuring the awards as performance-based under Section 162(m). If the performance criterion for the three-year performance period is met, the actual number of PRSUs distributed to each NEO is subject to the Committee’s negative discretion (“downward discretion”). The maximum amount of the PRSU award is the target amount. There is no upside for over-performance, which the Committee determined was appropriate to discourage excessive risk-taking by our senior executives.

Once the Committee determines the performance criterion is met, the Committee exercises its downward discretion based on Company performance against the revenue, Adjusted OIBDA, and Adjusted Free Cash Flow targets. As part of the Committee’s downward discretion, the awards also provided that the Committee may determine, for awards to NEOs other than Mr. Zaslav, and based on the Company’s performance relative to peers, to (i) reduce the number of vesting shares by up to 25% or (ii) increase the number of vesting shares by up to 25% (but not beyond 100% of the target amount for each PRSU award).

The performance metrics to be used by the Committee in its exercise of downward discretion are based on revenue, Adjusted OIBDA, and Adjusted Free Cash Flow. Over-performance on the Adjusted OIBDA or Adjusted Free Cash Flow measures may offset under-performance by any of the other two metrics, but over-performance on the revenue metric cannot offset under-performance on the other two metrics. The metrics and weighting for the awards of PRSUs made in 2013 are as follows:

		Performance Against Target
	Weight	120%	110%	100%	95%	90%	85%	81%	80%
Revenue ($ in millions)	20%	21,451	20,557	18,770	17,876	16,982	16,088	15,195	14,390
Adjusted OIBDA ($ in millions)	40%	8,914	8,542	7,799	7,428	7,057	6,685	6,314	5,980
Adjusted Free Cash Flow ($ in millions)	40%	4,535	4,346	3,968	3,779	3,590	3,401	3,212	3,042

Maximum Vesting		100%	100%	100%	95%	90%	75%	50%	0%

CS-SARs. Mr. Zaslav’s only equity award in 2013 was an award of CS-SARs, with special terms as provided in his employment agreement. Under his new employment agreement, Mr. Zaslav will receive a mix of long-term incentive awards. CS-SAR awards consist of a number of units that represent an equivalent number of shares of Discovery Series A common stock. For the award to Mr. Zaslav, the base price is determined based on the average of the closing stock prices of the Series A common stock on the Nasdaq Global Select Market over the 10 trading days immediately preceding and including the grant date and the 10 trading days immediately following the grant date. The award vests and is automatically exercised as to 25% of the units on each of the four anniversaries of the date of grant, assuming continued employment. On each vesting date, if Mr. Zaslav is employed by Discovery or any of its subsidiaries, he will be entitled to receive a cash payment equal to the product of (x) the number of units that vested on that date, multiplied by (y) the difference between the base price and the average stock price on the vesting date, calculated as described above. These instruments are designed to auto-exercise – Mr. Zaslav does not choose the timing of exercise, each tranche automatically exercises on the anniversary of the grant date. All of the units are exercised by the fourth anniversary of the date of grant.

LTI Awards for Messrs. Warren, Hendricks, Hollinger and Campbell

In March 2013, the Committee approved equity awards for each of Messrs. Warren, Hendricks, Hollinger, and Campbell. Pursuant to the design approved by the Committee, each award was in the form of stock options and PRSUs. The Committee determined the value of each award considering the executive’s performance in the prior year and market data with respect to the size of long-term incentive awards for similar roles in our peer group. This resulted in a significant increase in the size of the award to Mr. Campbell in 2013 to $2.3 million from the size of the 2012 award ($1 million), based on the Committee’s assessment that Mr. Campbell’s total direct compensation was low to market and below the median of the 2013 Peer Group.

Executive	2013 Equity Award Value	Market Position After Award (Total Direct Compensation)
Andrew Warren	$1.6 million	Between median and 75th percentile
John Hendricks	$5.8 million	No precise matches given unique role
Mark Hollinger	$3.3 million	Above the 75th percentile
Bruce Campbell	$2.3 million	Between median and 75th percentile

Payouts under PRSU Awards for Measurement Period 2011-2013

In February 2014, the Committee reviewed achievement of the performance thresholds for the measurement period that ran from January 1, 2011 through December 31, 2013, with respect to the awards made in 2011 to Messrs. Zaslav, Hollinger and Campbell. For the 2011 PRSU awards, the performance threshold was set at $2.9 billion in Adjusted OIBDA over the three-year performance period. The Committee determined that the Company had met or exceeded the performance threshold for these awards.

Each of the awards included performance metrics to be used by the Committee in its exercise of downward discretion, based on revenue, Adjusted OIBDA, and Free Cash Flow. The awards to Messrs. Hollinger and Campbell also included the Committee discretion to reduce or increase the number of shares based on the Company’s performance relative to peers. As an initial matter, the Committee reviewed the Company’s performance relative to the peer group during the three-year performance and determined that the Company’s performance had been strong relative to its peers. Accordingly, the Committee decided not to exercise discretion to reduce the number of shares for these awards.

The Committee then reviewed the performance against the three financial metrics for the awards to Messrs. Zaslav, Hollinger, and Campbell and concluded that the Company had met or exceeded each of the three metrics during the performance period. In accordance with Mr. Zaslav’s employment agreement then in effect, 100% of the 2011 award vested in 2014 and the Company distributed 60% of the shares (40% will be distributed in future years, in accordance with the terms of the agreement). With respect to the awards to Messrs. Hollinger and Campbell, 50% of the shares vested and were distributed, and 50% will be distributed in 2015 based on each executive’s continued employment and the other terms and conditions of the award. The performance against each of the three metrics was as follows:

	Targets					Performance					Payout Schedule
	Target Weighting	2011	2012	2013	Cumulative	2011	2012	2013	Cumulative	Perfor- mance against Target	CEO	Execu- tives
Revenue ($ in millions)	20%	4,090	4,292	4,448	12,830	4,235	4,487	5,535	14,257	111.10%	100%	100%
Adjusted OIBDA ($ in millions)	40%	1,860	1,958	2,049	5,867	1,914	2,095	2,425	6,434	109.70%	100%	100%
Adjusted Free Cash Flow ($ in millions)	40%	1,195	1,051	1,133	3,379	1,168	1,066	1,170	3,404	100.70%	100%	100%

Retirement Benefits

The NEOs generally participate in the same benefit plans and on the same terms as are offered to other U.S.-based full-time employees. We offer a 401(k) defined contribution plan as well as a non-qualified Supplemental Deferred Compensation Plan (the “SRP”) that is available to U.S.-based senior employees, including all of the NEOs. The NEOs participate in these plans on the same terms and conditions as other eligible employees.

To encourage participation in the 401(k) plan, the Company makes a matching contribution of (i) 100% of the employee’s first 3% of salary contributions to the defined contribution plans and (ii) 50% of the employee’s next 3% of salary contributions, up to a maximum amount of 4.5% of eligible base salary in the form of Company matching contributions, subject to certain limits under applicable tax regulations. We also make a supplemental contribution into the SRP for those employees whose base salary exceeds the IRS compensation limit under the 401(k) regulations. This Company contribution uses the same formula applied for the 401(k) match (4.5%) and that is applied to the base salary in excess of the IRS limit (for 2013, this was $255,000), up to a maximum of $1 million in base salary. In addition to base salary deferrals, participants in the SRP are also permitted to defer portions of payouts under the Discovery Appreciation Plan (“DAP”) and ICP awards into their SRP accounts. These amounts are not included in the calculation of the supplemental Company contribution into the SRP. The 401(k) and SRP accounts offer the same investment options, with the amounts actually invested for the 401(k) plan and with earnings measured hypothetically for the SRP.

We believe the SRP is necessary to allow employees who would otherwise be limited by IRS restrictions on the amount of compensation that may be considered in participation in the Company’s 401(k) plan to:

•	save a proportionate amount for retirement;

•	provide the same Company contribution amount to these employees that they would have received absent the IRS compensation limits in the 401(k) plan; and

•	support the goals of providing competitive compensation packages to our employees.

In 2013, we made a special Company contribution to Mr. Zaslav’s SRP account in the amount of $1.5 million. This was one of two contributions (the second was made in January 2014) provided for in the 2011 amendment to Mr. Zaslav’s employment agreement and in Mr. Zaslav’s new employment agreement entered into in January 2014. These special contributions are made to compensate Mr. Zaslav for the loss of certain deferral opportunities for DAP awards that were eliminated as part of the 2011 amendment. For details regarding Mr. Zaslav’s employment agreement, please see “Executive Compensation Arrangements—Zaslav Employment Agreement.”

For more information about the SRP, please refer to  the Non-Qualified Deferred Compensation Table below.

Health, Welfare and Other Personal Benefits

The NEOs are eligible to participate in the health, welfare and fringe benefits generally made available by the Company to its U.S.-based regular full-time employees, such as basic and supplemental life insurance, short and long-term disability, commuter reimbursement, fitness reimbursement and access to legal resources. Employees at the level of vice president and above, including the NEOs, are also eligible to participate in executive-level long-term disability and long-term care plans.

In addition, we provide the following perquisites and other personal benefits to our NEOs:

Relocation Expenses; Related Gross-Up. Consistent with our objective to attract and retain a high-performing executive management team, we actively recruit top-notch candidates from all over the country to fill executive level openings and will reimburse the newly hired executive for relocation costs and pay the executive an amount equal to the tax resulting from the reimbursement (a “gross-up”). Mr. Warren was hired in 2012 and his employment agreement provides for relocation benefits in 2012, to be used within 24 months after June 1, 2012, in accordance with and subject to the limitations of our relocation policy. We also provided transition benefits to Mr. Warren to defray the cost of an apartment near our Maryland headquarters for the time period prior to the relocation of his primary residence, which occurred in mid-2013 (this period is referred to as the “Transition Period”). We also provided him with a monthly car allowance and reimbursed him for travel between his home in Connecticut and our Maryland offices for the Transition Period. The relocation and transition expenses, and related gross-ups, incurred with respect to 2013 are reflected in the Summary Compensation Table.

Aircraft Usage; Related Gross-Up. We have an agreement with NetJets Inc. pursuant to which we lease the right to a specified amount of travel each calendar year on NetJets’ aircraft. We also commenced leasing a dedicated corporate aircraft in 2013. We allow Messrs. Zaslav and Hendricks to use a portion of our allotted travel time on NetJets aircraft, or our corporate aircraft, for personal use. Personal use of the aircraft by each of these two NEOs in 2013 was limited to $157,000 of aggregate incremental cost per calendar year, inclusive of all incremental costs associated with any personal guests that may accompany them on flights. Excluded from this limitation on personal flight time is personal use of the aircraft where we request that family members or guests accompany Messrs. Zaslav or Hendricks on a business trip. In January 2014, we entered into a new employment agreement that significantly amended the provisions on use of Company aircraft. For details regarding Mr. Zaslav’s employment agreement, please see “Executive Compensation Arrangements—Zaslav Employment Agreement.”

In general, we did not permit Mr. Zaslav to use NetJets or the corporate aircraft for commuting, which in 2013 was defined as flights between New York and Maryland that occur at the beginning or end of the work week. In some circumstances, however, we allowed Mr. Zaslav to use NetJets or the corporate aircraft for travel between New York and Maryland if we determined that it supported our business needs. This situation generally arose because Mr. Zaslav was in Maryland at the beginning of the work week and was required to return to New York for a mid-week business commitment, or stayed in New York for the beginning of the work week for a business commitment. In some cases, this type of travel may be reported as a perquisite in our Summary Compensation Table and may be considered “commuting” for tax purposes. To allow Mr. Zaslav to attend to the regular Company business commitments that he had in New York without limiting his travel options, we allowed him to use NetJets or corporate aircraft for this type of travel. We also “grossed up” any imputed income associated with travel that is approved for this treatment.

Family members may accompany Messrs. Zaslav and Hendricks on authorized business flights on NetJets or corporate aircraft at no aggregate incremental cost to the Company. For 2013, we provided a gross-up to Messrs. Zaslav and Hendricks to cover taxes for imputed income arising when a family member accompanied the executive on business travel at the request of the Company (e.g., when Mr. Zaslav’s spouse accompanied him to a business event in which attendance by a spouse is customary and serves our business interests). In addition, we provided Mr. Zaslav a gross-up to cover taxes arising from his mid-week travel that we treated as commuting.

Mobile Access. We reimburse Messrs. Zaslav and Hendricks for limited home office expenses, including monthly satellite, cable and related television charges and Internet access.

Car Allowance. We provide Mr. Zaslav with a monthly car allowance as provided in his employment agreement.

Split Dollar Life Insurance. The Company historically has maintained a split dollar life insurance policy for Mr. Hendricks. The premium cost for this policy is reflected in the “All Other Compensation” column of the Summary Compensation table.

For more information regarding the perquisites provided in 2013 to each NEO, please refer to the “All Other Compensation” column of the Summary Compensation Table.

Executive Stock Ownership Policy

In 2012, the Committee adopted an executive stock ownership policy that applies to the NEOs and certain other senior executives. The policy requires each covered executive to hold a specified amount of our stock, calculated as a multiple of the executive’s base salary, as described in the table below.

Position	Requirement (multiple of base salary)	Timeframe to reach (from later of effective date or becoming covered by policy)
CEO and Chairman	5X	5 years
Covered executive with LTI target grant value >1X of base salary	2X	5 years
Covered executive with LTI target grant value <1X of base salary	1X	6 years

The Committee determined that any shares of our stock beneficially owned by the covered executive, as well as unvested awards of PRSUs and RSUs, would be counted for purposes of meeting the stock holding target. Once an executive meets the target, the executive is expected to maintain holdings at the target for as long as he or she remains in a role that is identified as a covered executive under the policy.

The Committee may consider failure to meet the requirements of the policy in making compensation decisions for a covered executive, and may take any other action appropriate to support the intent of the policy, including requiring an executive to retain a percentage of shares pursuant to stock option exercises or vesting events in future years.

In mid-2013, the Committee reviewed the NEOs’ progress toward meeting the executive stock ownership policy as adopted in 2012. Each of the NEOs other than Mr. Warren already met the stock holding requirement. The Committee determined that Mr. Warren had made significant progress in meeting the requirement and was on track to meet it within the five-year time period specified by the policy.

Clawback Policy

All employees are subject to a “clawback” policy, adopted by the Committee in 2010. Under this policy, in addition to any other remedies available to the Company (but subject to applicable law), if the Board, or the Committee, determines that any employee has engaged in fraud or misconduct that resulted in a financial restatement, the Company may recover, in whole or in part, any bonus or other incentive-based or equity-based compensation, received by the employee from the Company in the 12 months after the filing of the financial statement that was found to be non-compliant. The Committee determined that it was appropriate to adopt the policy to provide a further deterrent to fraudulent activity.

Recent Developments

In January 2014, we entered into a new employment agreement with our CEO with a term through the end of 2019. This agreement is designed to secure Mr. Zaslav’s services in the long term and recognize his outstanding business success in extraordinary expansion in audiences, reach, and breadth that our company has experienced during Mr. Zaslav’s tenure. For details regarding Mr. Zaslav’s employment agreement, please see “Executive Compensation Arrangements—Zaslav Employment Agreement.”

On March 20, 2014, Discovery announced that Mr. Hendricks would be retiring as an officer and director of Discovery effective at the close of business on May 16, 2014, the date of our Annual Meeting of Stockholders. On March 25, 2014, the Company entered into a Letter Agreement with Mr. Hendricks, setting out the terms of his retirement from the Company (the “2014 Letter Agreement”). Under the 2014 Letter Agreement, the Company agreed to treat Mr. Hendricks as if he had retired at age 65, resulting in the options granted under the Equity Stake Transition Agreement accelerating and becoming currently exercisable. These options will expire in October 2018, in accordance with their terms. The option grants made in 2013 and 2014 are unaffected by the 2014 Letter Agreement, and under their terms, classify a separation from employment after reaching age 60 with ten years of service as a retirement under which all unvested option accelerate. Accordingly, the unvested options under these grants will become exercisable as of Mr. Hendricks’ retirement and will expire one year later, on May 16, 2015. The outstanding awards of performance-based restricted stock units grants made to Mr. Hendricks in 2013 and 2014 will be forfeited upon the effective date of his retirement.

EXECUTIVE COMPENSATION

The following tables set forth compensation information for our Chief Executive Officer, our Chief Financial Officer and our three other most highly compensated executive officers (computed in accordance with the SEC’s rules) who were serving as executive officers as of December 31, 2013.

Summary Compensation Table

Name and Principal Position	Year		Salary ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)		Total ($)
David M. Zaslav	2013		3,000,000	—	22,538,835	5,799,000	2,011,963	(5)	33,349,798
President and Chief Executive Officer	2012 2011		3,000,000 2,961,539	25,326,916 20,301,093	15,843,215 23,873,389	5,329,750 4,837,719	432,986 430,379		49,932,867 52,404,119

Andrew C. Warren	2013		925,442	816,866	851,312	1,317,903	483,003	(6)	4,394,526
Senior Executive Vice President and Chief Financial Officer	2012	*	657,692	1,011,439	1,019,729	903,691	186,484		3,779,035

Mark G. Hollinger	2013		1,326,923	1,684,650	1,755,813	3,153,700	51,661		7,972,747
President and CEO, Discovery Networks International	2012 2011		1,000,000 1,000,000	1,498,762 1,463,384	1,585,668 1,379,353	1,943,375 1,622,368	65,206 54,255		6,093,011 5,519,360

Bruce L. Campbell	2013		1,066,766	1,174,193	1,223,755	1,563,131	50,228		5,078,073
Senior Executive Vice President, Chief Development Officer and General Counsel	2012 2011		1,028,269 1,000,000	499,619 487,795	528,562 459,789	1,549,960 1,061,860	58,533 49,730		3,664,943 3,059,174

John S. Hendricks	2013		1,000,000	2,935,371	3,059,351	600,000	243,227	(7)	7,837,949
Chairman	2012		1,000,000	—	—	569,247	263,332		1,832,579
	2011		1,000,000	—	6,899,345	581,276	411,462		8,892,083

*	Partial year.

(1)	The dollar amounts in this column represent the grant date fair value compensation expense, computed in accordance with FASB ASC Topic 718, of PRSU and RSU awards. For each of the PRSU and RSU awards, the grant date fair value is calculated using the closing price of our Series A common stock on the grant date as if these awards were fully vested and issued on the grant date. There can be no assurance that these grant date fair values will ever be realized by the NEOs. See the “Grants of Plan-Based Awards in 2013” table below for information on PRSU awards made in 2013.

(2)	The dollar amounts in this column reflect the grant date fair value computed in accordance with FASB ASC Topic 718 with respect to the DAP awards, cash-settled stock appreciation rights and option awards granted to our NEOs for each of the applicable fiscal years. See Note 13 to our Annual Report on Form 10-K for information regarding the assumptions used in determining the value of the option awards. For the DAP awards and cash-settled stock appreciation rights, we also calculate the grant date fair value using the Black-Scholes model, using the assumptions described in Note 13 to our Annual Report on Form 10-K. These amounts do not reflect actual payments made to our NEOs. There can be no assurance that the full grant date fair value will ever be realized by any NEO.

(3)

These amounts reflect the cash performance awards earned by the applicable NEO under Discovery’s 2013 Incentive Plan for 2013 and the 2005 Incentive Plan for 2012 and 2011, which is more fully described under “Compensation Discussion and Analysis-Compensation Decisions—2013 ICP, Paid Out in March 2014”

above. The 2013 award amounts were determined and paid out during the first quarter of 2014, the 2012 award amounts were determined and paid out during the first quarter of 2013 and the 2011 awards were determined and paid out during the first quarter of 2012.

(4)	We offer executives basic life insurance as well as executive level disability and long-term care coverage. We also offer matching contributions to an executive’s 401(k) plan and contributions to the supplemental retirement plan, subject to certain limitations. Below are the payments made on behalf of the NEOs to the foregoing plans in 2013:

	Basic Life ($)	Disability/Long Term Care ($)	Matching Contributions
			401(k) ($)	SRP ($)
Mr. Zaslav	780	5,920	11,475	33,525
Mr. Warren	727	4,557	11,475	30,170
Mr. Hollinger	780	5,881	11,475	33,525
Mr. Campbell	780	4,448	11,475	33,525
Mr. Hendricks	780	0	11,475	33,525

For more information regarding these benefits, please see “Compensation Discussion and Analysis-Retirement Benefits” and “—Health, Welfare and Other Personal Benefits” above.

(5)	This amount includes $1.5 million for the special Company contribution made to Mr. Zaslav’s SRP account. This amount also includes $165,018 for personal use of aircraft (including family travel and flights deemed commuting for which Mr. Zaslav is not provided a tax gross-up), $49,411 for travel that is treated for tax purposes as commuting but that we consider business travel and $20,793 for related tax gross-ups for the commuting travel. See “Compensation Discussion and Analysis—Health, Welfare and Other Personal Benefits-Aircraft Usage; Related Gross-Up” above for more information regarding our policies for Mr. Zaslav’s use of our allotted travel on our corporate aircraft. Also includes $13,568 for non-flight travel and other commuting expenses and $13,136 for related tax gross-ups. The table also includes $16,800 for a car allowance, $9,975 in respect of home office expenses and $171,562 for personal security services, including a car and security-trained driver provided to Mr. Zaslav for business overseas travel and domestically, for a limited period of time, that we provided after consulting with an independent security company.

(6)	This amount includes $236,608 in relocation expenses and $88,670 in associated tax gross-ups, as provided pursuant to the Company’s relocation policy. This also includes $54,401 in transition benefits for which Mr. Warren was eligible under his employment agreement and $56,395 for related tax gross-ups for the transition benefits. See “Executive Compensation Arrangements—Warren Employment Agreement” below for more information on the relocation benefits provided to Mr. Warren.

(7)	This amount includes $142,868 for personal use of aircraft for which Mr. Hendricks is not provided a tax gross-up and $2,452 for related tax gross-ups for business associate/spouse travel at the request of the Company. See “Compensation Discussion and Analysis—Health, Welfare and Other Personal Benefits-Aircraft Usage; Related Gross-Up” above for more information regarding our policies regarding Mr. Hendricks’ use of our allotted travel on our corporate aircraft. Also included in the table is $1,978 in respect of home office expenses and $50,149 for a split-dollar life insurance policy consisting of premium payments. See “Compensation Discussion and Analysis-Health, Welfare and Other Personal Benefits—Split Dollar Life Insurance” above for more information on Mr. Hendricks’ life insurance policy.

Grants of Plan-Based Awards in 2013

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards					All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)		Target (#)		Maximum (#)
David M. Zaslav	(1)		6,000,000	10,000,000
	1/2/2013									1,848,961	(2)	65.15	22,538,835
Andrew Warren	(1)		931,500	2,328,750
	3/1/2013									34,508	(4)	74.88	851,312
	3/1/2013				5,455	(3)	10,909	(3)				—	816,866
Mark G. Hollinger	(1)		2,250,000	3,750,000
	3/1/2013									71,172	(4)	74.88	1,755,813
	3/1/2013				11,249	(3)	22,498	(3)				—	1,684,650
Bruce L. Campbell	(1)		966,897	2,685,825
	3/1/2013									49,605	(4)	74.88	1,223,755
	3/1/2013				7,841	(3)	15,681	(3)				—	1,174,193
John S. Hendricks	(1)		600,000	2,500,000
	3/1/2013									124,011	(4)	74.88	3,059,351
	3/1/2013				19,601	(3)	39,201	(3)				—	2,935,371

(1)	These amounts reflect the possible payouts with respect to awards of annual cash bonus under the 2005 Stock Plan (as defined herein) for performance in 2013. Each NEO is assigned a target bonus amount and is eligible to receive an annual cash bonus award of up to 300% of base salary for Mr. Zaslav and 250% of base salary for all other NEOs, subject in each case to the Committee’s authority to exercise “downward discretion” and the 2005 Stock Plan’s $10 million limit. The amounts of annual cash bonus awards actually paid for performance in 2013 are disclosed in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table above. For more information regarding the terms of these annual cash bonus awards and the factors used by the Committee in exercising its downward discretion, please see “Compensation Discussion and Analysis—2013 Compensation Decisions—Annual Cash Bonus Awards.”

(2)	This amount reflects the number of stock appreciation rights granted. The award vests 25% of the shares on each anniversary of the grant date and is automatically payable in cash following vesting.

(3)	These amounts represent PRSU awards. The PRSUs vest if we achieve certain three-year performance targets. Of the grant, 50% will be distributed on each of the third and fourth anniversaries of grant, assuming the achievement of the three-year performance targets. For more information regarding these awards, including the performance targets, please see “Compensation Discussion and Analysis—Long-Term Incentive Compensation.”

(4)	These amounts represent stock options that will vest 25% per year for four years on the anniversary of the grant date and expire on March 1, 2020.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Grant Date Market Value or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
David M. Zaslav	—	465,369	31.69	(1)
	—	1,163,421	41.17	(1)
	—	1,288,765	41.30	(2)
	—	1,848,961	65.15	(2)
						523,764	(3)(17)	20,301,093
						529,077	(3)(18)	25,326,916
Andrew Warren	14,443	43,332	51.29	04/12/2019	(4)
	—	34,508	74.88	03/01/2020	(14)
						19,720	(5)	1,011,439
						10,909	(9)(19)	816,866
Mark G. Hollinger	—	31,460	32.39	03/15/2017	(6)
	—	47,928	38.76	03/16/2018	(7)
	—	70,789	47.87	03/15/2019	(8)
	—	71,172	74.88	03/01/2020	(14)
						23,156	(9)(15)	750,023
						37,755	(9)(17)	1,463,384
						31,309	(9)(18)	1,498,762
						22,498	(9)(19)	1,684,650
Bruce L. Campbell	—	10,225	32.39	03/15/2017	(6)
	—	15,976	38.76	03/16/2018	(7)
	7,865	23,597	47.87	03/15/2019	(8)
	—	49,605	74.88	03/01/2020	(14)
						7,526	(9)(15)	243,767
						5,354	(9)(16)	200,025
						12,585	(9)(17)	487,795
						10,437	(9)(18)	499,619
						15,681	(9)(19)	1,174,193
John S. Hendricks	1,563,929	—	14.53	10/01/2018	(10)
	1,244,567	—	28.91	10/01/2018	(11)
	372,803	124,268	43.27	10/01/2018	(12)
	248,535	248,536	36.73	10/03/2018	(13)
	—	124,011	74.88	03/01/2020	(14)
						39,201	(9)	2,935,371

(1)	These awards were made under the DAP. Each award vests 25% on each anniversary of its grant date and is payable in cash. DAP awards have no expiration date and payment is automatically made in cash in connection with vesting.

(2)	These awards represent stock appreciation rights that vest 25% on each anniversary of the grant date and are automatically payable in cash in connection with the vesting.

(3)	These amounts represent PRSUs granted pursuant to the terms of Mr. Zaslav’s employment agreement. The vesting of the PRSUs is subject to the achievement of certain performance metrics. For details regarding vesting and performance criteria for these PRSUs, please see “Executive Compensation Arrangements—Zaslav Employment Agreement.”

(4)	This stock option vests in four equal installments beginning April 12, 2013.

(5)	This restricted stock unit vests 33% on the second and third anniversary of the April 12, 2012 grant date and 34% on the fourth anniversary.

(6)	These stock options vest in four equal installments beginning March 15, 2011.

(7)	These stock options vest in four equal installments beginning March 16, 2012.

(8)	These stock options vest in four equal installments beginning March 15, 2013.

(9)	These amounts represent PRSUs. Vesting under the PRSUs is dependent on the achievement of three year performance metrics. If performance targets are met, the award vests 50% after the third year and 50% after the fourth year. For more information regarding these awards, please see “Compensation Discussion and Analysis—Long Term Incentive Compensation”.

(10)	This stock option vested in four equal installments beginning October 1, 2009.

(11)	This stock option vests in four equal installments beginning October 1, 2010.

(12)	This stock option vests in four equal installments beginning October 1, 2011.

(13)	This stock option vests in four equal installments beginning October 3, 2012.

(14)	These stock options vest in four equal installments beginning March 1, 2014.

(15)	These PRSU amounts relate to the March 15, 2010 PRSU grant, with a performance period that expired December 31, 2012.

(16)	This PRSU amount relates to the August 12, 2010 PRSU grant, with a performance period that expired December 31, 2012.

(17)	These PRSU amounts relate to the March 16, 2011 PRSU grant, with a performance period that expired December 31, 2013.

(18)	These PRSU amounts relate to the March 15, 2012 PRSU grant, with a performance period that expires December 31, 2014.

(19)	These PRSU amounts relate to the March 1, 2013 PRSU grant, with a performance period that expires December 31, 2015.

Discovery Appreciation Plan

Generally. The Discovery Appreciation Plan, or DAP, is a long-term incentive plan that was, before we became a public company, designed to permit our employees to participate in increases in the market value of the Series A common stock of Discovery’s predecessor, DHC. These awards consisted of a number of units which represented an equivalent number of shares of DHC Series A common stock and a base price which was determined based on the average of the closing stock prices of the DHC Series A common stock on the Nasdaq Global Select Market over the 10 trading days immediately preceding and including the grant date and the 10 trading days immediately following the grant date. Each award vests as to 25% of the units on each of the four anniversaries of the date of grant.

After we became a public company, we began making awards under the Stock Plan and no new DAP awards were made to NEOs, except that we continued to make DAP awards to Mr. Zaslav pursuant to the terms of his employment agreement through January 2011. We entered into an amendment to Mr. Zaslav’s employment agreement in December 2011 under which Mr. Zaslav received grants of CS-SAR awards under the 2005 Stock Plan and no longer received DAP awards. Accordingly, since January 2011, we have not made any new awards under the DAP. Messrs. Campbell, Hendricks and Hollinger previously received DAP awards, which are now fully vested and paid out. Mr. Warren never received DAP awards.

Award Provisions. The DAP provides that upon termination of employment for cause (as defined in the DAP), a participant’s units, whether vested or unvested, are forfeited. If a participant voluntarily or involuntarily (other than for cause) terminates employment other than for death, disability or retirement, all unvested units are forfeited. In the case of the participant’s voluntary termination of employment other than for retirement, 100% of the value of vested units will be paid if the participant signs a general release that includes a covenant not to compete and abides by such agreements as provided in the DAP, and, if not, only 75% of the value of the vested units will be paid. If a participant is involuntarily terminated other than for cause, the participant would be paid for all vested DAP awards. Vesting of 100% of units generally is accelerated in the event that (1) a participant dies, becomes disabled, or retires, (2) a participant’s employment is terminated other than for cause within twelve months of a change in control (as defined in the DAP), or (3) the DAP is terminated. Under the DAP, a participant may retire and qualify for accelerated vesting, in general, after attainment of age 62 with five years of service.

The DAP’s provisions for vesting or forfeiture of units on termination of employment in various circumstances as described above govern the DAP awards made to Mr. Zaslav unless otherwise provided in his employment or other agreements. Please see “—Executive Compensation Arrangements” and “—Potential Payments Upon Termination or Change in Control” below for a description of this agreement.

Option Exercises and Stock Vested in 2013

	Option Awards			Stock Awards
Name	Number of Shares Acquired on Exercise (#)		Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)(6)
David M. Zaslav	1,848,961	(2)	58,682,601	376,665	(7)	26,603,849
Andrew Warren	—		—	—		—
Mark G. Hollinger	165,902	(3)	6,963,480	23,155	(8)	1,790,345
Bruce L. Campbell	46,649	(4)	2,078,819	12,878	(9)	995,727
John S. Hendricks	1,300,000	(5)	86,211,053	—		—

(1)	Represents cash actually received with respect to DAP units and the spread from stock option exercises listed in the corresponding column of the table

(2)	Represents the vesting and automatic exercise of (i) 372,295 units of Mr. Zaslav’s January 2, 2009 DAP grant for $18,916,309, (ii) 465,368 units of the January 2, 2010 DAP grant for $15,571,213, (iii) 581,710 units of the January 2, 2011 DAP grant for $13,949,406, and (iv) 429,588 units of the January 2, 2012 CS-SAR grant for $10,245,673.

(3)	Represents the aggregate exercises of Mr. Hollinger’s March 15, 2010 stock option, March 16, 2011 stock option, and March 15, 2012 stock option.

(4)	Represents the aggregate exercises of Mr. Campbell’s March 15, 2010 stock option and March 16, 2011 stock option.

(5)	Represents the aggregate exercises of Mr. Hendricks’ October 1, 2008 stock option.

(6)	Represents the value realized upon PRSU vestings listed in the corresponding column of the table, using the closing market value of the shares on the vesting date.

(7)	Represents the aggregate vesting of Mr. Zaslav’s March 15, 2010 PRSU.

(8)	Represents the aggregate vesting of Mr. Hollinger’s March 15, 2010 PRSU.

(9)	Represents the aggregate vesting of Mr. Campbell’s March 15, 2010 PRSU and August 12, 2010 PRSU.

Nonqualified Deferred Compensation(1)

Name	Executive Contributions in last fiscal year ($)		Registrant Contributions in last fiscal year ($)(5)		Aggregate Earnings in last fiscal year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at 12/31/13 ($)
David M. Zaslav	7,566,524	(3)	1,533,525	(6)	5,220,015	—	48,470,360
Andrew C. Warren	138,816	(2)	30,170		45,120	—	319,982
Mark G. Hollinger	254,327	(2)	33,525		106,317	—	2,388,327
Bruce L. Campbell	437,583	(4)	33,525		152,821	—	1,462,192
John S. Hendricks	70,000	(2)	33,525		258,038	—	1,049,771

(1)	This table provides information with respect to the Supplemental Retirement Plan for senior employees. For more information regarding the SRP, please see “Compensation Discussion and Analysis—Retirement Benefits” above.

(2)	These amounts are reported under “Salary” for 2013 in the Summary Compensation Table.

(3)	This amount relates to the deferral of payment in respect of a vested DAP award.

(4)	This amount includes $205,089, which relates to Salary that is reported under “Salary” for 2013 in the Summary Compensation Table and $232,494, which relates to deferral of a portion of his ICP paid in 2013 for 2012 performance that was reported under “Non-Equity Incentive Plan Compensation” in 2012.

(5)	These amounts are reported under “All Other Compensation” for 2013 in the Summary Compensation Table.

(6)	This amount includes the Company’s discretionary contribution of $1.5 million to Mr. Zaslav under the Supplemental Deferred Compensation Plan as provided in the second addendum to his employment agreement and $33,525, which represents the Company’s annual SRP contribution to Mr. Zaslav as reported under “All Other Compensation” for 2013 in the Summary Compensation Table.

Executive Compensation Arrangements

Zaslav Employment Agreement

We have an employment agreement with David Zaslav, our President and Chief Executive Officer. The original agreement was entered into for a term of five years commencing on January 2, 2007. On September 9, 2009, we entered into a first addendum to this employment agreement, which extended the term of the employment agreement through February 1, 2015. On December 15, 2011, we entered into a second addendum to Mr. Zaslav’s agreement, pursuant to which we agreed to provide him with grants of CS-SARs under the terms of the applicable Stock Plan beginning in 2012, among other changes, which are discussed below. For 2013, Mr. Zaslav was entitled to and did receive a salary of $3 million as provided for by the first addendum. On January 2, 2014, we entered into a new employment agreement with Mr. Zaslav, which replaces his prior employment agreement, with a term commencing January 2, 2014 and continuing through December 31, 2019.

Original Employment Agreement and Addendum

Under the terms of the original agreement, Mr. Zaslav was entitled to receive a guaranteed annual bonus equal to $1 million for 2011, plus the opportunity to earn a performance-based bonus in excess of the guaranteed bonus amount applicable to a particular year, dependent on the achievement of qualitative and quantitative performance criteria. Pursuant to the terms of the first addendum, there is no longer a guaranteed bonus amount during the term of the agreement. Mr. Zaslav’s annual incentive compensation plan target amount for 2011 was increased from $4.5 million, with no guaranteed amount, to $5 million, also with no guaranteed amount. Under the agreement, there were annual increases of $500,000 in the target bonus amount from 2012 through 2014. The actual amount paid to Mr. Zaslav depended on the achievement of qualitative and quantitative performance criteria. For 2013, Mr. Zaslav received an annual performance bonus of $5,799,000. The Compensation Committee determined the amount of Mr. Zaslav’s bonus for 2013 on achievement of quantitative and qualitative performance goals, and will continue to determine Mr. Zaslav’s annual bonuses going forward.

Pursuant to the first addendum, Mr. Zaslav was eligible to receive three tranches of PRSUs for our Series A common stock, granted within the first 90 days of each of 2010, 2011 and 2012, all of which have been granted. The number of PRSUs for each tranche was calculated as follows: (a) 333,333 PRSUs (333,334 in 2012) plus (b) the number of units (not to exceed 800,000) calculated by dividing $8 million by the fair market value of our Series A common stock, as follows: for the 2010 tranche, on the effective date of the addendum and for the 2011 and 2012 tranches, on the first business day of the applicable year. Under this formula, the 2010 tranche consisted of 627,775 PRSUs, the 2011 tranche consisted of 523,764 PRSUs, and the 2012 tranche consisted of 529,077 PRSUs. The performance period for the tranches will be as follows: for 2010, 3-year performance goals were set in 2010 for performance from 2010 to 2012; for 2011, 3-year performance goals were set in 2011 for performance from 2011 to 2013; and for 2012, 3-year performance goals were set in 2012 for performance from 2012 to 2014. Performance will be measured cumulatively during the applicable 3-year performance period, so that to the extent there are individual annual targets within the 3-year performance period, the failure to meet any annual target in the 3-year performance period will not eliminate the opportunity to earn the full tranche of PRSUs through performance in the later years. The review of performance relative to the performance metrics for each 3-year performance period will be completed within thirty days of the delivery of our audited financial statements for the last year of such 3-year performance period. The achievement of the performance metrics will be determined by the Compensation Committee. The full tranche of the PRSUs will be earned only upon full (100%) achievement of the target for each performance metric. If Mr. Zaslav’s performance relative to the targets is less than 80% of such targets, then no portion of the tranche will be earned; and if Mr. Zaslav’s performance relative to the targets is between 80% and 100%, then the amount of the tranche earned will be prorated from 0% to 100%.

Also pursuant to the first addendum, the Compensation Committee will determine the portion of the tranche which has been earned based on performance. To the extent a tranche is earned, 60% will be paid in the year following the end of the 3-year performance period. The remaining 40% of each earned tranche will be distributed as follows: (a) if Mr. Zaslav remains employed as our chief executive officer after February 1, 2015, in three equal installments in each of 2015, 2016 and 2017, or (b) if Mr. Zaslav separates from service on or prior to February 1, 2015, in two equal installments in each of 2015 and 2016. In the event that our financial statements for any year during a 3-year performance period are restated within five years following the close of such three-year performance period, then the Compensation Committee will re-determine whether, and the extent to which, the performance metrics for such 3-year period were achieved based on the restated financial statements. If we previously delivered too few shares of stock in settlement of the PRSUs, we will deliver the additional shares to Mr. Zaslav, and if we previously delivered too many shares of stock in settlement of the PRSUs, Mr. Zaslav will deliver the excess shares to us.

Under the original agreement, if Mr. Zaslav’s employment is terminated as a result of his death or “disability”, or by Mr. Zaslav for “good reason” or by us other than for “cause” (in each case, as defined in the agreement): prior to December 31, 2014, then Mr. Zaslav shall be entitled to a pro-rata portion of the 2011 and

2012 tranches of PRSUs based upon actual performance through the date of termination, provided that (a) the maximum number of PRSUs in each tranche which may be earned is limited to 1/3 multiplied by the number of full or partial years completed for the performance period (for example, if Mr. Zaslav had been terminated other than for “cause” during 2013, the pro-rated vesting could not have exceeded 2/3 of the 2012 tranche and 1/3 of the 2013 tranche); and (b) if such termination is prior to the grant date for a tranche, then the tranche will not be granted. Notwithstanding the foregoing, if within 12 months after a “change in control” (as defined in the first addendum) Mr. Zaslav’s employment is terminated by us other than for “cause” or by Mr. Zaslav for “good reason”, or if Mr. Zaslav voluntarily resigns within 12 months after a “change in control”, then the outstanding PRSUs (for which the performance period has not expired) will become fully vested as of the date of termination (regardless of actual performance).

2014 Employment Agreement

For the 2014 agreement, Mr. Zaslav’s base salary will be $3,000,000 per annum for the duration of the agreement. Mr. Zaslav’s target annual bonus under the agreement for 2014 will be $6,600,000 and will increase by $600,000 each year until 2018. For 2018 and 2019, Mr. Zaslav’s target annual bonus will be $9,000,000. There is no guaranteed bonus amount. The actual amount paid to Mr. Zaslav will depend on the achievement of qualitative and quantitative performance objectives, which will be determined each year by the Compensation Committee in consultation with Mr. Zaslav.

Pursuant to the 2014 agreement, Mr. Zaslav was granted 224,845 performance-based restricted stock units (“PRSUs”) with a one-year performance period (the “Sign On PRSUs”), which were required to be granted within the first 90 days of 2014. The Sign On PRSUs will be earned if (and to the extent) Mr. Zaslav meets the performance metrics for 2014, as determined by the Compensation Committee, provided that as of December 31, 2014 Mr. Zaslav is still employed by the Company or has been terminated other than for “Cause” or has resigned for “Good Reason” (as defined in the agreement). The Sign On PRSUs will be earned at 100% if the performance metrics have been achieved in full and, for performance between 80% and 100%, the amount of the Sign On PRSUs earned will be prorated from 0% to 100%, consistent with the proration applied to PRSUs of the Company’s other senior executives. The Sign On PRSUs, to the extent earned, will be paid out in shares 50% in 2015 and 25% in each of 2016 and 2017 (as soon as practicable after the beginning of each such year), unless Mr. Zaslav has elected to defer the receipt of the shares. Mr. Zaslav will also be granted PRSUs from 2014 to 2018, conditioned on his employment on the grant date of each tranche of PRSUs. In 2014, Mr. Zaslav received 910,000 PRSUs (in addition to the Sign On PRSUs) and in 2015, he will receive 179,876 PRSUs. The PRSUs in each grant from 2016 to 2018 will be determined by dividing $15 million by the closing price of the Company’s Series A Common Stock on the date prior to grant. The PRSUs granted in 2014, 2016 and 2017 will be earned based on the achievement of performance metrics measured over a three-year performance period and the PRSUs granted in 2015 and 2018 will be earned based on the achievement of performance metrics measured over a two-year performance period. The Compensation Committee will set the performance metrics for each two- or three-year performance period at the time of grant in consultation with Mr. Zaslav. The PRSUs will be paid as follows: 50% shall be paid in the calendar year immediately following the last calendar year of the applicable two- or three-year performance period, as soon as practicable following the Compensation Committee’s determination of performance for such performance period, and the remaining 50% shall be paid one-half as soon as practicable after the beginning of the second calendar year following the last calendar year of the applicable performance period and one-half as soon as practicable after the beginning of the third calendar year following the last calendar year of the applicable performance period. Mr. Zaslav may elect to defer receipt of the shares issuable pursuant to his PRSUs, including his Sign On PRSUs. Mr. Zaslav has agreed to defer and/or hold at least 60% of his PRSUs until 2020 or beyond, unless there is an earlier “Separation From Service” (as defined in the agreement) or “Change in Control” (as defined in the agreement).

Under the 2014 agreement, Mr. Zaslav will no longer receive replenishment grants of cash settled stock appreciation rights (“CS-SARs”) upon the maturity of any DAP awards or CS-SAR awards made to Mr. Zaslav prior to the execution of the agreement with a maturity date on or after January 1, 2014, pursuant to second addendum to the original agreement. Mr. Zaslav will receive grants of stock appreciation rights under the 2013 Stock Incentive Plan (the “Special SARs”), as described below. The Special SARs will vest in four equal annual installments and the appreciation will be paid out 25% in Series A Common Stock and 75% in cash, automatically after vesting. The base price of the Special SARs will be based on the average closing stock price of our Series A common stock over the ten trading days before and including the grant date and the ten trading days after the grant date; the payout on maturity will be determined using a similar average of the closing stock prices around the applicable vesting date. Mr. Zaslav received his first grant of 3,702,660 Special SARs on January 2, 2014, and will receive subsequent Special SAR replenishment grants upon the payment of Special SARs in connection with scheduled payment dates until the final replenishment grant in 2018, provided Mr. Zaslav remains a full-time employee of the Company. Mr. Zaslav will, within 18 months of the date the cash-settled portion of a Special SAR is paid, use 35% of the net after-tax proceeds therefrom to invest in the Company’s stock. Mr. Zaslav will also use reasonable efforts to hold the shares so acquired plus the net shares he receives from the stock-settled portion of the Special SARs for the term of his employment, provided that he may liquidate his holdings to finance a transaction that would result in a net increase in his exposure to the Company’s equity. If Mr. Zaslav’s employment is terminated without Cause or for Good Reason, all of the outstanding DAP awards, Special SARs and CS-SARs will become fully vested and payable in accordance with the terms of the agreement and the applicable awards.

Consistent with the prior agreement, the Company has made a discretionary contribution to its Supplemental Deferred Compensation Plan in the amount of $1.5 million in January 2014, which was made without regard to whether Mr. Zaslav was employed on the contribution date (unless Mr. Zaslav’s employment had been terminated for Cause). Mr. Zaslav had the right to elect the distribution timing and method of payment of such amounts in accordance with the terms of the plan and applicable law.

Mr. Zaslav is eligible to participate in all employee benefit plans and arrangements sponsored by the Company for the benefit of its senior executive group, including insurance plans. Mr. Zaslav is entitled to four weeks of vacation each year. Mr. Zaslav will receive a car allowance of $1,400 per month and, in accordance with the Aircraft Time Sharing Agreement between Mr. Zaslav and Discovery Communications, LLC entered into in connection with the Agreement (the “Time Sharing Agreement”) shall be entitled to use the Company’s aircraft for up to 200 hours of personal use per year. The Company shall pay for the first 100 hours of personal use and Mr. Zaslav shall reimburse the Company for personal use in excess of 100 hours. Under the Time Sharing Agreement, the reimbursement rate is two times the actual fuel cost for the airplane, in accordance with FAA-permitted reimbursement methods. Under the Agreement, if the Company requests that a family member or guest accompany Mr. Zaslav on a business trip, such use shall not be considered personal use, and to the extent the Company imputes income to Mr. Zaslav for such family member or guest travel, the Company may, consistent with company policy, pay Mr. Zaslav a lump sum “gross-up” payment sufficient to make Mr. Zaslav whole for the amount of federal, state and local income and payroll taxes due on such imputed income as well as the federal, state and local income and payroll taxes with respect to such gross-up payment.

Under the 2014 agreement, if Mr. Zaslav’s employment is terminated as a result of his death or “disability” (as defined in the Agreement), Mr. Zaslav or his heirs, as applicable, shall be entitled to receive: (i) Mr. Zaslav’s accrued but unpaid base salary through the date of termination; plus (ii) any annual bonus for a completed year that was earned but not paid as of the date of termination; plus (iii) any accrued but unused vacation leave pay as of the date of termination; plus (iv) any accrued vested benefits under the Company’s employee welfare and tax-qualified retirement plans, in accordance with the terms of those plans; plus (v) reimbursement of any business expenses (“Accrued Benefits”). In addition, (x) the Company shall pay Mr. Zaslav or his heirs, as applicable, an amount equal to a fraction of the annual bonus Mr. Zaslav would have received for the calendar year of his death, where the numerator of the fraction is the number of calendar days Mr. Zaslav was actively employed during the calendar year and the denominator of the fraction is 365, which amount shall be payable at the time the Company normally pays the annual bonus; and (y) Mr. Zaslav’s family may elect to (1) continue to receive coverage under the Company’s group health benefits plan to the extent permitted by, and under the terms of, such plan and to the extent such benefits continue to be provided to the survivors of Company executives at

Mr. Zaslav’s level in the Company generally, or (2) receive COBRA continuation of the group health benefits. Mr. Zaslav would be deemed to have a “disability” if he became unable to perform substantially all of his duties under the agreement in the normal and regular manner due to physical or mental illness or injury and remains unable to do so for 150 days or more during the 12 consecutive months then ending.

In the event of termination due to death or disability, the outstanding Appreciation Units, CS-SARs and Special SARs shall vest and be paid out pursuant to the terms of their award agreements, valued as of the date of death or termination. If Mr. Zaslav dies or separates due to disability during the term of the agreement and prior to the last day of the performance period for any tranche of PRSUs, then Mr. Zaslav shall be entitled to a pro rata portion of such tranche of PRSUs, based upon actual performance through the date of termination, provided that (1) the maximum number of PRSUs in each tranche which may be earned is limited to (A) one divided by the number of years in the tranche’s performance period, multiplied by (B) the number of full or partial years completed for the performance period. If Mr. Zaslav dies prior to the grant date (within the first 90 days of the applicable performance period before the performance metrics for such performance period have been established) then there will be no grant of such tranche (and no prorated vesting for such tranche).

If Mr. Zaslav is terminated for “Cause” or resigns (other than for Good Reason or within the 30 days following the first anniversary of a Change in Control), he shall be entitled to receive the Accrued Benefits and all other benefits or payments due or owing Mr. Zaslav shall be forfeited. “Cause” means (i) willful malfeasance by Mr. Zaslav in connection with his employment, including embezzlement, misappropriation of funds, property or corporate opportunity or material breach of the agreement, as determined by the Board after investigation, notice to Mr. Zaslav of the charge and provision to Mr. Zaslav of an opportunity to respond; (ii) if Mr. Zaslav commits any act or becomes involved in any situation or occurrence involving moral turpitude, which is materially damaging to the business or reputation of the Company; (iii) if Mr. Zaslav is convicted of, or pleads guilty or nolo contendere to, fails to defend against, or is indicted for a felony or a crime involving moral turpitude; or (iv) if Mr. Zaslav repeatedly or continuously refuses to perform his duties under the agreement or to follow the lawful directions of the Board (provided such directions do not include meeting any specific financial performance metrics).

If Mr. Zaslav’s employment is terminated by the Company without Cause, or if Mr. Zaslav terminates his employment for Good Reason, Mr. Zaslav shall be entitled to receive: (i) the Accrued Benefits; plus (ii) an amount equal to a fraction of the annual bonus Mr. Zaslav would have received for the calendar year of the termination (subject to the applicable performance metrics); (iii) an amount equal to one-twelfth (1/12) of the average annual base salary Mr. Zaslav was earning in the calendar year of the termination and the immediately preceding calendar year, multiplied by the applicable number of months in the “Severance Period” (as defined below), which amount shall be paid in substantially equal payments over the course of the Severance Period in accordance with the Company’s normal payroll practices during such period; plus (iv) an amount equal to one-twelfth (1/12) of the average annual bonus paid to Mr. Zaslav for the immediately preceding two years, multiplied by the number of months in the Severance Period, which amount shall be paid in substantially equal payments over the course of the Severance Period in accordance with the Company’s normal payroll practices during such period; plus (v) accelerated vesting and payment of Mr. Zaslav’s Appreciation Units and the granted but unvested CS-SARs and Special SARs, with one-half valued as of the date of termination or resignation and the remaining half valued as of the remaining applicable scheduled payment dates; plus (vi) Mr. Zaslav and his dependents may elect to (1) continue to receive coverage under the Company’s group health benefits plan to the extent permitted by, and under the terms of, such plan and to the extent such benefits continue to be provided to the former executives of the Company generally, or (2) receive COBRA continuation of the group health benefits previously provided to Mr. Zaslav and his family. The “Severance Period” shall be a period of 24 months commencing on the termination of Mr. Zaslav’s employment.

If Mr. Zaslav’s employment is terminated by Mr. Zaslav for Good Reason or by the Company other than for Cause, Mr. Zaslav shall continue to earn each of the outstanding PRSUs, if and to the extent the performance metrics are satisfied during the applicable performance period, based upon actual performance through the end of the applicable performance period, as certified by the Compensation Committee, as if Mr. Zaslav’s employment had not terminated. If such termination is prior to the grant date for a tranche, then there will be no grant of such tranche (and no PRSUs for such tranche may be earned), provided further that if such termination is prior to the grant date for: (i) the 2015 tranche of PRSUs, then the Company shall pay Mr. Zaslav as additional severance benefits $61,000,000, to be paid to Mr. Zaslav in one installment of $16,000,000 in 2015 plus three equal installments of $15,000,000 in each of 2016, 2017 and 2018, with each installment paid during the first 90 days of such calendar year, or (ii) the 2016 tranche of PRSUs (but after the grant date for the 2015 tranche of New PRSUs), then the Company shall pay Mr. Zaslav as additional severance benefits $45,000,000, to be paid to Mr. Zaslav in three equal installments, with each installment paid during the first 90 days of 2016, 2017 and 2018, or (iii) the 2017 tranche of PRSUs (but after the grant date for the 2016 tranche of PRSUs), then the Company shall pay Mr. Zaslav as additional severance benefits $30,000,000, to be paid to Mr. Zaslav in two equal installments, with each installment paid during the first 90 days of 2017 and 2018, or (iv) the 2018 tranche of PRSUs (but after the grant date for the 2017 tranche of New PRSUs), then the Company shall pay Mr. Zaslav as additional severance benefits $15,000,000, to be paid to Mr. Zaslav during the first 90 days of 2018 (any such payments subject to the applicable withholding).

If Mr. Zaslav’s employment is terminated by Mr. Zaslav for Good Reason or by the Company other than for Cause prior to Mr. Zaslav receiving all of the replenishment awards associated with the 2014 Special SAR award (such awards to be received in 2015, 2016, 2017 and 2018), such future Special SAR awards will not be issued (“Ungranted SARs”); however, on each date in the future when Mr. Zaslav would have received a payment in settlement of such Ungranted SAR (had such Ungranted SARs in fact been granted), the Company shall pay to Mr. Zaslav a cash payment equal in amount to the payment Mr. Zaslav would have received had he continued to receive such Ungranted SARs, with such amount payable at the same time as Mr. Zaslav would have received payments under such Ungranted SARs, as if Mr. Zaslav’s employment had not terminated (“Phantom CS-SARs”). In the event the Company does not have any publicly traded stock, or as a result of a Change in Control the publicly traded stock price does not (in the reasonable determination of the Board) accurately reflect the value of the business managed by Mr. Zaslav, then the “strike price” and “appreciated value on exercise” of such Phantom CS-SARs shall be determined assuming a 7% annual rate of growth (compounded annually), commencing from the date ten days prior the last business day the Company had publicly traded stock, or the date ten days prior to such Change in Control (as a result of which the Board determined the publicly traded stock price does not accurately reflect the value of the business managed by Mr. Zaslav), as applicable, in each case with such value determined using the average closing price on the ten days preceding and including such date and the ten days following such date.

In the event of the termination of Mr. Zaslav’s employment upon the expiration of the agreement on December 31, 2019, (i) the Company shall pay to Mr. Zaslav the Accrued Benefits defined above; plus (ii) Mr. Zaslav and his dependents may elect to (1) continue to receive coverage under the Company’s group health benefits plan to the extent permitted by, and under the terms of, such plan and to the extent such benefits continue to be provided to the former executives of the Company generally, or (2) receive COBRA continuation of the group health benefits previously provided to Mr. Zaslav and his family; plus (iii) the Special SARs pursuant to the terms of their award agreements, valued and paid as of the remaining applicable scheduled payment dates; plus (iv) the Company shall pay to Mr. Zaslav an amount equal to two times the sum of (1) the average annualized base salary Mr. Zaslav was earning in the calendar year of the termination and the immediately preceding calendar year, plus (2) the average of the annual bonus paid to Mr. Zaslav for the immediately preceding two years, which amount shall be paid in substantially equal payments over the course of the 24 months immediately following his separation from service after the expiration of the agreement, in accordance with the Company’s normal payroll practices during such period. Mr. Zaslav shall continue to earn each of the outstanding PRSUs, if and to the extent the performance metrics are satisfied during the applicable performance period, based upon actual performance through the end of the applicable performance period, as certified by the Compensation Committee, as if Mr. Zaslav’s employment had not terminated. If he remains employed after December 31, 2019 but his employment ends thereafter for a reason other than Cause, death, or disability, he will be treated as continuing in employment for purposes of the payment of the Special SARs.

If Mr. Zaslav remains employed by the Company (or its successor) for 12 months following a Change in Control or is terminated other than for Cause or for Good Reason, then the outstanding PRSUs (for which the performance period has not expired) and the unvested Appreciation Units, CS-SARs and Special SARs will become fully vested as of the first anniversary of the Change in Control (or earlier date of termination or resignation). In the event Mr. Zaslav’s employment is terminated (i) other than for Cause or for Good Reason within 13 months following a Change in Control, or (ii) voluntarily by Mr. Zaslav within the 30 calendar days commencing on the first anniversary of a Change in Control, then Mr. Zaslav shall be treated as if his employment was terminated without Cause or for Good Reason except that the Severance Period shall be the lesser of: (1) 36 months; or (2) the number of full calendar months remaining until the expiration of the term of the agreement; provided that in no event shall the Severance Period be less than 24 months. A “Change in Control” for his 2014 employment agreement shall mean (A) the merger, consolidation or reorganization of the Company with any other company (or the issuance by the Company of its voting securities as consideration in a merger, consolidation or reorganization of a subsidiary with any other company) other than such a merger, consolidation or reorganization which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the other entity) at least 50% of the combined voting power of the voting securities of the Company or such other entity outstanding immediately after such merger, consolidation or reorganization, provided that either (i) Advance/Newhouse Programming Partnership (individually and with its affiliates) continues to be entitled to exercise its special class voting rights described in Article IV, Section C 5(c) of the Company’s Certificate of Incorporation (as in effect on the date hereof) or the equivalent thereof (the “Preferred A Blocking Rights”) and Robert Miron or Steven Miron is a member of the surviving company’s board (or Steven Newhouse has board observation rights), or (ii) John C. Malone (individually and with his respective affiliates) or his heirs shall beneficially own or control, directly or indirectly, more than 20% of the voting power represented by the outstanding voting securities (as defined in the Company’s Certificate of Incorporation) of the Company (such that Mr. Malone or his heirs effectively may block any action requiring a supermajority vote under Article VII of Company’s Certificate of Incorporation as in effect on the date hereof) or the equivalent thereof (the “Common B Blocking Rights”); (B) the consummation by the Company of a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than any such sale or disposition to an entity for which either (i) Advance/Newhouse Programming Partnership (individually and with its affiliates) continues to be entitled to exercise its Preferred A Blocking Rights and Robert Miron or Steven Miron is a member of the surviving company’s board (or Steven Newhouse has board observation rights) or (ii) Mr. Malone (individually and with his affiliates) or his heirs continues to be entitled to exercise his Common B Blocking Rights; or (C) any sale, transfer or issuance of voting securities of the Company (including any series of related transactions) as a result of which neither Advance/Newhouse Programming Partnership (individually and with its affiliates) continues to be entitled to exercise its Preferred A Blocking Rights nor Mr. Malone (individually and with his affiliates) or his heirs continues to be entitled to exercise his Common B Blocking Rights.

Pursuant to the agreement, Mr. Zaslav is subject to customary restrictive covenants, including those relating to non-solicitation, non-interference, non-competition and confidentiality, during the term of the Agreement and, depending on the circumstances of termination, for a period of up to two years thereafter.

Warren Employment Agreement

We entered into an employment agreement with Andrew Warren, our Senior Executive Vice President and Chief Financial Officer, for a term of three years commencing on March 26, 2012. The employment agreement can be renewed by the parties for an additional term. Pursuant to the employment agreement, Mr. Warren’s initial base salary is $900,000 per annum, with future salary increases to be reviewed and decided in accordance with our standard practices and procedures. Mr. Warren is eligible to receive an annual performance bonus under the ICP, with his target bonus equal to 100% of his base salary. There is no guaranteed bonus amount. For 2013, Mr. Warren was entitled to and did receive an annual salary of $925,442 and an annual performance bonus of $1,317,903.

Mr. Warren’s employment agreement provides that during the first 60 days of his employment, he would be recommended to be granted non-qualified stock options with a target value of $1 million and restricted stock units with a target value of $1 million under the 2005 Stock Plan. Accordingly, on April 12, 2012, Mr. Warren received a stock option award with respect to 57,775 shares and a restricted stock award consisting of 19,720 shares. Pursuant to his agreement, beginning in 2013, Mr. Warren will be considered for annual equity grants in accordance with the Company’s normal executive compensation processes and practices. If Mr. Warren had not relocated to the Washington, D.C. metropolitan area by September 1, 2013, he would not have been entitled to be considered for an equity award in 2014.

Pursuant to his employment agreement, Mr. Warren is eligible for benefits under the Company’s relocation policy for executives at his job level, with his relocation authorized by the Company effective January 1, 2013. On June 1, 2012, we entered into an amendment to Mr. Warren’s employment agreement, which authorized his relocation effective June 1, 2012. In addition to the benefits under the relocation policy, the Company will provide Mr. Warren with special transition benefits. The Company will reimburse Mr. Warren for up to $30,000 for travel expenses incurred in 2012 and up to $20,000 for travel expenses incurred in 2013. The Company will also provide Mr. Warren with a suitable corporate apartment in the Washington, D.C. area for the period from his date of hire until August 31, 2013, in an amount not to exceed $5,000 per month and will provide Mr. Warren with a car for the same period, in an amount not to exceed $1,500 per month. These special transition benefits will cease once Mr. Warren has relocated to the Washington, D.C. area. The Company has agreed to gross up the transition benefits for related income taxes paid by Mr. Warren with respect to these benefits. For more information regarding Mr. Warren’s relocation expenses paid in 2013, please see “All Other Compensation” in the Summary Compensation Table.

Under Mr. Warren’s employment agreement, he is entitled to severance if we terminate his employment other than for “cause” or if he resigns for “good reason” (in each case, as defined in the agreement). The payment of Mr. Warren’s severance is conditioned on his execution of a release in our favor. In the event we provide notice to Mr. Warren that we will not extend his employment for any applicable period, Mr. Warren is entitled to certain payments. For more information regarding these payments, please see “—Potential Payments Upon Termination or Change in Control” below. The employment agreement also contains customary non-competition and non-solicitation clauses effective on the termination of Mr. Warren’s employment.

Pursuant to Mr. Warren’s employment agreement, he is subject to customary restrictive covenants, including those relating to non-solicitation, non-interference, non-competition and confidentiality, during the term of his employment and, depending on the circumstances of termination, for a period thereafter.

Hollinger Employment Agreement

We entered into an employment agreement with Mark Hollinger, President and Chief Executive Officer of our Discovery Networks International division, on March 8, 2013, under which we agreed that Mr. Hollinger’s base salary is $1.5 million, effective January 1, 2013, and that future salary increases would be reviewed and decided in accordance with the Company’s standard practices and procedures for similarly-situated employees. Mr. Hollinger is eligible to receive an annual performance bonus under the ICP, with his target bonus equal to 150% of his base salary. There is no guaranteed bonus amount. Mr. Hollinger is considered for annual equity grants in accordance with the Company’s normal executive compensation processes and practices. For 2013, Mr. Hollinger was entitled to and did receive an annual salary of $1,326,923 and an annual performance bonus of $3,153,700.

The agreement does not include a specific fixed term. Mr. Hollinger must provide at least 9 months’ advance notice of resignation of employment. This notice requirement is waived in the event that Mr. Hollinger resigns for Good Reason. “Good Reason” means a material reduction in Mr. Hollinger’s responsibilities, a material change in the location of the office where Mr. Hollinger works, or Discovery Communications, LLC (“DCL”) requiring Mr. Hollinger to report to a position other than the CEO, Chairman, or Board of Directors.

Mr. Hollinger’s employment may be terminated for Cause. “Cause” means (a) the conviction of, or nolo contendere or guilty plea to, a felony (whether any right to appeal has been or may be exercised); (b) conduct constituting embezzlement, material misappropriation or fraud, whether or not related to Mr. Hollinger’s employment with DCL; (c) conduct constituting a financial crime, material act of dishonesty or conduct in violation of the Company’s Code of Ethics; (d) willful unauthorized disclosure or use of Company confidential information; (e) material improper destruction of Company property; or (f) willful misconduct in connection with the performance of Mr. Hollinger’s duties. If Mr. Hollinger’s employment is terminated for Cause, he will be entitled to receive only amounts or benefits that have been earned or vested at the time of his termination.

If Mr. Hollinger’s employment is terminated without Cause (as defined above), DCL will make the following severance payments: (a) current salary, payable on regular Company pay days, for 52 weeks; and (b) the prorated portion of Mr. Hollinger’s bonus under the Company’s bonus or incentive plan for the year in which the termination occurs (subject to achievement of the applicable performance metrics). These severance amounts are contingent on Mr. Hollinger executing a release in favor of DCL. Additionally, if Mr. Hollinger secures employment or any consulting, contractor or other business arrangement for services during the period during which DCL is providing severance payments, DCL would have the right to reduce the amounts otherwise payable under the employment agreement by the amount Mr. Hollinger receives for those services. The employment agreement also contains a 12-month non-competition covenant and non-solicitation clauses effective on the termination of Mr. Hollinger’s employment.

On September 12, 2013, Mr. Hollinger provided the nine months’ advance notice of resignation as required by his employment agreement and announced that he intends to resign from his position, effective June 12, 2014.

Campbell Employment Agreement

We entered into an employment agreement with Bruce L. Campbell, our Senior Executive Vice President, Chief Development Officer and General Counsel, on March 13, 2007. This agreement was initially amended and restated on April 2, 2008 to comply with the requirements of Section 409A of the Code, and further amended and restated on July 21, 2010 to extend his term of employment and change his title and responsibilities. The term of employment is for four years beginning on August 2, 2010. The employment agreement could be renewed by the parties for an additional term. Pursuant to his employment agreement, Mr. Campbell’s initial base salary was $1,000,000 per annum, with no salary increases until 2012, at which point any yearly increases would be reviewed and decided in accordance with the Company’s standard practices and procedures. Mr. Campbell is also eligible to receive an annual performance bonus under the ICP with his target bonus equal to 90% of his base salary. There is no guaranteed bonus amount. In 2013, Mr. Campbell was entitled to and did receive a base salary of $1,066,766 and an annual performance bonus of $1,563,131.

Under Mr. Campbell’s employment agreement, Mr. Campbell is considered for annual equity grants in accordance with the Company’s normal executive compensation processes and practice for similarly situated executives.

Mr. Campbell is also entitled to all benefits generally available to our senior executives and is subject to customary covenants as to confidentiality and non-competition.

Under Mr. Campbell’s employment agreement, he is entitled to severance if we terminate his employment other than for “cause” or if he resigns for “good reason” (in each case, as defined in the agreement). The payment of Mr. Campbell’s severance is conditioned on his execution of a release in our favor. In the event we provide notice to Mr. Campbell that we will not extend his employment for any applicable period, Mr. Campbell is entitled to a non-renewal payment. For more information regarding these payments, please see “—Potential Payments Upon Termination or Change in Control” below.

Hendricks Employment Agreement

Mr. Hendricks is employed pursuant to a letter agreement dated July 30, 2008 (the “Hendricks Letter”). The Letter Agreement is effective as of September 17, 2008 and specifies that it will apply for a period of ten years, unless terminated by the Company prior to the end of the term. Under the Letter Agreement, Mr. Hendricks reports solely to the Board of Directors and is employed “at will,” meaning that his employment may be terminated at any time by the affirmative vote of a majority of the members of the Board. Pursuant to this agreement, Mr. Hendricks is entitled to receive a base salary of $1 million and he is eligible to receive annual incentive compensation with a payment target of 60% of his base salary; each is subject to annual adjustment by the Board. The amount of actual incentive compensation is determined by the Compensation Committee in its sole discretion. For 2013, Mr. Hendricks was entitled to and did receive a base salary of $1,000,000 and an annual incentive payment in the amount of $600,000.

Mr. Hendricks is entitled to participate in all employee benefit plans available to Discovery’s senior executive group.

We also entered into an Equity Stake Transition Agreement with Mr. Hendricks, dated November 5, 2008, in connection with Discovery’s transition to a public company. This agreement specifies that units previously awarded to Mr. Hendricks under the DAP will be paid out without application of the 110% multiplier premium that otherwise would apply to the ending value of the units.

The Equity Stake Transition Agreement also required that we make grants of non-qualified stock options to Mr. Hendricks upon vesting of Mr. Hendricks’ units under the DAP in 2008, 2009, 2010 and 2011, one-for-one, with an exercise price for the stock option awards of the fair market value on the date of grant. The stock option awards vest in four equal installments, 25% each year on the first four anniversaries of the date of grant. Each of the awards will expire in October 2018, on the anniversary date of the date of the applicable grant.

Upon any termination of his employment, Mr. Hendricks is entitled to all accrued and unpaid salary and bonus, accrued and unused vacation days and benefits accrued under our welfare and retirement plans. In addition, Mr. Hendricks is entitled to immediate vesting of stock options granted pursuant to the Equity Stake Transition Agreement in the event he is terminated without “cause” or by reason of death or disability or he resigns for “good reason” (in each case, as defined in the Equity Stake Transition Agreement). The right to exercise any stock options so vested is conditioned on his execution of a release in favor of Discovery and execution of and compliance with a non-competition covenant. For more information regarding these provisions, please see “—Potential Payments Upon Termination or Change in Control” below.

Pursuant to the Equity Stake Transition Agreement, Mr. Hendricks is subject to customary post-termination restrictive covenants, including those relating to non-solicitation, non-interference, non-competition and confidentiality.

Potential Payments Upon Termination or Change in Control

The following summarizes the potential payments and other benefits required to be made available to the NEOs in connection with a termination of their employment or a change in control. Payments or other benefits under benefit plans and policies that apply equally to all salaried employees participating in such plans, including our life insurance plan, are not included below, except severance benefits payable to Mr. Hendricks under our generally-applicable plans, which are described below. Amounts that could be recognized under equity awards that were vested as of December 31, 2013 are also not included below, as the treatment of the vested awards for our NEOs is identical for all employees under the termination scenarios described in this section. Defined terms such as “cause,” “good reason,” and “change of control” used in this section are described under “—Definitions” below. The quantitative examples provided below are premised on:

•	the applicable NEO ceasing to be employed by Discovery as of December 31, 2013;

•

for stock option awards, the value shown in the table is calculated on a grant-by-grant basis by multiplying the number of unvested options granted by the difference between the exercise price for such option and $90.42, the closing price of our Series A common stock on December 31, 2013, the last trading day of the year;

•

for CS-SAR awards, the value shown in the table is calculated on a grant-by-grant basis by multiplying the number of unvested CS-SAR units granted by the difference between the measurement price and $86.60, calculated by using the average price of our Series A common stock on the ten days preceding and including December 31, 2013, and the ten trading days thereafter;

•

for awards under the DAP, the value shown in the table is calculated on a grant-by-grant basis by multiplying the number of unvested DAP units granted by the difference between the measurement price and $86.60, calculated by using the average price of our Series A common stock on the ten days preceding and including December 31, 2013, and the ten trading days thereafter;

•	each NEO not meeting the definition of “retirement” in the applicable agreements and plans as of December 31, 2013;

•	all accrued salary at that assumed termination date having previously been paid; and

•	all accrued vacation for 2013 having been used.

David M. Zaslav

By Discovery Other than for Death, Disability or Cause; By Mr. Zaslav for Good Reason. If Mr. Zaslav’s employment is terminated by Discovery other than for death, disability or “cause” as defined in his employment agreement or by Mr. Zaslav for “good reason,” Mr. Zaslav’s employment agreement entitles him to receive payments for the following:

(1) all accrued and unpaid salary, accrued and unpaid annual bonus for any completed year and accrued and unused vacation, in each case in a lump sum, and other vested benefits under our welfare and benefit plans;

(2) a prorated portion of Mr. Zaslav’s then-current annual bonus, based on the portion of the calendar year during which Mr. Zaslav was employed, payable during the first quarter of the following year, in the ordinary course of our bonus payments;

(3) an amount equal to one-twelfth the average of Mr. Zaslav’s then-current annualized base salary that Mr. Zaslav was earning in the calendar year of the termination and the immediately preceding calendar year, multiplied by the applicable number of months in the severance period, plus one-twelfth of the average of the annual bonus paid to Mr. Zaslav for the immediately preceding two years, multiplied by the number of months in the severance period, as defined below, payable over the course of the severance period consistent with our normal payroll practices;

(4) accelerated vesting and payment for all of his outstanding DAP and CS-SAR awards;

(5) 100% of the 2011 tranche and 2/3 of the 2012 tranche of his PRSU awards; and

(6) the payment of COBRA premiums for the continuation of health insurance benefits under our group health plan to Mr. Zaslav and his family until the expiration of the severance period (or the earlier eligibility of such persons for coverage by a subsequent employer of Mr. Zaslav or when COBRA rights otherwise expire).

The severance period applicable to a December 31, 2013 termination was 24 months. Under Mr. Zaslav’s employment agreement, the severance period for a termination without cause or termination by Mr. Zaslav for “good reason” within 12 months following a change in control of Discovery would be the lesser of 36 months or the number of full calendar months remaining in the term of the agreement (which as of December 31, 2013, extended until February 1, 2015). In addition, under his prior employment agreement, Mr. Zaslav had the right to reduce his severance period to 12 months in all events in exchange for a reduction in the period of his non-competition covenant to one year from termination.

By Reason of Death or Disability. Mr. Zaslav’s employment agreement provides for the payment of the following amounts upon termination of his employment by reason of his death or disability:

(1) all accrued and unpaid salary, accrued and unpaid annual bonus for any completed year and accrued and unused vacation, in each case in a lump sum, and other vested benefits under our welfare and benefit plans;

(2) a prorated portion of Mr. Zaslav’s then-current annual bonus, based on the portion of the calendar year during which Mr. Zaslav was employed by us, payable during the first quarter of the following year, in the ordinary course of our bonus payments;

(3) payment for his DAP and CS-SAR awards, in a lump sum, in accordance with the terms of the applicable plans (which provide for acceleration of vesting in such event); and

(4) the payment of COBRA premiums for the continuation of health insurance benefits under our group health plan to Mr. Zaslav, if applicable, and his family for so long as they remain eligible to receive COBRA benefits.

As a condition of receiving the severance benefits described above (other than in the event of his death), Mr. Zaslav would be required to sign a general release in our favor.

By Discovery for Cause; By Mr. Zaslav Other than for Good Reason. If Mr. Zaslav’s employment is terminated by us for “cause” or by Mr. Zaslav other than for “good reason” (in each case, as defined in his employment agreement), his employment agreement entitles him to receive all accrued and unpaid salary, accrued and unpaid annual bonus for any completed year and accrued and unused vacation, in each case in a lump sum, and other vested benefits under our welfare and benefit plans. If such termination was effected by us for “cause,” or by Mr. Zaslav other than for “good reason,” Mr. Zaslav forfeits all rights under his DAP and CS-SAR awards (regardless of whether all or any portion of the award is then vested or unvested).

The following table summarizes the potential benefits that would be paid to Mr. Zaslav had termination of his employment occurred under any of the circumstances described above as of December 31, 2013:

Benefits and Payments Upon Termination	Retirement or Voluntary Termination ($)	Death or Disability ($)	Involuntary Termination Without Cause or Voluntary Termination for Good Reason ($)	Involuntary Termination Without Cause or Voluntary Termination for Good Reason Following a Change in Control ($)	Involuntary Termination for Cause ($)
Compensation:
Base Salary	0	0	6,000,000	9,000,000	0
Bonus	6,000,000	6,000,000	16,167,469	21,251,204	0

Equity:
DAP Awards	0	26,427,131	26,427,131	26,427,131	0
PRSU	0	79,251,502	79,251,502	95,197,833	0
CS-SAR	0	68,665,884	68,665,884	68,665,884	0

Benefits:
COBRA Premiums	0	47,979	47,979	71,968	0
SRP Contributions	1,500,000	1,500,000	1,500,000	1,500,000	0

Andrew C. Warren

By Discovery Other than for Death, Disability or Cause; By Mr. Warren for Good Reason. If Mr. Warren’s employment is terminated by us other than for death, disability or “cause” as defined in his employment agreement, including termination by reason of our non-renewal of his employment agreement, or by Mr. Warren for “good reason,” Mr. Warren’s employment agreement entitles him to receive payments for the following:

(1) current salary for the longest of the balance of the term of the employment agreement, one year, or the length of time for which Mr. Warren would otherwise be eligible to receive severance payments under the Company’s severance plan then in effect; and

(2) the prorated portion of Mr. Warren’s bonus under the Company’s bonus or incentive plan for the year in which the termination occurs (subject to achievement of the applicable performance metrics), and an additional bonus amount equal to his unprorated annual bonus, at target.

His original employment term ends March 26, 2015, which may be renewed by the parties for an additional term. If the Company does not elect to negotiate to renew the agreement, Mr. Warren would be entitled to the severance benefits described above at the end of the original employment term. Further, if the Company offers to renew the agreement, but the parties are unable to agree on final terms, and Mr. Warren terminates his employment at the end of his employment terms, Mr. Warren will be eligible for a noncompetition payment consisting of an amount equal to 50% of his annual base salary for one year following the conclusion of his employment.

Notwithstanding the foregoing, in the event Mr. Warren’s employment is terminated by us not for “cause,” if we have a standard severance policy at the time of termination which would provide Mr. Warren with a higher sum than these arrangements, Mr. Warren will be entitled to such higher sum.

As a condition to receiving the severance payments described above, Mr. Warren would be required to sign a general release and, if such termination occurs during the original employment term, comply with the non-solicitation covenant in his employment agreement.

By Discovery for Cause; By Mr. Warren Other than for Good Reason. If Mr. Warren’s employment is terminated by us for “cause” or by Mr. Warren other than for “good reason” (including retirement) (in each case, as defined in his employment agreement), his employment agreement entitles him to receive only those amounts or benefits that have been earned or vested at the time of the termination in accordance with our applicable plans and programs. This generally would include accrued and unpaid salary and accrued and unused vacation, in each case in a lump sum, and any other vested benefits under our welfare and benefit plans.

By Reason of Death or Disability. Mr. Warren’s employment agreement provides for the payment of the following amounts upon termination of his employment by reason of his death or disability:

(1) any amounts payable in accordance with the Company’s applicable benefits program, which generally would include accrued and unpaid salary, any accrued and unused vacation, unreimbursed expenses and other vested benefits under the Company’s welfare and benefit plans; and

(2) in the event of termination for disability, continued coverage under our medical or disability plans to the extent permitted by the plans and to the extent such benefits continue to be provided to the Company’s executives generally, until Mr. Warren is no longer disabled or reaches age 65, whichever occurs first.

Upon Discovery’s Election Not to Extend Term. If we exercise our option not to extend Mr. Warren’s employment beyond the then-current term, Mr. Warren’s employment agreement entitles him to receive the severance payments reflected above at the end of the original employment term.

The following table summarizes the potential benefits that would be paid to Mr. Warren had termination of his employment occurred under any of the circumstances described above as of December 31, 2013:

Benefits and Payments Upon Termination	Retirement or Voluntary Termination ($)	Death or Disability ($)	Involuntary Termination Without Cause ($)	Voluntary Termination for Good Reason ($)	Involuntary Termination Without Cause or Voluntary Termination for Good Reason Following a Change in Control ($)	Involuntary Termination for Cause ($)
Compensation:
Base Salary	0	0	1,148,425	1,148,425	1,148,425	0
Bonus	931,500	931,500	931,500	931,500	931,500	0

Equity:
Stock Options	0	2,231,835	693,605	2,231,835	2,231,835	0
RSU	0	1,783,082	0	0	1,783,082	0
PRSU	0	0	0	0	986,392	0

Benefits:
COBRA premiums	0	23,045	23,045	23,045	23,045	0

Mark G. Hollinger

By Discovery Other than for Death, Disability or Cause; By Mr. Hollinger for Good Reason. If Mr. Hollinger’s employment is terminated by us other than for death, disability or “cause” as defined in his employment agreement, including termination by reason of our non-renewal of his employment agreement, or by Mr. Hollinger for “good reason,” Mr. Hollinger’s employment agreement entitles him to receive payments for the following:

(1) current salary for, one year, or the length of time for which shall be paid in substantially equal increments on Company’s regular paydays, less required deductions and withholdings, until the balance is paid in full; and

(2) the prorated portion of Mr. Hollinger’s bonus under the Company’s bonus or incentive plan for the year in which the termination occurs, payable the following year, in the ordinary course of our bonus payments.

His employment term is “at will,” except that Mr. Hollinger must provide advance written notice of his resignation from employment, specifying a date of termination that is at least nine months after the notice is delivered. Mr. Hollinger must remain actively employed for the Company in one or both of the positions. This notice requirement is waived in the event that Mr. Hollinger terminates his for “good reason.”

Notwithstanding the foregoing, in the event Mr. Hollinger’s employment is terminated by us not for “cause,” if we have a standard severance policy at the time of termination which would provide Mr. Hollinger with a higher sum than these arrangements, Mr. Hollinger will be entitled to such higher sum.

As a condition to receiving the severance payments described above, Mr. Hollinger would be required to sign a general release and, if such termination occurs during the original employment term, comply with the non-solicitation covenant in his employment agreement.

By Discovery for Cause; By Mr. Hollinger Other than for Good Reason. If Mr. Hollinger’s employment is terminated by us for “cause” or by Mr. Hollinger other than for “good reason” (including retirement) (in each case, as defined in his employment agreement), his employment agreement entitles him to receive only those amounts or benefits that have been earned or vested at the time of the termination in accordance with our applicable plans and programs. This generally would include accrued and unpaid salary and accrued and unused vacation, in each case in a lump sum, and any other vested benefits under our welfare and benefit plans.

By Reason of Death or Disability. Mr. Hollinger’s employment agreement provides for the payment of the following amounts upon termination of his employment by reason of his death or disability:

(1) any amounts payable in accordance with the Company’s applicable benefits program, which generally would include accrued and unpaid salary, any accrued and unused vacation, unreimbursed expenses and other vested benefits under the Company’s welfare and benefit plans; and

(2) in the event of termination for disability, continued coverage under our medical or disability plans to the extent permitted by the plans and to the extent such benefits continue to be provided to the Company’s executives generally, until Mr. Hollinger is no longer disabled or reaches age 65, whichever occurs first.

The following table summarizes the potential benefits that would be paid to Mr. Hollinger had termination of his employment occurred under any of the circumstances described below as of December 31, 2013:

Benefits and Payments Upon Termination	Retirement or Voluntary Termination ($)	Death or Disability ($)	Involuntary Termination Without Cause ($)	Involuntary Termination Without Cause Following a Change in Control ($)	Involuntary Termination for Cause ($)
Compensation:
Base Salary	0	0	1,500,000	1,500,000	0
Bonus	2,250,000	2,250,000	2,250,000	2,250,000	0

Equity:
Stock Options	0	8,419,669	4,334,091	8,419,699	0
PRSU	0	3,800,669	3,800,669	10,372,802	0

Bruce L. Campbell

By Discovery Other than for Death, Disability or Cause; By Mr. Campbell for Good Reason. If Mr. Campbell’s employment is terminated by us other than for death, disability or “cause” as defined in his employment agreement, including termination by reason of our non-renewal of his employment agreement, or by Mr. Campbell for “good reason,” Mr. Campbell’s employment agreement entitles him to receive payments for the following:

(1) all accrued and unpaid salary, accrued and unused vacation, and other vested benefits under our welfare and benefit plans;

(2) an amount, payable in a lump sum, equal to the greater of Mr. Campbell’s then-current annual base salary or his then-current base salary for the balance of the employment term;

(3) payment of Mr. Campbell’s full, unprorated bonus under the Company’s bonus or incentive plan for the year in which the termination occurs, payable the following year, in the ordinary course of our bonus payments; and

(4) reimbursement for up to 18 months of continued health coverage under COBRA should he be eligible for and elect COBRA benefits, provided that if the severance period is longer than 18 months, Mr. Campbell would be eligible to receive at the end of the 18 month period an amount equal to the then-current COBRA premium for the number of months remaining in the severance period.

His original employment term ends August 1, 2014, which may be renewed by the parties for an additional term. If the Company does not elect to negotiate to renew the agreement, Mr. Campbell would be entitled to the severance benefits described above at the end of his original employment term.

Notwithstanding the foregoing, in the event Mr. Campbell’s employment is terminated by us not for “cause,” if we have a standard severance policy at the time of termination which would provide Mr. Campbell with a higher sum than these arrangements, Mr. Campbell will be entitled to such higher sum.

As a condition to receiving the severance payments described above, Mr. Campbell would be required to sign a general release and, if such termination occurs during the original employment term, comply with the non-solicitation covenant in his employment agreement.

By Discovery for Cause; By Mr. Campbell Other than for Good Reason. If Mr. Campbell’s employment is terminated by us for “cause” or by Mr. Campbell other than for “good reason” (including retirement) (in each case, as defined in his employment agreement), his employment agreement entitles him to receive only those amounts or benefits that have been earned or vested at the time of the termination in accordance with our applicable plans and programs. This generally would include accrued and unpaid salary and accrued and unused vacation, in each case in a lump sum, and any other vested benefits under our welfare and benefit plans.

By Reason of Death or Disability. Mr. Campbell’s employment agreement provides for the payment of the following amounts upon termination of his employment by reason of his death or disability:

(1) any amounts payable in accordance with the Company’s applicable benefits program, including accrued and unpaid salary, accrued and unused vacation, a prorated portion of Mr. Campbell’s then-current annual bonus target for the calendar year in which the death or disability occurred, and other vested benefits under the Company’s welfare and benefit plans; and

(2) in the event of termination for disability, continued coverage under our medical or disability plans to the extent permitted by the plans and to the extent such benefits continue to be provided to the Company’s executives generally, until Mr. Campbell is no longer disabled or reaches age 65, whichever occurs first, and payment, in a lump sum, of an amount equivalent to the monthly premium for COBRA coverage for the remaining balance of the employment term, should Mr. Campbell be eligible for and elect COBRA benefits.

Upon Discovery’s Election Not to Extend Term. If we exercise our option not to extend Mr. Campbell’s employment beyond the then-current term, Mr. Campbell’s employment agreement entitles him to receive the severance payments reflected above.

The following table summarizes the potential benefits that would be paid to Mr. Campbell had termination of his employment occurred under any of the circumstances described above as of December 31, 2013:

Benefits and Payments Upon Termination	Retirement or Voluntary Termination ($)	Death ($)	Disability ($)	Involuntary Termination Without Cause or Voluntary Termination for Good Reason ($)	Involuntary Termination Without Cause or Voluntary Termination for Good Reason Following a Change in Control ($)	Involuntary Termination for Cause ($)
Compensation:
Base Salary	0	0	0	1,074,330	1,074,330	0
Bonus	966,897	966,897	966,897	966,897	966,897	0

Equity:
Stock Options	0	3,193,541	3,193,541	1,864,689	3,193,541	0
PRSU	0	1,249,424	1,249,424	1,249,424	4,664,044	0

Benefits:
COBRA premiums	0	35,984	15,993	35,984	35,984	0

John S. Hendricks

If Mr. Hendricks’ employment had been terminated by Discovery other than for death, disability, or “cause” (as those terms are defined in the Equity Stake Transition Agreement and Discovery’s Pioneer severance plan), he would have been entitled to the following payments:

(1) all accrued and unpaid salary and accrued and unused vacation, in each case in a lump sum, and other vested benefits under our welfare and benefit plans;

(2) a prorated portion of his then-current annual bonus, assuming that he was an active employee for at least 270 days of the calendar year, payable during the first quarter of the following year, in the ordinary course of our bonus payments;

(3) in the case of termination without cause, accelerated vesting of all of his outstanding stock options granted pursuant to the Equity Stake Transition Agreement prior to 2012;

(4) severance pay derived by calculating four weeks of Mr. Hendricks’ base salary as of the termination date for each year of service, capped at 24 months of severance pay; and

(5) the payment of COBRA premiums for the continuation of health insurance benefits under our group health plan to Mr. Hendricks (and, if he is enrolled for family coverage at the time of termination, his family) for six months.

The severance pay is calculated under our Pioneer U.S. severance plan, which applies to all employees hired on or before December 31, 1986. The formula of four weeks of base salary for each year of service, and the 24-month cap on severance pay, are based on the terms of the severance plan. As a condition of receiving the severance pay and COBRA premiums described above, in accordance with the terms of the severance plan, Mr. Hendricks would be required to sign a general release in our favor.

By Reason of Death or Disability. Under the Equity Stake Transition Agreement and our compensation programs, Mr. Hendricks would have been entitled to payment of the following amounts upon termination of his employment by reason of his death or disability:

(1) all accrued and unpaid salary and accrued and unused vacation, in each case in a lump sum, and other vested benefits under our welfare and benefit plans;

(2) a prorated portion of his then-current annual bonus, assuming that he was an active employee for at least 180 days of the calendar year, payable during the first quarter of the following year, in the ordinary course of our bonus payments; and

(3) accelerated vesting of all of his outstanding stock options.

By Discovery for Cause. If Mr. Hendricks’ employment had been terminated by us for “cause” as defined in the Equity Stake Transition Agreement, he will receive only those amounts or benefits that have been earned or vested at the time of the termination in accordance with our applicable plans and programs. This generally would include accrued and unpaid salary and accrued and unused vacation, in each case in a lump sum, and any other vested benefits under our welfare and benefit plans. Upon any termination for “cause,” any unvested stock options will be forfeited and all of Mr. Hendricks’ options that are then exercisable will immediately expire.

The following table summarizes the potential benefits that would have been paid to Mr. Hendricks had termination of his employment occurred under any of the circumstances described below as of December 31, 2013:

Benefits and Payments Upon Termination	Retirement ($)	Voluntary Termination ($)	Death or Disability ($)	Involuntary Termination Without Cause ($)	Involuntary Termination Without Cause Following a Change in Control ($)	Involuntary Termination for Cause ($)
Compensation:
Base Salary	0	0	0	2,000,000	2,000,000	0
Bonus	600,000	600,000	600,000	600,000	600,000	0

Equity:
Stock Options	21,130,265	0	21,130,265	21,130,265	21,130,265	0
PRSU	0	0	0	0	3,544,554	0

Benefits:
COBRA premiums	0	0	0	8,262	8,262	0

Defined Terms

The DAP, the 2005 Stock Plan and the employment agreements with the NEOs include definitions of various terms relevant to determining whether amounts will be paid. Set forth below is a summary of the defined terms referred to in this section.

2005 Stock Plan. All stock option awards to the NEOs in 2013 were made under the 2005 Stock Plan and implementing award agreements. Under each NEO’s respective award agreement and our standard form of award agreement, a Change of Control means an “Approved Transaction,” “Control Purchase,” or “Board Change,” each as defined in the 2005 Stock Plan, provided that the transaction actually closes and the qualifying separation from employment occurs within 12 months after the closing date.

Under the 2005 Stock Plan, “Approved Transaction” means any transaction in which the Board (or, if approval of the Board is not required as a matter of law, the stockholders of the Company) shall approve (i) any consolidation or merger of the Company, or binding share exchange, pursuant to which shares of common stock of the Company would be changed or converted into or exchanged for cash, securities, or other property, other than any such transaction in which the common stockholders of the Company immediately prior to such transaction have the same proportionate ownership of the common stock of, and voting power with respect to, the surviving corporation immediately after such transaction, (ii) any merger, consolidation or binding share exchange to which the Company is a party as a result of which the persons who are common stockholders of the Company immediately prior thereto have less than a majority of the combined voting power of the outstanding capital stock of the Company ordinarily (and apart from the rights accruing under special circumstances) having the right to vote in the election of directors immediately following such merger, consolidation or binding share exchange, (iii) the adoption of any plan or proposal for the liquidation or dissolution of the Company, or (iv) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company.

Under the 2005 Stock Plan, “Board Change” means, during any period of two consecutive years, individuals who at the beginning of such period constituted the entire Board cease for any reason to constitute a majority thereof unless the election, or the nomination for election, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

Under the 2005 Stock Plan, “Control Purchase” means any transaction (or series of related transactions) in which (i) any person (as such term is defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), corporation or other entity (other than the Company, any subsidiary of the Company or any employee benefit plan sponsored by the Company or any subsidiary of the Company) shall purchase any common stock of the Company (or securities convertible into common stock of the Company) for cash, securities or any other consideration pursuant to a tender offer or exchange offer, without the prior consent of the Board, or (ii) any person (as such term is so defined), corporation or other entity (other than the Company, any subsidiary of the Company, any employee benefit plan sponsored by the Company or any subsidiary of the Company or any exempt person (as defined in the 2005 Stock Plan)) shall become the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the then outstanding securities of the Company ordinarily (and apart from the rights accruing under special circumstances) having the right to vote in the election of directors (calculated as provided in Rule 13d-3(d) under the Exchange Act in the case of rights to acquire the Company’s securities), other than in a transaction (or series of related transactions) approved by the Board.

2013 Stock Plan. Under each NEO’s respective award agreement for awards made in 2013 and our standard form of award agreement, a Change of Control means an “Approved Transaction,” “Control Purchase,” or “Board Change,” each as defined in the 2013 Stock Plan, provided that the transaction actually closes and the qualifying separation from employment occurs within 12 months after the closing date.

Under the 2013 Stock Plan, “Approved Transaction” means any transaction in which the Board (or, if approval of the Board is not required as a matter of law, the stockholders of the Company) shall approve (i) any consolidation or merger of the Company, or binding share exchange, pursuant to which shares of Common Stock of the Company would be changed or converted into or exchanged for cash, securities, or other property, other than any such transaction in which the common stockholders of the Company immediately prior to such transaction have the same proportionate ownership of the Common Stock of, and voting power with respect to, the surviving corporation immediately after such transaction, (ii) any merger, consolidation or binding share exchange to which the Company is a party as a result of which the Persons who are common stockholders of the Company immediately prior thereto have less than a majority of the combined voting power of the outstanding capital stock of the Company ordinarily (and apart from the rights accruing under special circumstances) having the right to vote in the election of directors immediately following such merger, consolidation or binding share exchange, (iii) the adoption of any plan or proposal for the liquidation or dissolution of the Company, or (iv) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, provided that, with respect to clauses (i) through (iv), the Approved Transaction will not occur until the closing of the event described in such clause.

Under the 2013 Stock Plan, “Board Change” means, during any period of two consecutive years, individuals who at the beginning of such period constituted the entire Board cease for any reason to constitute a majority thereof unless the election, or the nomination for election, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

Under the 2013 Stock Plan, “Control Purchase” means any transaction (or series of related transactions) in which (i) any person (as such term is defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), corporation or other entity (other than the Company, any Subsidiary of the Company or any employee benefit plan sponsored by the Company or any Subsidiary of the Company or any Exempt Person (as defined below)) shall become the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the then outstanding securities of the Company ordinarily (and apart from the rights accruing under special circumstances) having the right to vote in the election of directors (calculated as provided in Rule 13d-3(d) under the Exchange Act in the case of rights to acquire the Company’s securities), other than in a transaction (or series of related transactions) approved by the Board. For purposes of this definition, “Exempt Person “ means each of (a) the Chairman of the Board, the President and each of the directors of Discovery Holding Company as of the Distribution Date, and

(b) the respective family members, estates and heirs of each of the persons referred to in clause (a) above and any trust or other investment vehicle for the primary benefit of any of such persons or their respective family members or heirs. As used with respect to any person, the term “family member” means the spouse, siblings and lineal descendants of such person.

Severance Plan. Under the Company’s Pioneer severance plan (which applies to employees hired on or before December 31, 1986, including Mr. Hendricks), “cause” means unsatisfactory job performance or behavior, lack of necessary job skills, acts of dishonesty or violation of Company policy, each determined in the Company’s sole determination.

Incentive Compensation Plan. Under the ICP, “cause” means any willful or intentional act of misconduct, including, but not limited to, fraud, embezzlement, theft or any other material violation of law that occurs during or in the course of an employee’s employment, intentional damage to or misuse of Company assets, unauthorized disclosure of confidential information of the Company, or violation of the Code.

Zaslav Original Employment Agreement. Under the terms of David Zaslav’s original employment agreement, “cause” means (i) willful malfeasance by Mr. Zaslav in connection with his employment, including embezzlement, misappropriation of funds, property or corporate opportunity or material breach of his employment agreement, as determined by the Board after investigation, notice to Mr. Zaslav of the charge and provision to him of an opportunity to respond; (ii) if Mr. Zaslav commits any act or becomes involved in any situation or occurrence involving moral turpitude, which is materially damaging to our business or reputation; or (iii) if Mr. Zaslav is convicted of, or pleads guilty or nolo contendere to, fails to defend against, or is indicted for a felony or a crime involving moral turpitude.

Under the terms of Mr. Zaslav’s original employment agreement, “good reason” means (1) reduction of Mr. Zaslav’s base salary; (2) material reduction in the amount of the annual bonus which he is eligible to earn; (3) relocation of his primary office at Discovery to a facility or location that is more than forty (40) miles away from his primary office location immediately prior to such relocation and is further away from his residence, provided that a relocation to midtown Manhattan, New York shall not constitute good reason; (4) material reduction of his duties; or (5) material breach of his employment agreement. The “good reason” definition includes a requirement of notice and an opportunity to cure.

Under the terms of Mr. Zaslav’s original employment agreement, “change in control” means (A) the merger, consolidation or reorganization of the Company with any other company (or our issuance by the Company of its voting securities as consideration in a merger, consolidation or reorganization of a subsidiary with any other company) other than such a merger, consolidation or reorganization which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the other entity) at least 50% of the combined voting power of the voting securities of the Company or such other entity outstanding immediately after such merger, consolidation or reorganization, provided that either (i) Advance/Newhouse Programming Partnership (individually and with its affiliates) continues to be entitled to exercise its special class voting rights described in Article IV, Section C 5(c) of the Company’s Certificate of Incorporation (as in effect on the date hereof) or the equivalent thereof (the “Preferred A Blocking Rights”), or (ii) John Malone (individually and with his respective affiliates) or his heirs shall beneficially own more than twenty percent (20%) of the voting power represented by the outstanding “Voting Securities” (as defined in the Company’s Certificate of Incorporation as in effect on the date hereof) or the equivalent thereof (the “Common B Blocking Rights”); (B) the consummation by the Company of a plan of complete liquidation or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than any such sale or disposition to an entity for which Advance/Newhouse Programming Partnership (individually and with its affiliates) continues to be entitled to exercise its Preferred A Blocking Rights or Mr. Malone (individually and with his affiliates) or his heirs continues to be entitled to exercise his Common B Blocking Rights; or (C) any sale, transfer or issuance of voting securities of the Company (including any series of related transactions) as a result of which Advance/Newhouse Programming

Partnership (individually and with its affiliates) continues to be entitled to exercise its Preferred A Blocking Rights nor Mr. Malone (individually and with his affiliates) or his heirs continues to be entitled to exercise his Common B Blocking Rights. Notwithstanding the foregoing, a Change in Control will not accelerate the payment of any “deferred compensation” (as defined under Section 409A) unless the Change in Control also qualifies as a change in control under Treasury Regulation Section 1.409A-3(i)(5).

Warren Employment Agreement. Under the terms of Mr. Warren’s employment agreement, “cause” means: (i) the conviction of, or nolo contendere or guilty plea, to a felony (whether any right to appeal has been or may be exercised); (ii) conduct constituting embezzlement, material misappropriation or fraud, whether or not related to Mr. Warren’s employment with the Company; (iii) conduct constituting a financial crime, material act of dishonesty or conduct in violation of Company’s Code of Ethics; (iv) improper conduct substantially prejudicial to the Company’s business; (v) willful unauthorized disclosure or use of Company confidential information; (vi) material improper destruction of Company property; or (vii) willful misconduct in connection with the performance of Mr. Warren’s duties.

Under the terms of Mr. Warren’s employment agreement, “good reason” means the occurrence of any of the following events without Mr. Warren’s consent: (a) a material reduction in his duties or responsibilities; or (b) a material change in his work location from the Washington, DC metropolitan area. The “good reason” definition includes a requirement of notice and an opportunity to cure.

Hollinger Employment Agreement. Under Mr. Hollinger’s employment agreement, “cause” means: (i) the conviction of, or nolo contendere or guilty plea, to a felony (whether any right to appeal has been or may be exercised); (ii) conduct constituting embezzlement, material misappropriation or fraud, whether or not related to Mr. Hollinger’s employment with the Company; (iii) conduct constituting a financial crime, material act of dishonesty or conduct in violation of Company’s Code of Ethics; (iv) willful unauthorized disclosure or use of Company confidential information; (v) material improper destruction of Company property; or (vi) willful misconduct in connection with the performance of Mr. Hollinger’s duties.

Under the terms of Mr. Hollinger’s employment agreement, “good reason” means the occurrence of any of the following events without Executive’s consent: (a) a material reduction in Mr. Hollinger’s duties or responsibilities; (b) a material change in the location in his work location from the Washington, DC metropolitan area or (c) requiring Mr. Hollinger to report to a position other than the CEO (other than a change to reporting to any or all of the CEO, the Chairman, and the Board of Directors). The “good reason” definition includes a requirement of notice and an opportunity to cure.

Campbell Employment Agreement. Mr. Campbell’s employment agreement contains the same definition of “cause” that is included in Mr. Warren’s agreement. Under the terms of Mr. Campbell’s employment agreement, “good reason” means the occurrence of any of the following events without Mr. Campbell’s consent: (a) a material reduction in Mr. Campbell’s duties or responsibilities; (b) a material change in his work location from the New York, NY metropolitan area; (c) a material breach by us of the agreement; or (d) a change of his reporting relationship to a level below the Company’s Chief Executive Officer, Chairman, or the Board. The “good reason” definition includes a requirement of notice and an opportunity to cure.

Hendricks Equity Stake Transition Agreement. Under the terms of John Hendricks’ Equity Stake Transition Agreement, “cause” means: (i) willful malfeasance in connection with his services to Discovery, including embezzlement, or misappropriation of funds, property or corporate opportunity; (ii) committing any act or becoming involved in any situation or occurrence involving moral turpitude, which is materially damaging to the business or reputation of Discovery (both (i) and (ii) require notice and an opportunity to cure); or (iii) conviction of, or plea of guilty or nolo contendere to, or failure to defend against the prosecution for, a felony or a crime involving moral turpitude.

Under the terms of Mr. Hendricks’ Equity Stake Transition Agreement, “retirement” means Mr. Hendricks’ voluntary termination of employment after attainment of age 65.

Risk Considerations in our Compensation Programs

In view of the current economic and financial environment, the Compensation Committee has reviewed the design and operation of our incentive compensation arrangements. The Compensation Committee has determined that these arrangements do not provide our Company’s employees with incentive to engage in business activities or other actions that would threaten the value of our Company or the investment of our stockholders, or that would otherwise be reasonably likely to have a material adverse effect on our Company. The outside consultant to the Compensation Committee, Croner, assisted the Compensation Committee in its risk assessment of our executive compensation programs in meetings throughout 2013 and advised the Compensation Committee in reaching this conclusion as to those plans; however, Croner did not participate in the assessment of risk with respect to non-executive compensation arrangements.

Prohibition on Derivative Trading

Our Company prohibits certain derivative transactions in our stock by officers, directors and their families. Specifically, they may not, at any time:

•	trade in any public puts, calls, covered calls or other derivative products involving Company securities; or

•	engage in short sales of Company securities.

Certain Relationships and Related Person Transactions

In the ordinary course of business, we were a party during 2013, and expect to continue to be a party during 2014, to certain business transactions with institutions affiliated with members of our Board of Directors. Management believes that the terms and conditions of the transactions were no more and no less favorable to us than the terms of similar transactions with unaffiliated institutions to which we are, or expect to be, a party. Those transactions that are required to be disclosed under rules promulgated by the SEC are described below.

Mr. Hendricks is involved in a leadership role with numerous nonprofit organizations, many of which have missions that are aligned with Discovery’s business philosophy. Mr. Hendricks and the John and Maureen Hendricks Charitable Foundation provide significant funding to these organizations and Discovery also has made charitable contributions or payments to these organizations.

In 2013, Discovery’s cash and in-kind contributions to Discovery Channel Global Education Partnership (“DCGEP”), which Mr. Hendricks is Director and Chairman, totaled $1,504,781 The DCGEP is a nonprofit organization that provides educational media and television services to schools in third-world countries with an emphasis in Africa. Discovery is a founding member and other companies and individuals also make contributions to the DCGEP.

In 2010, we entered into a co-production agreement with Hendricks Investment Holdings LLC (“HIH”), Mr. Hendricks’ investment company (through Experius, a learning program for vacationing adults) for the production of a 60-episode broadcast series titled “CURIOSITY.” In 2011, we amended the Curiosity co-production agreement to permit us to provide promotions to “Discovery Retreats” through promotional spots which are aired during telecasts of Curiosity and received in return certain research, technology and content assets from HIH related to a digital book project. In 2013, we entered into a series of agreements with HIH and Experius to terminate both the “CURIOSITY” co-production agreement and the license of the right to use the “Discovery Retreats” trademark, we provided HIH the right to screen selected Discovery content at the Gateway Canyons Resort, and we provided HIH the right to display certain interviews and clips on its website. We also received the right to use the “CURIOSITY” trademark in connection with Discovery’s “curiosity.com” website. We estimate the annual value of the content screening rights to be less than $10,000 annually.

Michael J. Donohue, the brother-in-law of John Hendricks, has been employed by Discovery since 1983, shortly after the founding of the Company by Mr. Hendricks in 1982. Mr. Donohue currently serves as Director of Credit and Collections in Discovery’s finance department. For 2013, Mr. Donohue received cash compensation of approximately $129,941 (which includes base salary and incentive compensation under the ICP). Mr. Donohue participates in Discovery’s employee benefit programs on the same basis as other employees at his level in the Company.

Policy Governing Related Person Transactions

Our current written policies and procedures for the review, approval or ratification of related person transactions and other conflict of interest matters are based on our Guidelines and our Code, which applies to all directors, officers and employees of Discovery. Among other things, the Guidelines provide that when a director has an actual or potential conflict of interest, the director should promptly inform the Chief Executive Officer, the General Counsel and the chair of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee, or another independent committee of the Board designated by the Board, will resolve any conflict of interest involving a director, the Chief Executive Officer or any other executive officer. No related person transaction may be effected by Discovery without the approval of the Nominating and Corporate Governance Committee or another independent committee designated by the Board.

In evaluating potential related person transactions, the Nominating and Corporate Governance Committee considers:

•	the nature of the related person’s interest in the transaction;

•	the approximate total dollar value of, and extent of the related person’s interest in, the transaction;

•	whether the transaction would be undertaken in our ordinary course of business;

•	whether the transaction is proposed to be entered into on terms no less favorable to us than terms that could have been reached with an unrelated third party; and

•	the purpose of, and potential benefits to the Company of, the transaction.

For purposes of the Guidelines, a “related person transaction” refers to any transaction which Discovery would be required to disclose pursuant to Item 404 of Regulation S-K.

All transactions that would have required the approval of the Nominating and Corporate Governance Committee were reviewed and approved by that committee.

PROPOSAL 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are providing our stockholders the opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our Named Executive Officers as disclosed in this proxy statement in accordance with the SEC’s rules. This proposal, which is commonly referred to as “say-on-pay,” is required by Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, which added Section 14A to the Exchange Act. As approved by our stockholders at the 2011 annual meeting, we will seek stockholder approval of our executive compensation every three years, as required by Section 14A of the Exchange Act.

As described in detail under the heading “Compensation Discussion and Analysis”, our executive officer compensation program is designed to attract, motivate, and retain high-caliber talent who are critical to our success. Under this program, our Named Executive Officers are rewarded for individual and collective contributions to Discovery’s success consistent with our “pay-for-performance” orientation. Furthermore, the executive officer compensation program is aligned with the nature and dynamics of our business, which focuses management on achieving our annual and long-term business strategies and objectives.

The Compensation Committee regularly reviews the executive officer compensation program to ensure that it achieves the desired goals of emphasizing long-term value creation and aligning the interests of management and stockholders through the use of equity-based awards. As we describe in the Compensation Discussion and Analysis, our executive compensation program embodies a pay-for-performance philosophy that supports our business strategy and aligns the interests of our executives with our stockholders. The Board believes this link between compensation and the achievement of our near- and long-term business goals has helped drive our performance over time, including our increased revenue and Adjusted OIBDA, domestic market share and increased international presence. At the same time, we believe our program does not encourage excessive risk-taking by management.

We are asking our stockholders to indicate their support for our Named Executive Officer compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our Named Executive Officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and related material disclosed in this proxy statement, is hereby APPROVED”

As an advisory vote, this proposal is not binding. The outcome of this advisory vote does not overrule any decision by the Company or the Board of Directors (or any committee thereof), create or imply any change to the fiduciary duties of the Company or the Board of Directors (or any committee thereof), or create or imply any additional fiduciary duties for the Company or the Board of Directors (or any committee thereof). However, our Compensation Committee and Board of Directors value the opinions expressed by our stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for named executive officers.

Under the rules of the New York Stock Exchange, brokers are prohibited from giving proxies to vote on executive compensation matters unless the beneficial owner of such shares has given voting instructions on the matter. This means that if your broker is the record holder of your shares, you must give voting instructions to your broker with respect to Proposal 3 if you want your broker to vote your shares on the matter.

The Board of Directors recommends a vote “FOR” the approval of the compensation of our Named Executive Officers, as described in this Proxy Statement pursuant to the compensation disclosure rules of the SEC.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth information, as of December 31, 2013, regarding our securities authorized for issuance pursuant to equity compensation plans. Pursuant to these plans, we may issue common stock or stock options, restricted stock, RSUs, SARs, or other rights to acquire shares of our common stock from time to time.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders:
Discovery Communications, Inc. 2013 Incentive Plan:
Series A common stock	71,424	(3)	$81.47	(4)	39,920,521	(5)(6)
Series B common stock	—		—		—
Series C common stock	—		—		—
Discovery Communications, Inc. 2005 Incentive Plan (As Amended and Restated Effective September 16, 2008):(1)(2)
Series A common stock	9,532,072	(3)	$36.66	(4)	14,501,579	(5)(6)
Series B common stock	—		—		—
Series C common stock	—		—		—
Discovery Communications, Inc. 2005 Non-Employee Director Incentive Plan (As Amended and Restated):(1)
Series A common stock	277,170	(7)	$35.11	(8)	4,675,650	(5)
Series B common stock	—		—		—
Series C common stock	38,722		$15.15		1,187	(5)
Discovery Holding Company Transitional Stock Adjustment Plan (As Assumed by Discovery Communications, Inc.):(1)(2)
Series A common stock	62,167	(9)	$10.74		—
Series B common stock	—		—		—
Series C common stock	62,161	(10)	$10.60		—
Discovery Employee Stock Purchase Plan
Series A common stock	—		—		4,844,945
Equity compensation plans not approved by security holders:	—		—		—
Total	10,043,716		$36.14		63,943,882

(1)	We assumed this equity compensation plan in connection with the transaction in which we became a public company, which was completed in September 2008 (the “Transaction”). Because the Transaction provided for the exchange of securities between us and DHC, which is the predecessor entity to the Company, this plan effectively has been approved by our security holders.

(2)	The Discovery Communications, Inc. 2013 Incentive Plan replaced the Discovery Communications, Inc. 2005 Incentive Plan and Discovery no longer has the ability to make further grants under this plan. Additionally, no further grants are permitted under the Discovery Holding Company Transitional Stock Adjustment Plan.

(3)	Includes RSUs and PRSUs.

(4)	The determination of the weighted average exercise price of outstanding stock options, warrants and rights excludes RSUs and PRSUs.

(5)	Each plan permits the issuance of stock options, warrants and rights in addition to other forms of equity-based awards to acquire shares of our Series A common stock, Series B common stock, or Series C common stock, subject to a single aggregate limit per plan.

(6)	Includes securities reserved for outstanding SARs that will be settled through cash payments. Pursuant to the terms of the plan, such securities are not available for future issuance until such time as the SARs are settled through a cash payment, or otherwise forfeited or cancelled.

(7)	Includes stock options, unvested RSUs and vested RSUs as to which settlement has been deferred.

(8)	The determination of the weighted average exercise price of outstanding stock options, warrants and rights excludes RSUs.

(9)	Includes shares of common stock related to SARs that will be net settled through the issuance of our Series A common stock. The number of shares of common stock issued to settle such SARs is determined at the time of exercise based on the amount by which the price of our Series A common stock at the time of exercise exceeds the grant price divided by the price of our Series A common stock at the time of exercise. The number of shares of our Series A common stock was estimated using the closing market price of our Series A common stock on December 31, 2013, which was $90.42.

(10)	Includes shares of common stock related to SARs that will be net settled through the issuance of our Series C common stock. The number of shares of common stock issued to settle such SARs is determined at the time of exercise based on the amount by which the price of our Series C common stock at the time of exercise exceeds the grant price divided by the price of our Series C common stock at the time of exercise. The number of shares of our Series C common stock was estimated using the closing market price of our Series C common stock on December 31, 2013, which was $83.86.

SECURITY OWNERSHIP INFORMATION OF CERTAIN BENEFICIAL OWNERS AND

MANAGEMENT OF DISCOVERY

Security Ownership of Certain Beneficial Owners of Discovery

The following table sets forth information, to the extent known by Discovery or ascertainable from public filings, concerning the beneficial ownership of each person or entity, other than certain of Discovery’s directors and executive officers whose ownership information follows, who owns more than five percent of the outstanding shares of its common stock and preferred stock as of March 3, 2014.

The percentage ownership is based upon 147,166,698 shares of Discovery Series A common stock, 6,544,408 shares of Discovery Series B common stock, 79,957,914 shares of Discovery Series C common stock outstanding as of March 3, 2014, 71,107,312 shares of Series A preferred stock and 44,374,821 shares of Series C preferred stock outstanding on March 3, 2014.

As the holder of Discovery Series A preferred stock, Advance/Newhouse will be entitled to vote, on an as-converted basis, with the holders of Discovery common stock on matters other than the election of common stock directors. With respect to all matters other than the election of common stock directors, the voting percentages represented by the shares included in the table (other than those beneficially owned by Advance/Newhouse) would be significantly lower because Advance/Newhouse, the holder of the Discovery preferred stock, votes with our stock on all other matters. Conversely, the holders of Discovery common stock do not vote in the election of preferred stock directors.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership		Percent of Class	Voting Power (%)
Advance/Newhouse	Series A common stock	71,107,312	(1)(2)	32.6	25.1
Programming Partnership	Series C common stock	44,374,821	(1)(2)	35.7	—
5000 Campuswood Drive	Series A preferred stock	71,107,312	(2)	100	100
E. Syracuse, NY 13057	Series C preferred stock	44,374,821	(2)	100	—

BlackRock Inc.	Series A common stock	11,007,380	(3)	7.5	5.2
40 East 52nd Street New York, NY 10022

FMR LLC.	Series A common stock	17,828,046	(4)	12.1	8.4
245 Summer Street Boston, MA 02210

Jennison Associates LLC.	Series A common stock	7,901,566	(5)	5.4	3.9
466 Lexington Avenue New York, NY 10017

Prudential Financial Inc	Series A common stock	8,189,366	(6)	5.6	3.9
751 Broad Street Newark, NJ 07102

State Street Corporation	Series A common stock	8,711,949	(7)	5.9	4.1
State Street Financial Center One Lincoln Street Boston, MA 02111

T. Rowe Price Associates, Inc.	Series C common stock	19,040,116	(8)	23.8	—
100 E. Pratt Street Baltimore, MD 21202

The Vanguard Group, Inc.	Series A common stock	11,510,103	(9)	7.8	5.4
100 Vanguard Boulevard Malvern, PA 19355

(1)	Represents shares of Series A common stock and Series C common stock that would be acquired upon conversion of the shares of Series A preferred stock and Series C preferred stock that are currently outstanding.

(2)	Includes 495,281 shares of Series A preferred stock and 521,716 shares of Series C preferred stock that have been deposited into escrow. Advance/Newhouse Programming Partnership (“ANPP”) has the right to vote the shares held in escrow. ANPP is owned 65% by Newhouse Programming Holdings Corp., which is a wholly-owned subsidiary of Newhouse Broadcasting Corporation (“NBCo”) and 35% by Advance Programming Holdings, LLC (“APH”), which is a general partner with NBCo of ANPP. Advance Publications, Inc. (“API”), through its interest in APH, holds an indirect interest in ANPP and Newhouse Family Holdings, L.P. (“NFH”) holds 100% of API’s common shares. NFH disclaims beneficial ownership of the shares of our preferred stock held by ANPP and the shares of our common stock into which the preferred stock is convertible. Advance Long-Term Trust Management Trust (“Advance Long-Term Trust”) is the sole general partner of NFH and also disclaims beneficial ownership of the shares of preferred stock and the shares of our common stock into which the preferred stock is convertible. The trustees of the Advance Long-Term Trust are S.I. Newhouse, Jr. and Donald E. Newhouse, each of whom disclaim beneficial ownership of the shares of preferred stock held by ANPP and the common stock into which the preferred stock is convertible. As trustees, S.I. Newhouse, Jr. and Donald E. Newhouse must act jointly and cannot independently control the trust.

(3)	The number of shares is based upon Amendment No. 3 to the Schedule 13G filed January 28, 2014 by BlackRock Inc., a parent holding company, on behalf of the subsidiaries listed in Exhibit A of its filing, none of which beneficially owns 5% or greater of our Series A common stock. BlackRock Inc. is deemed to be the beneficial owner of 11,007,380 shares of our Series A common stock as a result of acting as a parent holding company.

(4)	The number of shares is based upon Amendment No. 8 to the Schedule 13G filed February 14, 2014 by FMR LLC on behalf of its wholly owned subsidiary Fidelity Management & Research Company (“Fidelity”), an investment adviser, with respect to our Series A common stock. Fidelity is deemed to be the beneficial owner of 17,828,046 shares of our Series A common stock as a result of acting as investment adviser.

(5)	The number of shares is based upon the Schedule 13G filed February 7, 2014 by Jennison Associates LLC (“Jennison”), an investment adviser. Jennison is deemed to be the beneficial owner of 7,901,566 shares of Series A common stock as a result of acting as investment adviser.

(6)	The number of shares is based upon the Schedule 13G filed February 5, 2014 by Prudential Financial, Inc. (“Prudential”), a parent holding company. Prudential is deemed to be a beneficial owner of 8,189,366 shares of our Series A common stock as a result of acting as a parent holding company.

(7)	The number of shares is based upon the Schedule 13G filed February 3, 2014 by State Street Corporation (“State Street”), a parent holding company. These securities are owned by various individual and institutional investors to which certain subsidiaries of State Street serve as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Exchange Act, State Street is deemed to be a beneficial owner of 8,711,949 shares of our Series A common stock as a result of acting as investment adviser.

(8)	The number of shares is based upon Amendment No. 7 to the Schedule 13G filed February 12, 2014 by T. Rowe Price Associates, Inc. (“Price Associates”). These securities are owned by various individual and institutional investors to which Price Associates serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Exchange Act, Price Associates is deemed to be a beneficial owner of 19,040,116 shares of our Series C common stock; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(9)	The number of shares is based upon Amendment No.3 to the Schedule 13G filed February 12, 2014 by The Vanguard Group, Inc. (“Vanguard”), an investment adviser. Vanguard is deemed to be the beneficial owner of 11,510,103 shares of our Series A common stock as a result of acting as investment adviser. Vanguard Fiduciary Trust Company and Vanguard Investments Australia, Ltd., both wholly owned subsidiaries of Vanguard, share beneficial ownership of 266,952 and 84,832 of these shares, as a result of serving as investment managers of collective trust accounts and Australian investment offerings, respectively.

Security Ownership of Discovery Management

The following table sets forth information with respect to the beneficial ownership by each of our executive officers and directors and all of such persons as a group of shares of Discovery Series A common stock, Discovery Series B common stock and Discovery Series C common stock.

The percentage ownership is based upon 147,166,698 shares of Series A common stock, 6,544,408 shares of Series B common stock and 79,957,914 shares of Series C common stock outstanding as of March 3, 2014.

Shares of common stock issuable upon exercise or conversion of options, warrants and convertible securities that were exercisable or convertible on or within 60 days of March 3, 2014 are deemed to be outstanding and to be beneficially owned by the person holding the options, warrants or convertible securities for the purpose of computing the percentage ownership of the person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. For purposes of the following presentation, beneficial ownership of shares of Discovery Series B common stock, though convertible on a one-for-one basis into shares of Discovery Series A common stock, is reported as beneficial ownership of Discovery Series B common stock only, and not as beneficial ownership of Discovery Series A common stock, but the voting power of the Discovery Series A and Series B common stock have been aggregated.

The voting percentages in the table represent the power of the holders to vote on the election of directors. The holders of Discovery’s Series A preferred stock are entitled to vote, on an as-converted basis, with the holders of Discovery common stock on matters other than the election of common stock directors. With respect to matters other than the election of directors, the voting percentages represented by the shares included in the table would be significantly lower, because the holders of Discovery preferred stock do not vote in the election of common stock directors. Conversely, the holders of Discovery common stock do not vote in the election of preferred stock directors. The persons indicated below have sole voting power with respect to the shares owned by them, except as otherwise stated in the notes to the table. The address of each person listed below is One Discovery Place, Silver Spring, Maryland 20910.

Name of Beneficial Owner	Title of Class of Common Stock	Amount and Nature of Beneficial Ownership		Percent of Class (%)	Voting Power (%)
John S. Hendricks	Series A	4,736,566	(1)(2)	3.1
Executive Chairman of the Board	Series B	—		—	2.2
	Series C	—		—
David M. Zaslav	Series A	152,195		*
Chief Executive Officer,	Series B	—		—	*
President and Director	Series C	—		—
Andrew C. Warren	Series A	23,981	(2)	*
Senior Executive Vice President and	Series B	—		—	*
Chief Financial Officer	Series C	—		—
Mark G. Hollinger	Series A	137,891	(2)	*
President and Chief Executive Officer,	Series B	—		—	*
Discovery Networks International	Series C	20		*
Bruce L. Campbell	Series A	63,042	(2)	*
Senior Executive Vice President, Chief	Series B	—		—	*
Development Officer and General Counsel	Series C	—		—
John C. Malone	Series A	600,983	(2)(3)(4)	*
Director	Series B	6,093,490	(3)(5)	93.1	28.9
	Series C	3,860,450	(3)(4)	4.8
S. Decker Anstrom	Series A	4,361	(2)	*
Director	Series B	—		—	*
	Series C	—		—
Robert R. Bennett	Series A	155,318	(2)(6)	*
Director	Series B	20	(6)	*	*
	Series C	124,021	(2)(6)	*
Paul A. Gould	Series A	188,317	(2)	*
Director	Series B	87,317		*	*
	Series C	231,100	(2)	*
Robert J. Miron	Series A	22,955	(2)	*
Director	Series B	56		*	*
	Series C	203		*
M. LaVoy Robison	Series A	37,461	(2)	*
Director	Series B	—		—	*
	Series C	14,309	(2)	*
J. David Wargo	Series A	39,916	(2)	*
Director	Series B	—		—	*
	Series C	15,108	(2)	*
Robert R. Beck	Series A	44,564	(2)	*
Director	Series B	11,258		*	*
	Series C	31,949		*
Steven A. Miron	Series A	26,317	(2)	*
Director	Series B	—		—	*
	Series C	—		—
All directors and executive	Series A	6,268,177	(2)	4.1
officers as a Group	Series B	6,192,141		94.6	31.4
(16 persons)	Series C	4,277,160	(2)	5.3

*	Less than one percent

(1)	Includes 1,025,730 shares of Series A common stock which have been pledged in support of one or more lines of credit or margin accounts.

(2)	Includes beneficial ownership of shares that may be acquired upon exercise of stock options already vested or exercisable within 60 days of March 3, 2014, in the amounts below:

	Series A	Series C
John S. Hendricks	3,710,836	—
Andrew C. Warren	23,070	—
Mark G. Hollinger	96,813	—
Bruce L. Campbell	46,345	—
John C. Malone	20,808	—
S. Decker Anstrom	1,963	—
Robert R. Bennett	82,215	61,407
Paul A. Gould	34,156	13,348
Robert J. Miron	20,808	—
M. LaVoy Robison	34,826	14,009
J. David Wargo	32,834	12,026
Robert R. Beck	20,808	—
Steven A. Miron	20,808	—
All directors and executive officers as a group (16 persons)	4,171,845	100,790

(3)	Includes 268,337 shares of Series A common stock, 170,471 shares of Series B common stock and 438,808 shares of Series C common stock held by Mr. Malone’s wife, as to which shares Mr. Malone disclaims beneficial ownership.

(4)	Includes 311,838 shares of Series A common stock and 3,287,642 shares of Series C common stock which have been pledged in support of one or more lines of credit or margin accounts.

(5)	On February 13, 2014, Mr. Malone entered into an agreement with Mr. Zaslav granting Mr. Zaslav voting and purchase rights to the 5,923,019 shares of Discovery Series B common stock that Mr. Malone owns, which will be in effect for as long as Mr. Zaslav is employed as the principal executive officer of Discovery or serving on its Board of Directors. Pursuant to the agreement, Mr. Zaslav will have the right to vote the shares of Discovery Series B common stock, any time Mr. Malone is not personally voting or directing the vote of the Discovery Series B shares. Any proposals regarding the transfer of the Discovery Series B shares will require that Mr. Zaslav be first notified and that exclusive negotiation discussions be entered into to seek agreement on mutually acceptable terms for Mr. Zaslav to purchase the shares. If Mr. Zaslav or an entity he controls does not purchase the shares, Mr. Zaslav will not have any further rights under the agreement or any further rights to purchase the Discovery Series B shares.

(6)	Includes 54,913 shares of Series A common stock, 20 shares of Series B common stock and 54,933 shares of Series C common stock owned by Hilltop Investments, LLC, which is jointly owned by Mr. Bennett and his wife.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Discovery executive officers and directors and persons who own more than ten percent of a registered class of Discovery equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16 forms they file.

Based solely on a review of the copies of the Forms 3, 4 and 5 and amendments to those forms furnished to Discovery with respect to its most recent fiscal year, or written representations that no Forms 5 were required, Discovery believes that, during the year ended December 31, 2013, all Section 16(a) filing requirements applicable to Discovery officers, directors and greater than ten percent beneficial owners were complied with.

AVAILABILITY OF ANNUAL REPORT

We filed our Annual Report on Form 10-K for the year ended December 31, 2013 with the SEC on February 20, 2014. The Annual Report on Form 10-K, including all exhibits, can also be found on our website: www.discoverycommunications.com and can be downloaded free of charge. Paper copies of the Annual Report on Form 10-K may be obtained without charge, and paper copies of exhibits to the Annual Report on Form 10-K are available, but a reasonable fee per page will be charged to the requesting stockholder. Stockholders may make requests in writing to the attention of Investor Relations by mail at Discovery Communications, Inc., One Discovery Place, Silver Spring, Maryland 20910, by telephone at (240) 662-2000 or by email at investor_relations@discovery.com.

STOCKHOLDER PROPOSALS

In order to be eligible for inclusion in our proxy materials for our 2015 annual meeting, any stockholder proposal must be submitted in writing to the attention of the Corporate Secretary at Discovery Communications, Inc., One Discovery Place, Silver Spring, Maryland 20910, by the close of business on December 3, 2014. Our bylaws require that Discovery be given advance written notice of stockholder nominations for election to our Board of Directors and of other matters which stockholders wish to present for action at an annual meeting of stockholders (other than matters included in Discovery’s proxy materials in accordance with Rule 14a-8 under the Exchange Act). The Corporate Secretary must receive such notice at the address noted above not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting, provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 60 days, from such anniversary date, the Corporate Secretary must receive such notice not earlier than the 100th day prior to such annual meeting and not later than the close of business on the later of the 70th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such annual meeting is first made. Assuming that the 2015 Annual Meeting of Stockholders is held between April 16, 2015 and July 15, 2015 (as it is expected to be), in order to comply with the time periods set forth in Discovery’s bylaws, appropriate notice would need to be provided to the Corporate Secretary at the address noted above no earlier than February 15, 2015 and no later than March 17, 2015. If a stockholder fails to provide timely notice of a proposal to be presented at the 2014 Annual Meeting of Stockholders, the proxies designated by the Board of Directors of Discovery will have discretionary authority to vote on any such proposal which may come before the meeting.

Discovery’s bylaws also specify requirements relating to the content of the notice which stockholders must provide to the Corporate Secretary for any matter, including a stockholder nomination for director, to be properly presented at a stockholder meeting.

All stockholder proposals for inclusion in our proxy materials will be subject to the requirements of the proxy rules adopted under the Exchange Act and, as with any stockholder proposal (regardless of whether it is included in our proxy materials), our restated charter, our bylaws and Delaware law.

HOUSEHOLDING

To reduce the expense of delivering duplicate proxy materials to stockholders who may have more than one account holding Discovery stock but sharing the same address, we have adopted a procedure approved by the SEC called “householding.” Under this procedure, certain stockholders of record who have the same address and last name, and who do not participate in electronic delivery of proxy materials, will receive only one copy of our Notice and, as applicable, any additional proxy materials that are delivered until such time as one or more of these stockholders notifies us that they want to receive separate copies. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

If you receive a single set of proxy materials as a result of householding, and you would like to have separate copies of our Notice, annual report or proxy statement mailed to you, please submit a request to our Corporate Secretary at the address noted above or call our Investor Relations department at (240) 662-2000, and we will promptly send you what you have requested. However, please note that if you want to receive a paper proxy or voting instruction form or other proxy materials for purposes of this year’s annual meeting, follow the instructions included in the Notice that was sent to you. You can also contact our Investor Relations department at the telephone number above if you received multiple copies of the annual meeting materials and would prefer to receive a single copy in the future, or if you would like to opt out of householding for future mailings.

SOLICITATION BY THE BOARD; EXPENSES OF SOLICITATION

Our Board has sent you this proxy statement. We will pay all expenses in connection with the solicitation of the enclosed proxy. In addition to solicitation by mail, our officers and employees, who will receive no extra compensation for their services, may solicit proxies by telephone, in writing or in person. We will reimburse brokers and nominees who hold shares in their names for their reasonable out-of-pocket expenses to furnish proxy materials to the beneficial owners of such shares.

By Order of the Board of Directors,

Stephanie D. Marks

Corporate Secretary

April 2, 2014

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge,

51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M70189-P47103	KEEP THIS PORTION FOR YOUR RECORDS
— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DISCOVERY COMMUNICATIONS, INC.	For	Withhold	For All	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE	All	All	Except
“FOR” ITEMS 1, 2 AND 3.
Vote On Directors	☐	☐	☐
1. ELECTION OF DIRECTORS
Nominees:
01) Robert R. Bennett
02) John C. Malone
03) David M. Zaslav

Vote On Proposals		For	Against	Abstain

2.	Ratification of the appointment of PricewaterhouseCoopers LLP as Discovery Communications, Inc.’s independent registered public accounting firm for the fiscal year ending December 31, 2014.	☐	☐	☐

3.	Advisory vote on our executive compensation described in these proxy materials.	☐	☐	☐

4.	By the proxy holders, in their discretion, upon such other matters that may properly come before the meeting or any adjournment or adjournments thereof.

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted FOR items 1, 2 AND 3. If any other matters properly come before the meeting, the persons named in this proxy will vote in their discretion.

Please sign your name exactly as it appears hereon. When signing as attorney, executor,

administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M70190-P47103

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DISCOVERY COMMUNICATIONS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF

DIRECTORS ANNUAL MEETING OF STOCKHOLDERS

MAY 16, 2014

The stockholder(s) hereby appoint(s) Bruce L. Campbell and Eugenia Collis, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) each of them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Series A Common Stock or Series B Common Stock of Discovery Communications, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m., Eastern Time, on May 16, 2014, at Discovery’s offices located at One Discovery Place, Silver Spring, Maryland 20910, and any adjournment or postponement thereof. Directions to the Annual Meeting are available by contacting us at investor_relations@discovery.com or at 240-662-2000.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR THE BOARD OF DIRECTORS LISTED ON THE REVERSE SIDE AND FOR ITEMS 2 AND 3.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY

ENVELOPE CONTINUED AND TO BE SIGNED ON REVERSE SIDE

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge,

51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M70191-P47103	KEEP THIS PORTION FOR YOUR RECORDS
— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DISCOVERY COMMUNICATIONS, INC.	For	Withhold	For All	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE	All	All	Except
“FOR” ITEMS 1, 2 AND 3.
Vote On Directors	☐	☐	☐
1. ELECTION OF DIRECTORS
Nominees:
01) S. Decker Anstrom
02) Robert J. Miron
03) Steven A. Miron

Vote On Proposals		For	Against	Abstain

2.	Ratification of the appointment of PricewaterhouseCoopers LLP as Discovery Communications, Inc.’s independent registered public accounting firm for the fiscal year ending December 31, 2014.	☐	☐	☐

3.	Advisory vote on our executive compensation described in these proxy materials.	☐	☐	☐

4.	By the proxy holders, in their discretion, upon such other matters that may properly come before the meeting or any adjournment or adjournments thereof.

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted FOR items 1, 2 AND 3. If any other matters properly come before the meeting, the persons named in this proxy will vote in their discretion.

Please sign your name exactly as it appears hereon. When signing as attorney, executor,

administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M70192-P47103

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DISCOVERY COMMUNICATIONS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF

DIRECTORS ANNUAL MEETING OF STOCKHOLDERS

MAY 16, 2014

The stockholder(s) hereby appoint(s) Bruce L. Campbell and Eugenia Collis, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) each of them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Series A Preferred Stock of Discovery Communications, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m., Eastern Time, on May 16, 2014, at Discovery’s offices located at One Discovery Place, Silver Spring, Maryland 20910, and any adjournment or postponement thereof. Directions to the Annual Meeting are available by contacting us at investor_relations@discovery.com or at 240-662-2000.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR THE BOARD OF DIRECTORS LISTED ON THE REVERSE SIDE AND FOR ITEMS 2 AND 3.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE CONTINUED AND TO BE SIGNED ON REVERSE SIDE